As filed with the Securities and Exchange Commission on August 14, 2020

Registration No. 333-[             ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

mPHASE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	7385	22-2287503
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code	Identification Number)

9841 Washingtonian Blvd., Suite 390

Gaithersburg, MD 20878

(301) 329-2700

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Anshu Bhatnagar

Chief Executive Officer

mPhase Technologies, Inc.

9841 Washingtonian Blvd., Suite 390

Gaithersburg, MD 20878

(301) 329-2700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Tad Mailander, Esq.

Mailander Law Office, Inc.

4811 49th Street

San Diego, CA 92115

Phone: (619) 239-9034

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
	Amount	Offering	Aggregate	Amount of
Title of Each Class of Securities to be Registered (1)	to be Registered	Price Per Share (2)	Offering Price (2)	Registration Fee
Common Stock, par value $0.01 per share	10,406,591	$0.0340	$353,824	$46.00

(1)	The shares of our common stock being registered hereunder are being registered for sale by the selling security holders named in the prospectus. Under Rule 416 of the Securities Act of 1933, as amended, the shares being registered include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered in this registration statement as a result of any stock splits, stock dividends or other similar event. The 10,406,591 shares being registered represent approximately 33% of the shares in the public float as of August 13, 2020. Assuming all of these shares are sold, the registrant’s total number of issued and outstanding shares of common stock will be 83,647,488, calculated on the total number of shares issued and outstanding at August 13, 2020, of 73,240,897. The total number of registered shares represents 14.21% of the issued and outstanding shares.

(2)	The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended using the average of the high and low prices as reported on The OTCQB tier of the OTC Markets on August 13, 2020.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS - SUBJECT TO COMPLETION

Dated August 14, 2020

10,406,591 Shares of Common Stock

This prospectus relates to the resale of up to 10,406,591 shares of our common stock, par value $0.01 per share (“Common Stock”), issuable to White Lion Capital, LLC (“White Lion”), a selling stockholder pursuant to a common stock purchase agreement (“Purchase Agreement”), dated July 13, 2020. The Purchase Agreement permits us to issue purchase notices to White Lion for up to three million dollars ($3,000,000) in shares of our Common Stock over a period of up to thirty (30) months or until $3,000,000 of such shares have been subject of a purchase notice.

The selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. For additional information regarding the methods of sale you should refer to the section entitled “Plan of Distribution” in this Prospectus.

White Lion is an underwriter within the meaning of the Securities Act of 1933, and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents, and any profit on the resale of the shares purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

Our Common Stock is presently quoted on the OTCQB under the symbol “XDSL.” The closing price of our Common Stock on August 13, 2020, as reported by the OTCQB, was $0.0321 per share.

We will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholder. However, we will receive proceeds from the sale of shares of our Common Stock pursuant to our exercise of the purchase notice offered by White Lion. We will bear all costs relating to this offering, except that the selling stockholder will bear all broker discounts or commissions or equivalent expenses of its legal counsel applicable to the sale of its shares.

Investing in our Common Stock involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 6 of this prospectus and elsewhere in this prospectus for a discussion of information that should be considered in connection with an investment in our Common Stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 14, 2020.

You should rely only on the information contained in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to you. We have not authorized anyone to provide you with information that is different from that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell our securities. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere in this prospectus. Before you decide to invest in our securities, you should read the entire prospectus carefully, including the Risk Factors and the financial statements and related notes included in this prospectus.

Unless the context indicates or otherwise requires, the “Company,” “we,” “us,”, “our” “mPhase” or the “Registrant” refer to mPhase Technologies, Inc., a New Jersey corporation, and its subsidiaries.

Overview

The Company was incorporated in the state of New Jersey in 1979 under the name Tecma Laboratory, Inc. and has subsequently operated under Tecma Laboratories, Inc., and Lightpaths TP Technologies, Inc., until June 2, 1997 when the Company changed its name to mPhase Technologies, Inc.

Through fiscal year ended June 30, 2018, the Company solely focused on the management of intellectual property associated with the development of innovative power cells and related products through the science of microfluidics, microelectromechanical systems (MEMS) and nano-technology.

On January 11, 2019, the Company underwent a major change in management and control. The new management of the Company is positioning the Company to be a technology leader in artificial intelligence and machine learning while enabling a more rapid commercial development of its patent portfolio and other intellectual property. The Company’s goal is to generate significant revenue from its artificial intelligence and machine learning technologies.

On February 15, 2019, the Company acquired Travel Buddhi, a software platform to enhance travel via ultra-customization tools that tailor a planned trip experience in ways not previously available.

On June 30, 2019, the Company acquired 99% of the outstanding common shares of Alpha Predictions LLP (“Alpha Predictions”). Alpha Predictions is an India-based technology company that has developed a suite of commercial data analysis products for use across multiple industries. The current product offering includes software covering eight categories: inventory, stock management, marketing optimization, sentiment analysis, customer segmentation and behavior, agro-tech image detection, electrocardiogram automation, and a recommendation engine with multiple uses.

On May 11, 2020, the Company acquired all of the assets owned, used, or held by CloseComms Limited (“CloseComms”), a United Kingdom based company with offices in Wales (U.K.) and California (U.S.). One of the CloseComms acquired assets is a patented software application platform that can be integrated into a retail customer’s existing Wi-Fi infrastructure, giving the retailer important customer data and enabling AI-enhanced, targeted promotions to drive store traffic and sales.

Competition

The industry of artificial intelligence and machine learning software is highly competitive. Well capitalized companies such as Amazon, Google, IBM and Microsoft are devoting significant resources and capital in developing customer products and solutions using this type of technology. Such companies have far greater resources than the Company. The Company believes, however, that it has assembled a team of highly qualified software and technology experts on a very cost-effective basis. The Company is also acquiring entities that have already established customer relationships, revenues and market niches that will enable the Company to leverage off such capabilities, and where appropriate, enhance its existing technologies.

Recent Developments

Financings

On July 31, 2020, we issued a convertible note in the principal amount of $68,000, which note accrues interest at a rate of 8% per annum, matures on July 31, 2021 and is convertible into shares of our common stock at a conversion price as defined in the convertible note, subject to adjustment.

On July 24, 2020, we issued a convertible note in the principal amount of $105,000, which note accrues interest at a rate of 8% per annum, matures on July 24, 2021 and is convertible into shares of our common stock at a conversion price as defined in the convertible note, subject to adjustment.

On June 12, 2020, we issued a convertible note in the principal amount of $103,000, which note accrues interest at a rate of 8% per annum, matures on June 12, 2021 and is convertible into shares of our common stock at a conversion price as defined in the convertible note, subject to adjustment.

On June 2, 2020, we issued a convertible note in the principal amount of $78,000, which note accrues interest at a rate of 8% per annum, matures on June 2, 2021 and is convertible into shares of our common stock at a conversion price as defined in the convertible note, subject to adjustment.

THE OFFERING

On July 13, 2020, we entered into a Purchase Agreement with White Lion Capital, LLC, a Nevada limited liability company. Pursuant to the Purchase Agreement, White Lion is committed to purchase up to $3,000,000 of our Common Stock over a period of up to 30 months. From time to time during the 30 month period commencing from the effectiveness of the registration statement, we may deliver a purchase notice to White Lion which states the dollar amount of our Common Stock that we intend to sell to White Lion on a date specified in the purchase notice. The maximum investment amount per notice must be no more than 250% of the average daily trading dollar volume of our Common Stock for the five (5) consecutive trading days immediately prior to date of the applicable purchase notice. The purchase price per share to be paid by White Lion will be 95% of the lowest traded price of the Common Stock the five business days prior to the closing date.

In connection with the Purchase Agreement with White Lion, we also entered into a registration rights agreement (“Registration Agreement”) with White Lion, pursuant to which we agreed to use our best efforts to, within 45 business days of July 13, 2020, file with the Securities and Exchange Commission a registration statement, covering the resale of an aggregate 93,457,944 shares of our Common Stock underlying the Purchase Agreement with White Lion. Of the total number of shares underlying the Purchase Agreement, we are registering 10,406,591 shares of Common Stock, representing 33% of the shares in the public float as of August 13, 2020.

At an assumed purchase price under the Purchase Agreement of $0.03050 (equal to 95% of the closing price of our Common Stock of $0.03210 on August 13, 2020, we will be able to receive up to $317,349 in gross proceeds, assuming the sale of the entire 10,406,591 purchase notice shares being registered hereunder pursuant to the Purchase Agreement. At an assumed purchase price of $0.03050 under the Purchase Agreement, we would be required to register 87,970,192 additional shares of our Common Stock to obtain the balance of $2,682,651 under the Purchase Agreement. Due to the floating offering price, we are not able to determine the exact number of shares that we will issue under the Purchase Agreement.

There are substantial risks to investors as a result of the issuance of shares of our Common Stock under the Purchase Agreement with White Lion. These risks include dilution of stockholders’ percentage ownership, significant decline in our stock price and our inability to draw sufficient funds when needed.

We intend to sell White Lion periodically our Common Stock under the Purchase Agreement and White Lion will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to White Lion to raise the same amount of funds, as our stock price declines.

The aggregate investment amount of $3,000,000 was determined based on numerous factors, including the following: the proceeds received from any purchase notices tendered to White Lion under the Purchase Agreement will be used for general corporate and working capital purposes and acquisitions of assets, businesses or operations or for other purposes that our board of directors, in its good faith deem to be in the best interest of the Company.

This prospectus relates to the resale from time to time by the selling stockholder identified herein of 10,406,591 shares of our Common Stock.

Common stock offered by selling stockholder:	10,406,591 shares.

Offering price:	Market price or privately negotiated prices.

Common stock outstanding after the offering:	83,647,488 shares.

Use of proceeds:	We will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholder; however, we will receive the proceeds from the sale of shares of our Common Stock pursuant to our exercise of the purchase notice offered by White Lion.

Risk factors:	An investment in our securities involves a high degree of risk and could result in a loss of your entire investment. Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 6.

Symbol on OTCQB:	XDSL

The number of shares of Common Stock to be outstanding immediately after this offering is based on 73,240,897 shares of Common Stock outstanding as of August 13, 2020 and excludes 1,000 shares of Common Stock issuable upon conversion of 1,000 shares of Series A Convertible Preferred Stock.

RISK FACTORS

An investment in our securities involves a high degree of risk. This prospectus contains the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to Our Business

Revenue Concentration

Through March 31, 2020, the Company was party to agreements which potentially subject it to concentrations of revenue risk through one customer agreement for its artificial intelligence product platform. For the nine months ended March 31, 2020, this one customer accounted for 100% of our total revenue. At March 31, 2020, this one customer accounted for 100% of our total accounts receivable. Should this customer discontinue its use of the mPhase product platform, the Company could lose its only source of revenue.

International Operational Risk

The Company relies on a cost-competitive advantage for its artificial intelligence software through the exclusive use of software engineers in the countries of India and the United Kingdom. Any political, economic, or other disruptions in the use of key personnel located in these countries would have a significant impact on the Company’s ability to grow revenue.

Funding of Operations

The Company expects to need to raise up to $10 million  in the capital markets to continue to fund the Company’s primary operations over the next 12 months. The Company has relied almost exclusively on the variable rate convertible debenture market to raise funds which entails a very high cost of capital. No assurances can be given that the Company will continue to have access to this market which depends upon the price and volatility of the Company’s common stock. Such financing is highly dilutive to other shareholders of the Company since holders of the convertible debentures require substantial discounts for conversions into common stock of the Company or prepayment premiums in cash.

Our current “smart surface technology” is at an early stage of development and we may not develop products that can be commercialized.

We have derived very limited revenues from a Phase I Army Grant of approximately $100,000 and a Phase II Army Grant of approximately $750,000 with respect to our Smart NanoBattery product from inception of development in February 2004 through the date hereof.

We have a history of operating losses and we have only one quarter of generating an operating profit in our history.

If we are unable to continue generating operating profits and resume suffering losses as we have in the past, investors may not receive any return on their investment and may lose their entire investment. Our prospects must be considered speculative in light of the risks, expenses and difficulties frequently encountered by companies with new products in their early stages of development, particularly in light of the uncertainties relating to the new, competitive and rapidly evolving markets in which we currently and expect to operate. To attempt to address these risks, we must, among other things, further develop our technologies, products and services, successfully implement our research, development, marketing and commercialization strategies, respond to competitive developments and attract, retain and motivate qualified personnel.

We have limited resources to manage development activities.

Our limited resources in conducting and managing development activities might prevent us from successfully designing or implementing new products. If we do not succeed in conducting and managing our development activities, we might not be able to commercialize our product candidates, or might be significantly delayed in doing so, which will materially harm our business.

Our ability to generate continued revenues from our entry into the fields of artificial intelligence and machine learning as well as from our Smart Nano Battery will depend on a number of factors, including our ability to successfully complete and implement our commercialization strategy. In addition, even if we are successful in bringing our Smart Nano Battery to market, we will be subject to the risk that the marketplace will not accept such product. We are currently transitioning from a company with a research and development focus to a company capable of supporting commercial activities.

Because of the numerous risks and uncertainties associated with our product development and commercialization efforts, we are unable to predict the extent of our future losses or when or if we will become profitable.

Our failure to continue commercializing our new products in the fields of machine learning and artificial intelligence as well as successfully commercializing our Smart Nano Battery or to become and remain profitable could depress the market price of our Common Stock and impair our ability to raise capital, expand our business, diversify our product offerings and continue our operations.

Risks Relating to Technology

We are dependent on new and unproven technologies.

Our risks as an early stage company are compounded by our heavy dependence on emerging and sometimes unproven technologies such as artificial intelligence and machine learning as well as our Smart Nanobattery. If these technologies do not produce satisfactory results, our business may be harmed.

We may not be able to successfully expand commercial development of our technologies and proposed product lines, which, in turn, would significantly harm our ability to expand revenues and result in an appreciation of an investment in our common stock.

Our ability to commercially develop our technologies will be dictated in, large part, by forces outside our control which cannot be predicted, including, but not limited to, general economic conditions. Other such forces include the success of our research and field testing, the availability of collaborative partners to finance our work in pursuing applications of artificial intelligence, machine learning and “smart surfaces” or other developments in the field which, due to efficiencies or technological breakthroughs may render one or more areas of commercialization more attractive, obsolete or competitively unattractive. It is possible that one or more areas of commercialization will not be pursued at all if a collaborative partner or entity willing to fund research and development cannot be located. Our decisions regarding the ultimate products and/or services we pursue could have a significant adverse effect on our ability to earn revenue if we misinterpret trends, underestimate development costs and/or pursue wrong products or services. Any of these factors either alone or in concert could materially harm our ability to earn revenues or could result in a loss of any investment in us.

If we are unable to keep up with rapid technological changes in our field or compete effectively, we will be unable to operate profitably in the future.

We are engaged in activities in the artificial intelligence, machine learning, nanotechnology and microfluidics field, which is characterized by extensive research efforts and rapid technological progress. If we fail to anticipate or respond adequately to technological developments, our ability to operate profitably could suffer. We cannot assure you that research and discoveries by other companies will not render our technologies or potential products or services uneconomical or result in products superior to those we develop or that any technologies, products or services we develop will be preferred to any existing or newly-developed technologies, products or services.

Risks Related to Intellectual Property

Certain aspects of our technology are not protectable by patent or copyright.

Certain parts of our know-how and technology are not patentable. To protect our proprietary position in such know-how and technology, we require all employees, consultants, advisors and collaborators with access to our technology to enter into confidentiality and invention ownership agreements with us. We cannot assure you; however, that these agreements will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure. Further, in the absence of patent protection, competitors who independently develop substantially equivalent technology may harm our business.

Patent litigation presents an ongoing threat to our business with respect to both outcomes and costs.

It is possible that litigation over patent matters with one or more competitors could arise. We could incur substantial litigation or interference costs in defending ourselves against suits brought against us or in suits in which we may assert our patents against others. If the outcome of any such litigation is unfavorable, our business could be materially adversely affected. To determine the priority of inventions, we may also have to participate in interference proceedings declared by the United States Patent and Trademark Office, which could result in substantial cost to us. Without additional capital, we may not have the resources to adequately defend or pursue this litigation.

We may not be able to protect our proprietary technology, which could harm our ability to operate profitably.

Patent and trade secret protection is critical for the new technologies we utilize, artificial intelligence, machine learning and nanotechnology and microfluidics, as well as the products and processes derived through them. Our success will depend, to a substantial degree, on our ability to obtain and enforce patent protection for our products, preserve any trade secrets and operate without infringing the proprietary rights of others. We cannot assure you that:

●	we will succeed in obtaining any patents in a timely manner or at all, or that the breadth or degree of protection of any such patents will protect our interests,

●	the use of our technology will not infringe on the proprietary rights of others,

●	patent applications relating to our potential products or technologies will result in the issuance of any patents or that, if issued, such patents will afford adequate protection to us or not be challenged, invalidated or infringed,

●	patents will not issue to other parties, which may be infringed by our potential products or technologies, and

●	we will continue to have the financial resources necessary to prosecute our existing patent applications, pay maintenance fees on patents and patent applications, or file patent applications on new inventions.

The fields in which we operate have been characterized by significant efforts by competitors to establish dominant or blocking patent rights to gain a competitive advantage, and by considerable differences of opinion as to the value and legal legitimacy of competitors’ purported patent rights and the technologies they actually utilize in their businesses.

Patents obtained by other persons may result in infringement claims against us that are costly to defend and which may limit our ability to use the disputed technologies and prevent us from pursuing research and development or commercialization of potential products.

If third party patents or patent applications contain claims infringed by either our technology or other technology required to make and use our potential products and such claims are ultimately determined to be valid, there can be no assurance that we would be able to obtain licenses to these patents at a reasonable cost, if at all, or be able to develop or obtain alternative technology. If we are unable to obtain such licenses at a reasonable cost, we may not be able to develop some products commercially. We may be required to defend ourselves in court against allegations of infringement of third-party patents. Patent litigation is very expensive and could consume substantial resources and create significant uncertainties. Any adverse outcome in such a suit could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties, or require us to cease using such technology.

We may not be able to adequately defend against piracy of intellectual property in foreign jurisdictions.

Considerable products research and development of software is being performed in countries outside of the United States, and a number of potential competitors are located in these countries. The laws protecting intellectual property in some of those countries may not provide adequate protection to prevent our competitors from misappropriating our intellectual property. Several of these potential competitors may be further along in the process of product development and also operate large, company-funded research and development programs. As a result, our competitors may develop more competitive or affordable products, or achieve earlier patent protection or product commercialization than we are able to achieve. Competitive products may render any products or product candidates that we develop obsolete.

We may incur substantial expenditures in the future in order to protect our intellectual property.

We believe that our intellectual property with respect to (i) our artificial intelligence software platforms and (ii) our Smart NanoBattery and our proprietary rights with respect to the Company’s permeable membrane design consisting of both micro and nano scale silicon features that are coated with a monolayer chemistry used to repel liquids are critical to our future success. The Company’s current battery related patent portfolio consists of seven issued patents, of which one is jointly owned with Rutgers University, two are jointly owned with Nokia (formerly Lucent Technologies) and four are licensed from Nokia. We also have four patent applications related to the Smart Surfaces technology that have been filed with the United States Patent Office and other foreign patent offices that are in various stages of examiner review, as well as four additional patent applications related to other Smart Surfaces technologies under review. Our pending patent applications may never be granted for various reasons, including the existence of conflicting patents or defects in our applications. Even if additional U.S. patents are ultimately granted, there are significant risks regarding enforcement of patents in international markets. There are many patents being filed as the science of nanotechnology develops and the Company has limited financial resources compared to large, well established companies to bring patent litigation based upon claims of patent infringement.

Our products may not be accepted on a significant scale in the marketplace.

The degree of market acceptance of those products will depend on many factors, including:

●	Our ability to manufacture or obtain from third party manufacturers sufficient quantities of our product candidates with acceptable quality and at an acceptable cost to meet demand, and

●	Marketing and distribution support for our products.

We cannot predict or guarantee that either military or commercial entities, in general, will accept or utilize any of our nanotechnology products. Failure to achieve market acceptance would limit our ability to generate revenue and would have a material adverse effect on our business. In addition, if any of our product candidates achieve market acceptance, we may not be able to maintain that market acceptance over time if competing products or technologies are introduced that are received more favorably or are more cost-effective.

Risks Related to Third Party Reliance

We depend on third parties to assist us in the development of new products extensively, and any failure of those parties to fulfill their obligations could result in costs and delays and prevent us from successfully commercializing our product candidates on a timely basis, if at all.

We engage consultants and contract research organizations in India to help design, develop and manufacture our products. The consultants and contract research organizations we engage provide us critical skills, resources and finished products for sale that we do not have within our own company. As a result, we depend on these consultants and contract research and product supply organizations to deliver our existing automotive products and to perform the necessary research and development to create new products. We may face delays in developing and bringing new products to market if these parties do not perform their obligations in a timely or competent fashion or if we are forced to change service providers.

We depend on our collaborators to help us develop and test our proposed products, and our ability to develop and commercialize products may be impaired or delayed if collaborations are unsuccessful.

Our strategy for the development, testing and commercialization of our proposed products requires that we enter into collaborations with corporate partners, licensors, licensees and others. Some of these collaborators will be located in India and other countries outside of the United States which pose additional legal and economic risks. We are dependent upon the subsequent success of these other parties in performing their respective responsibilities and the continued cooperation of our partners. Under agreements with collaborators, we may rely significantly on such collaborators to, among other things:

●	Fund research and development activities with us;

●	Pay us fees upon the achievement of milestones under STIR and SBIR programs; and

●	Market with us any commercial products that result from our collaborations.

Our collaborators may not cooperate with us or perform their obligations under our agreements with them. We cannot control the amount and timing of our collaborators’ resources that will be devoted to our research and development activities related to our collaborative agreements with them. Our collaborators may choose to pursue existing or alternative technologies in preference to those being developed in collaboration with us.

The development and commercialization of potential products will be delayed if collaborators fail to conduct these activities in a timely manner, or at all.

If various outside vendors and collaborators do not achieve milestones set forth in our agreements, or if our collaborators breach or terminate their collaborative agreements with us, our business may be materially harmed.

Our reliance on the activities of our non-employee consultants, research institutions, and scientific contractors, whose activities are not wholly within our control, may lead to delays in development of our proposed products.

We rely extensively upon and have relationships with outside consultants and companies having specialized skills to conduct research. These consultants are not our employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. We have limited control over the activities of these consultants and, except as otherwise required by our collaboration and consulting agreements to the extent they exist, can expect only limited amounts of their time to be dedicated to our activities. These research facilities may have commitments to other commercial and non-commercial entities. We have limited control over the operations of these collaborators and can expect only limited amounts of time to be dedicated to our research and product development goals.

Risks Related to Competition

The market for energy storage products, artificial intelligence and machine learning is highly competitive.

We expect that our most significant competitors will be large more established companies. These companies are developing products that compete with ours and they have significantly greater capital resources in research and development, manufacturing, testing, obtaining regulatory approvals, and marketing capabilities. Many of these potential competitors are further along in the process of product development and also operate large, company-funded research and development programs. As a result, our competitors may develop more competitive or affordable products, or achieve earlier patent recognition and filings.

Our industry is characterized by rapidly evolving technology and intense competition. Our competitors include major multinational energy-storage device and battery companies as well as nanotechnology companies that specialize in micro fluid dynamics and smart surfaces.

Many of these companies are well-established and possess technical, research and development, financial and sales and marketing resources significantly greater than ours. In addition, certain smaller nanotechnology companies have formed strategic collaborations, partnerships and other types of joint ventures with larger, well established industry competitors that afford these companies’ potential research and development and commercialization advantages. Academic institutions, governmental agencies and other public and private research organizations are also conducting and financing research activities which may produce products directly competitive to those we are developing. Moreover, many of these competitors may be able to obtain patent protection, obtain regulatory approvals and begin commercial sales of their products before we do.

Our competition includes both public and private organizations and collaborations among academic institutions and large companies, most of which have significantly greater experience and financial resources than we do.

Private and public academic and research institutions also compete with us in the research and development of nanotechnology products based on micro-fluid dynamics. In the past several years, the nanotechnology industry has selectively entered into collaborations with both public and private organizations to explore the development of new products evolving out of research in micro-fluid dynamics.

Risks Related to Financial Aspects of Our Business

We may not be able to raise the required capital to conduct our operations and develop and commercialize our products.

We require substantial additional capital resources in order to conduct our operations and develop and commercialize our products and run our facilities. We will need significant additional funds or collaborative partners, or both, to finance the research and development activities of our potential products. Accordingly, we are continuing to pursue additional sources of financing. Our future capital requirements will depend upon many factors, including:

●	The continued progress and cost of our research and development programs,

●	The costs in preparing, filing, prosecuting, maintaining and enforcing patent claims,

●	The costs of developing sales, marketing and distribution channels and our ability to sell the products if developed,

●	The costs involved in establishing manufacturing capabilities for commercial quantities of our proposed products,

●	Competing technological and market developments,

●	Market acceptance of our proposed products, and

●	The costs for recruiting and retaining employees and consultants.

Additional financing through strategic collaborations, public or private equity financings or other financing sources may not be available on acceptable terms, or at all. Additional equity financing could result in significant dilution to our shareholders. Further, if additional funds are obtained through arrangements with collaborative partners, these arrangements may require us to relinquish rights to some of our technologies, product candidates or products that we would otherwise seek to develop and commercialize on our own. If sufficient capital is not available, we may be required to delay, reduce the scope of or eliminate one or more of our programs or potential products, any of which could have a material adverse effect on our financial condition or business prospects.

Risks Relating to Our Debt Financings

If we are required for any reason to repay our outstanding debt, we would be required to deplete our working capital, if available, or raise additional funds. Our failure to repay the debt, if required, could result in future legal action against us, which could require depletion of our working capital.

At June 1, 2020, an aggregate principal amount of $902,000, plus accrued interest of $126,695, related to our convertible promissory notes was outstanding. Such outstanding principal and accrued interest, if not paid with cash, could be converted into 4,321,587 shares of the Company’s common stock. Sales of a substantial number of our shares of common stock in the public market could adversely affect the market price of our common stock and make it significantly more difficult for a purchaser of our common stock to sell shares of our common stock at times and at prices that a potential shareholder deems appropriate.

As of December 15, 2014, a Convertible Debenture Holder has a Judgment in the amount of approximately $1.6 million entered into by the United States District Court of the Northern District of Illinois.

The Company has entered into a Forbearance Agreement, as amended, with John Fife currently its largest debt holder arising out of a lawsuit and judgment in connection with the default on a Convertible Note in the original principal amount of $550,000 issued on September 13, 2011. The Company did not make the final payment of $195,000, which was due and payable in March of 2020, placing the Company in default of the Forbearance Agreement. The Company and Fife are negotiating a structure whereby the Company will be able to make the final payment of $195,000, which may include additional consideration depending on the timing of when the final payment is made. The Company expects to repay Fife the agreed upon balance due as quickly as possible based upon its available capital. The ultimate final payment amount is expected to be less than the liability balance of $762,921 at March 31, 2020, presented as liabilities in arrears – judgement settlement agreement on the consolidated balance sheets.

The issuance of shares of our common stock upon conversion of convertible promissory notes will cause immediate and substantial dilution to our existing shareholders.

The issuance of shares of our common stock upon conversion of convertible promissory notes will result in substantial dilution to the interests of other stockholders since the selling security holders may ultimately convert and sell the full amount issuable on conversion at significant discounts ranging up to 40% from the then current market price of our stock. Although no single selling security holder may convert its convertible debentures and/or exercise its warrants if such conversion or exercise would cause it to own more than 4.99% of our outstanding common stock, this restriction does not prevent each selling security holder from converting some of its holdings and then converting the rest of its holdings. In this way, each selling security holder could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued, which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

mPhase’s stock price has suffered significant declines during the past year following our reverse stock split effective May 22, 2019, and remains volatile.

The market price of our common stock closed at $1.44 per share on May 22, 2019 and at $0.18 per share on June 8, 2020. During such period, the number of common shares outstanding increased by approximately 2.5 million shares due to periodic private placements and other financing arrangements involving convertible promissory notes issued by the Company in order to finance company operations. Stocks in microcap companies having stock values below $1.00 per share have been very volatile during such period. Our common stock is a highly speculative investment and is suitable only for such investors with financial resources that enable them to sustain the loss of their entire investment in such stock. Because the price of our common stock is less than $5.00 per share and is not traded on the NASDAQ National or NASDAQ Small Cap exchanges, it is considered to be a “penny stock,” limiting the type of customers that broker/dealers can sell to. Such customers consist only of “established customers” and “Accredited Investors” (within the meaning of Rule 501 of Regulation D of the Securities Act of 1933, as amended), generally individuals and entities of substantial net worth, thereby limiting the liquidity of our common stock.

Other General Risks

We may not be able to raise sufficient capital to market our new products in the areas of artificial intelligence and machine learning and our Smart NanoBattery product applications of our technology on any meaningful scale.

We may not be able to obtain the amount of additional capital needed until the Company has established significant and predictable sales and revenues from our technology. We have been successful in the past as a micro-cap development stage company in raising capital; however, recent trends in the capital markets are likely to pose significant challenges for the Company. Factors affecting the availability of capital include:

●	the price, volatility and trading volume of our common stock;

●	future financial results including sales and revenues generated from operations;

●	the market’s view of the business sector of nanotechnology reserve batteries and emergency flashlights; and

●	the perception in the capital markets of our ability to execute our business plan

We have reported net operating losses for each of our fiscal years from our inception.

We have reported net operating losses for each of our fiscal years from our inception in 1996 through the present and may not be able to operate profitability in the future.

We have had net losses of approximately $228,500,000 since our inception in 1996 and cannot be certain when or if we will ever be profitable. We expect to continue to have net losses for the foreseeable future. We need to raise at least $5 million in additional cash during the next 12 months through further equity private placements or debt financings to continue operations and implement the acquisition plans of the Company’s new management including the completion of the acquisitions of CloseComms, Alpha Predictions and Travel Buddhi. At March 31, 2020, we had a working capital surplus of $450,622 and stockholders’ equity of $2,597,121.

Our independent auditor’s report expresses doubt about our ability to continue as a going concern.

The reports of the Company’s outside auditor Assurance Dimensions, and its prior auditors D’Arelli Pruzansky, P.A., Demetrius Berkower, LLC., Rosenberg, Rich, Baker, Berman & Company, and Arthur Andersen & Co., with respect to its latest audited reports on Form10-K for each of the fiscal years commencing in the fiscal year ended June 30, 2001 through the fiscal year ended June 30, 2019, stated that “there is substantial doubt of the Company’s ability to continue as a going concern.” Such opinion from our outside auditors makes it significantly more difficult and expensive for the Company to raise additional capital necessary to continue our operations.

Risk Factors Related to Our Operations

We have not to date had completed final military or commercial development of our flagship product, the Smart NanoBattery.

We have derived no material revenues from our Smart NanoBattery from inception of development in February 2004 through March 31, 2020.

The loss of future potential investments by prior officer and directors could adversely affect our business.

Management and employment contracts with all of our officers prior to January 11, 2019 have expired and no assurances can be given that such executives will continue to invest in the Company or that the Company will be able to successfully enter into agreements with such key executives. All of our prior officers have made significant investments in the Company in the form of periodic equity purchases of common stock and bridge loans and have been granted stock and stock options that are intended to represent a key component of their compensation. Such grants may not provide the intended incentives to such officers to continue investing in our common stock if our stock price declines or experiences significant volatility. In addition, our three prior corporate officers accumulated past accrued and unpaid salaries in the aggregate amount of approximately $539,000 and certain notes and accrued interest that were settled for common stock and an amended conversion feature during the fiscal year ended June 30, 2017 and portions of the fiscal years ended June 30, 2018 and 2019, have agreed to convert such amounts into common stock of the Company.

Risks Related to Our Targeted Markets

The sale of new high technology products often has a long lead-time and a multiplicity of risks.

Commercialization of new technology products often has a very long lead time since it is not possible to predict when major companies will license such technology for sale to their customers. The scientific disciplines of artificial intelligence, machine learning, nanotechnology and microfluidics used to develop our Smart NanoBattery are each in their very early stages and acceptance and demand for such products can often be a long evolutionary process.

The sciences of artificial intelligence, machine learning and nanotechnology is at a very early stage as disciplines and each is subject to great uncertainty and swift changes in technology.

Artificial intelligence and microfluid dynamics, including the manipulation of materials of nano size and dimensions, is a very new science and the creation of new products is dependent upon new and different properties of such materials created that will result in many uncertain applications and rapid change. The evolution of nanotechnology as a new science adds greater uncertainty to new applications and new and improved product introductions is unpredictable. Artificial intelligence and machine learning are even newer sciences and are subject to many uncertain future developments.

We face significant competition for our new products.

The market for “green” products, such as our smart nanobots , and solutions is characterized by changing regulatory standards, new and improved product introductions, and changing customer demands.

Large companies such as Amazon, Google, Microsoft, and Facebook have great resources and are currently focusing significant capital for new solutions using artificial intelligence and machine learning. Such companies have made significant inroads to date in the areas of artificial intelligence and machine learning owing to their substantial capital resources and focused and committed research and development.

Our future success will depend upon our ability to achieve compelling technology innovations that are economic and practical to produce in large deployments. Success in new technology, products and services is a complex and uncertain process requiring high levels of innovation, highly skilled engineering and development personnel, and the accurate anticipation of technological and market trends. We may not be able to identify, develop, market or support new or enhanced technology, products, or services on a timely basis, if at all, owing to our size and limited financial resources.

The commercialization of many applications of our technologies will depend on our ability to establish strategic relationships with commercial partners.

We are seeking commercial partners with established lines of business and greater financial resources than our own. Such partners may not place the priority that we do on joint projects because the success or failure of such projects is not as material to other existing well- developed lines of business.

Applications of our technology are components of end products and therefore our products are tied to the success of such end products.

The compelling need for critical mission batteries and other applications of our nanotechnology, as well as our artificial intelligence products, will depend upon both military and commercial needs going forward and the demand for our products as components. Thus, the success of our technology will depend upon the continuing need for the end user products and market demand.

The sale of new high technology products often has a long lead-time and a multiplicity of risks.

Commercialization of new technology products often has very long lead time since it is not possible to predict when major companies will license such technology for sale to their customers. The science of artificial intelligence and machine learning as well as nanotechnology and microfluidics used to develop our Smart NanoBattery are each in their very early stages and acceptance and demand for such products can often be a long evolutionary process.

The sciences of artificial intelligence and nanotechnology are each at a very early stage as a discipline and are subject to great uncertainty and swift changes in technology.

Artificial intelligence and microfluid dynamics (which includes the manipulation of materials of nano size and dimensions) are each very new sciences and the creation of new products is dependent upon new and different properties of such materials created that will result in many uncertain applications and rapid change. The evolution of nanotechnology as a new science adds greater uncertainty to new applications and new and improved product introductions is unpredictable.

Our future success will depend upon our ability to achieve compelling technology innovations that are economic and practical to produce in large quantities. Success in new technology, products and services is a complex and uncertain process requiring high levels of innovation, highly-skilled engineering and development personnel, and the accurate anticipation of technological and market trends. We may not be able to identify, develop, market or support new or enhanced technology, products, or services on a timely basis, if at all, owing to our size and limited financial resources.

General Risks Relating to Our Business

Global or regional health pandemics or epidemics, including COVID-19, could negatively impact our business operations, financial performance and results of operations.

Our business and financial results could be negatively impacted by the recent outbreak of COVID-19 or other pandemics or epidemics. The severity, magnitude and duration of the current COVID-19 pandemic is uncertain, rapidly changing and hard to predict. During 2020, COVID-19 has significantly impacted economic activity and markets around the world, and it could negatively impact our business in numerous ways, including but not limited to those outlined below:

●	Purchasing power of consumers may be reduced thereby affecting demand for our products and services.

●	Decreased demand for our products and services due to significant capital constraints as a result of COVID-19 and the macro-economic environment.

●	Disruptions or uncertainties related to the COVID-19 outbreak for a sustained period of time could result in delays or modifications to our strategic plans and initiatives and hinder our ability to achieve our business objectives.

●	Illness, travel restrictions or workforce disruptions could negatively affect our business processes.

●	Government or regulatory responses to pandemics could negatively impact our business. Mandatory lockdowns or other restrictions could materially adversely impact our operations and results.

●	The COVID-19 outbreak has increased volatility and pricing in the capital markets and volatility is likely to continue which could have a material adverse effect on our ability to obtain debt or equity financing to fund operations.

These and other impacts of the COVID-19 or other global or regional health pandemics or epidemics could have the effect of heightening many of the other risks described in this “Risk Factors” section. We might not be able to predict or respond to all impacts on a timely basis to prevent near- or long-term adverse impacts to our results. The ultimate impact of these disruptions also depends on events beyond our knowledge or control, including the duration and severity of any outbreak and actions taken by parties other than us to respond to them. Any of these disruptions could have a negative impact on our business operations, financial performance and results of operations, which impact could be material.

We depend on key personnel for our continued operations and future success, and a loss of certain key personnel could significantly hinder our ability to move forward with our business plan.

Because of the specialized nature of our business, we are highly dependent on our ability to identify, hire, train and retain highly qualified scientific and technical personnel for the research and development activities we conduct or sponsor. The loss of one or more certain key executive officers, or scientists, would be significantly detrimental to us. In addition, recruiting and retaining qualified scientific personnel to perform research and development work is critical to our success. Our anticipated growth and expansion into areas and activities requiring additional expertise, such as new applications for “smart surfaces”, manufacturing and marketing, will require the addition of new management personnel and the development of additional expertise by existing management personnel. Despite the current economic conditions and job market there is significant competition for qualified personnel in the areas of our present and planned activities, and there can be no assurance that we will be able to continue to attract and retain the qualified personnel necessary for the development of our business. The failure to attract and retain such personnel or to develop such expertise would adversely affect our business.

Our insurance policies are limited in scope and coverage and may potentially expose us to unrecoverable risks.

We do not carry director and officer insurance and have limited commercial insurance policies. Any significant insurance claims would have a material adverse effect on our business, financial condition and results of operations. Insurance availability, coverage terms and pricing continue to vary with market conditions. We endeavor to obtain appropriate insurance coverage for insurable risks that we identify, however, we may, due to limited financial resources, be unable to correctly cover those risks that we can anticipate or quantify as insurable risks. We may not be able to obtain appropriate insurance coverage, and insurers may not respond as we intend to cover insurable events that may occur. We have observed rapidly changing conditions in the insurance markets relating to nearly all areas of traditional corporate insurance. Such conditions have resulted in higher premium costs, higher policy deductibles, and lower coverage limits. For some risks, we may not have or maintain insurance coverage because of cost or availability.

We have no product liability insurance, which may leave us vulnerable to future claims we will be unable to satisfy.

The testing, manufacturing, marketing and sale of consumer products entail an inherent risk of product liability claims, and we cannot assure you that substantial product liability claims will not be asserted against us. We have no product liability insurance. In the event we are forced to expend significant funds on defending product liability actions, and in the event those funds come from operating capital, we will be required to reduce our business activities, which could lead to significant losses.

We cannot assure you that adequate insurance coverage will be available in the future on acceptable terms, if at all, or that, if available, we will be able to maintain any such insurance at sufficient levels of coverage or that any such insurance will provide adequate protection against potential liabilities. Whether or not a product liability insurance policy is obtained or maintained in the future, any product liability claim could harm our business or financial condition.

We face risks related to compliance with corporate governance laws and financial reporting standards.

The Sarbanes-Oxley Act of 2002, as well as related new rules and regulations implemented by the Securities and Exchange Commission and the Public Company Accounting Oversight Board, require changes in the corporate governance practices and financial reporting standards for public companies. These new laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002 relating to internal control over financial reporting, referred to as Section 404, have materially increased our legal and financial compliance costs and made some activities more time-consuming and more burdensome.

We may not be able to adequately defend against piracy of intellectual property in foreign jurisdictions.

Considerable research in the area of artificial intelligence is being performed in countries outside of the United States, and a number of potential competitors are located in these countries. The laws protecting intellectual property in some of those countries may not provide adequate protection to prevent our competitors from misappropriating our intellectual property. Several of these potential competitors may be further along in the process of product development and also operate large, company-funded research and development programs. As a result, our competitors may develop more competitive or affordable products, or achieve earlier patent protection or product commercialization than we are able to achieve. Competitive products may render any products or product candidates that we develop obsolete.

We may incur substantial expenditures in the future in order to protect our intellectual property.

We believe that our intellectual property with respect to our Smart NanoBattery, our proprietary rights with respect to the Company’s permeable membrane design consisting of both micro and nano scale silicon features that are coated with a monolayer chemistry used to repel liquids, and our recent entry into the area of artificial intelligence and machine learning are critical to our future success. The Company’s current battery related patent portfolio consists of Smart Surfaces technologies. Our pending patent applications may never be granted for various reasons, including the existence of conflicting patents or defects in our applications. Even if additional U.S. patents are ultimately granted, there are significant risks regarding enforcement of patents in international markets. There are many patents being filed as the science of nanotechnology develops and the Company has limited financial resources compared to large, well established companies to bring patent litigation based upon claims of patent infringement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statements in this prospectus about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan” and “would.” For example, statements concerning financial condition, possible or assumed future results of operations, growth opportunities, industry ranking, plans and objectives of management, markets for our Common Stock and future management and organizational structure are all forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement.

Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed throughout this prospectus. You should read this prospectus and the documents that we reference herein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Because the risk factors referred to on page 6 of this prospectus could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus and any accompanying prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

The selling stockholder will receive all of the proceeds from the sale of our Common Stock offered by them pursuant to this prospectus. We will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholder covered by this prospectus. However, we will receive proceeds from the sale of shares of our Common Stock pursuant to our exercise of the purchase notice offered by White Lion. We will use proceeds from the sale of our common stock to White Lion for general corporate and working capital purposes, including possibly acquiring assets, businesses and developing other operations, or for other purposes that our board of directors, using prudent business judgment, deems to be in the best interest of the Company.

We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

DETERMINATION OF OFFERING PRICE

Our shares of Common Stock are currently listed on the OTCQB tier of the OTC Markets under the symbol “XDSL”. The OTC Markets is not a national securities exchange registered with the SEC. The price of our Common Stock is thinly traded and subject to significant volatility on OTC Markets. The proposed offering price of the Shares has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, on the basis of the average of the high and low prices of the shares of our Common Stock as reported on the OTC Markets Group, Inc. on August 13, 2020. We also considered, pursuant to Item 201 of Reg. SK, the range of high and low bid information for each full quarterly period within the two most recent fiscal years and any subsequent interim period for which financial statements are included.

DILUTION

The sale of our common stock to White Lion Capital, LLC in accordance with the common stock purchase agreement will have a dilutive impact on our stockholders. As a result, our net loss per share could increase in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our Purchase Notice, the more shares of our common stock we will have to issue to White Lion in order to drawdown pursuant to the common stock purchase agreement. If our stock price decreases during the pricing period, then our existing stockholders would experience greater dilution.

DIVIDEND POLICY

We have not paid any cash dividends on our capital stock and we do not expect to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business. Our future dividend policy will be determined from time to time by our board of directors.

SELLING STOCKHOLDER

This prospectus relates to the resale from time to time by the selling security holder identified herein of 10,406,591 shares of our Common Stock.

The shares of our Common Stock referred to above are being registered to permit public sales of the shares of Common Stock, and the selling stockholder may offer the shares for resale from time to time pursuant to this prospectus.

The table below sets forth certain information regarding the selling stockholder and the shares of Common Stock offered in this prospectus. The selling stockholder has had no material relationship with us within the past three years.

To our knowledge, the selling stockholder is not a broker-dealer or an affiliate of a broker-dealer. We may require the selling stockholder to suspend the sales of the shares of our Common Stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

Beneficial ownership is determined in accordance with the rules of the SEC. The selling stockholder’s percentage of ownership of our outstanding shares in the table below is based upon 73,240,897 shares of Common Stock outstanding as of August 13, 2020.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Before this Offering (1)	Percentage of Common Stock Beneficially Owned Before this Offering	Share of Common Stock Offered in this Offering	Shares of Common Stock Beneficially Owned After this Offering (2)	Percentage of Common Stock Beneficially Owned After this Offering (2)
White Lion Capital, LLC (3)	0	0%	10,406,591	0	0%

* Less than 1%.

(1) Under applicable SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. Each listed selling stockholder has the sole investment and voting power with respect to all shares of Common Stock shown as beneficially owned by such selling stockholder, except as otherwise indicated in the footnotes to the table.

(2) Represents the amount of shares that will be held by the selling stockholder after completion of this offering based on the assumptions that (a) all shares of our Common Stock registered for sale by the registration statement of which this prospectus is part will be sold and (b) no other shares of our Common Stock are acquired or sold by the selling stockholder prior to completion of this offering. However, each selling stockholder may sell all or some of the shares of Common Stock offered pursuant to this prospectus.

(3) Nathan Yee is the Manager of White Lion Capital, LLC and in such capacity has the right to vote and dispose of the securities held by such entity.

PLAN OF DISTRIBUTION

We are registering the shares of our Common Stock covered by this prospectus to permit the selling stockholder to conduct public secondary trading of such shares from time to time after the date of this prospectus. We will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholder; however, we will receive the proceeds from the sale of shares of our Common Stock pursuant to our exercise of the purchase notice offered by White Lion.

The selling stockholder may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale (if a public market exists), at varying prices determined at the time of sale, or at negotiated prices. All sales may be effected in transactions, which may involve crosses or block transactions:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
●	in the over-the-counter market;
●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	under Rule 144, Rule 144A or Regulation S under the Securities Act, if available, rather than under this prospectus;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

Our Common Stock is currently quoted on the OTCQB under the symbol “XDSL.” Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of our Common Stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Common Stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge our Common Stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. A selling stockholder who is deemed an underwriter within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The SEC staff is of the view that a selling stockholder who is a registered broker-dealer or affiliate of a registered broker-dealer may be an underwriter under the Securities Act. In compliance with FINRA guidelines, the maximum commission or discount to be received by an FINRA member or independent broker-dealer may not exceed 8% for the sale of any securities registered hereunder. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being offered by this prospectus. The selling stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of our Common Stock. There is no underwriter or coordinating broker acting in connection with the proposed sale of our Common Stock by the selling stockholder.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. Each selling stockholder has in turn agreed to indemnify us for certain specified liabilities.

In order to comply with the securities laws of some states, if applicable, the shares of Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of our Common Stock may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the selling stockholder or any other person. The anti-manipulation rules under the Exchange Act may apply to sales of Common Stock in the market and to the activities of the selling stockholder and its affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the Common Stock to engage in market-making activities with respect to the particular shares of Common Stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the Common Stock and the ability of any person or entity to engage in market-making activities with respect to the Common Stock. We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

DESCRIPTION OF SECURITIES TO BE REGISTERED

We are offering up to 10,406,591 shares of our Common Stock.

Common Stock

The following description of our Common Stock is intended as a summary only and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and Amended and Restated Bylaws, as amended (“Bylaws”), which are filed as exhibits to the registration statement of which this prospectus forms a part.

Our authorized Common Stock consists of 500,000,000 shares, par value $0.01 per share, of which 73,240,897 shares were issued and outstanding as of August 13, 2020.

Each share of our Common Stock is entitled to one vote on all matters submitted to a vote of the stockholders. Our stockholders are not permitted to cumulative voting. Holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by our Board out of legally available funds. However, the current policy of our Board is to retain earnings, if any, for the operation and expansion of our Company. The holders of our Common Stock have no preemptive, subscription, redemption or conversion rights.

SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, that market sales of shares of our Common Stock or the availability of shares of our Common Stock for sale will have on the market price of our Common Stock prevailing from time to time. Future sales of our Common Stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. The availability for sale of a substantial number of shares of our Common Stock acquired through the exercise of outstanding warrants could materially adversely affect the market price of our Common Stock. In addition, sales of our Common Stock in the public market after the restrictions lapse as described below, or the perception that those sales may occur, could cause the prevailing market price to decrease or to be lower than it might be in the absence of those sales or perceptions.

Rule 144

In general, under Rule 144, any person who is not our affiliate and has held their shares for at least six months, including the holding period of any prior owner other than one of our affiliates, may sell shares without restriction, subject to the availability of current public information about us. In addition, under Rule 144, any person who is not an affiliate of ours and has held their shares for at least one year, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares without regard to whether current public information about us is available. A person who is our affiliate or who was our affiliate at any time during the preceding three months, and who has beneficially owned restricted securities for at least six months, including the holding period of any prior owner other than one of our affiliates, is entitled to sell a number of shares within any three-month period that does not exceed the greater of: (i) 1% of the number of shares of our common stock then outstanding and (ii) if and when the Common Stock is listed on a national securities exchange, the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144.

Sales under Rule 144 by our affiliates are also subject to manner of sale provisions and notice requirements, and to the availability of current public information about us.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in the registration statement as having prepared or certified any part of the registration statement; or having provided a report or valuation for use related to the registration statement, are covered persons pursuant to Item 509 of Regulation S-K having disclosable certain relationships with the Company.

INFORMATION WITH RESPECT TO THE REGISTRANT

Overview

mPhase Technologies, Inc., was incorporated in the state of New Jersey in 1979 under the name Tecma Laboratory, Inc. and has subsequently operated under Tecma Laboratories, Inc., and Lightpaths TP Technologies, Inc., until June 2, 1997 when the Company changed its name to mPhase Technologies, Inc.

On January 11, 2019, the Company underwent a major change in management and control. The new management of the Company is positioning the Company to be a technology leader in artificial intelligence and machine learning while enabling a more rapid commercial development of its patent portfolio and other intellectual property. The Company’s goal is to generate significant revenue from its artificial intelligence and machine learning technologies.

On February 15, 2019, the Company acquired Travel Buddhi, a software platform to enhance travel via ultra-customization tools that tailor a planned trip experience in ways not previously available.

On June 30, 2019, the Company acquired 99% of the outstanding common shares of Alpha Predictions LLP (“Alpha Predictions”). Alpha Predictions is an India-based technology company that has developed a suite of commercial data analysis products for use across multiple industries. The Company expects the acquisition to result in synergies with its other operating divisions, which will drive revenue growth and innovation.

On May 11, 2020, the Company acquired all of the assets owned, used, or held by CloseComms Limited (“CloseComms”), a United Kingdom based company with offices in Wales (U.K.) and California (U.S.). One of the CloseComms acquired assets is a patented software application platform that can be integrated into a retail customer’s existing Wi-Fi infrastructure, giving the retailer important customer data and enabling AI-enhanced, targeted promotions to drive store traffic and sales.

Description of Operations

Platform Technology

Artificial Intelligence and Machine Learning

Through its recent acquisitions of CloseComms and Alpha Predictions, the Company has acquired a team of 26 software engineers and data analysis experts capable of enabling the Company to provide products in the artificial intelligence and machine learning areas. The Company has in place and is developing proprietary software to enable customers to enhance their business capabilities by providing sophisticated digital analysis of large volumes of data to provide sophisticated solutions to complex problems. The CloseComms patented software technology can be integrated into a retailer’s existing Wi-Fi infrastructure, giving retailers important customer data and enabling AI-enhanced, targeted promotions to drive store traffic and sales. The Alpha Predictions current product offering includes software covering eight categories: inventory, stock management, marketing optimization, sentiment analysis, customer segmentation and behavior, agro-tech image detection, electrocardiogram automation, and a recommendation engine with multiple uses.

Smart Surfaces

The surface is an important part of virtually every physical object and often plays an overriding role in many processes, beyond mere connectivity and structural support, but more deeply into areas involving chemical and biological interactions. In some instances, the surface provides an easy entry into the chemical or biological systems; in others it protects the internal elements of the object, surrounded by the surfaces.

The Company’s current technology platform is the Smart Surface. By being able to control the surface properties of materials down to the nanometer scale, new and improved devices can be designed and built that may lead to compelling business opportunities. One type of smart surface of particular interest allows properties to be changed in response to an external stimulus.

Initially, the Company’s development focused on Micro Electronic Mechanic Systems (MEMS) devices by manipulating the surface of silicon materials – the same material used to make microelectronic materials and devices. Using physical and chemical processes, the surface of the silicon is modified to make solid porous structures known as membranes. This is where microfluidics comes into play. These membranes can be used to selectively control the flow of liquids through the pores or openings at the micrometer length scale.

Surfaces may be characterized as hydrophilic or hydrophobic depending on whether or not they attract or repel water (or other liquids). A hydrophilic surface can be wet and adsorbs water. A hydrophobic surface, on the other hand, cannot be wet. Hydrophilic and hydrophobic surfaces are abundant in nature and in synthetic materials, both organic and inorganic in chemical composition. A familiar example of a hydrophilic surface is a sponge that readily soaks up water. By contrast, many plant leaves and flower petals are hydrophobic, as are insect parts and bird feathers. Synthetic hydrophobic surfaces include Scotchgard™ treated fabric, Teflon® coated metal, or Rain-X® coated glass. On a hydrophobic surface, water beads up and can move around without being absorbed by the solid material that it is resting on.

So-called superhydrophobic surfaces are also found in nature and can now be replicated in the lab. The lotus leaf and rose petal, for example, exhibit super-hydrophobicity. Here water droplets form almost perfect spheres with hardly any contact with the underlying solid surface. This makes the liquid even easier to move and manipulate. The synthesis of superhydrophobic surfaces has recently been made possible by advances in nanotechnology and the Company is leading the way to better understand and create materials and devices incorporating these unique surface properties.

As the Company’s research and development efforts evolve, in addition to silicon materials, the ability to control the surface properties of materials can be extended to other substances such as polymers, ceramics, metals, and fibers providing opportunities for our platform technology to be used in a range of potential applications such as energy storage and power management for portable electronics and microelectronics, self-cleaning surfaces, filters for water purification or desalination systems, materials for environmental remediation that separate liquids or solvents, and other situations where the control of the interaction of a solid surface exposed to a liquid is vitally important.

Smart NanoBattery

Battery technology has changed little in its fundamentals over the past 150 years. As a result, ordinary batteries begin dissipating energy as soon as they are assembled and therefore have limited shelf life. Chemistries are fixed inside the package so the user cannot interact with the contents to program functionality. The size and form of batteries have not kept pace with the miniaturization of electrical components, microprocessors and integrated circuits. As a result, the optimal implementation of an electronic device is not always achieved. Some batteries contain chemicals that are not considered safe or environmentally friendly (“green”). This makes disposal a potential issue.

The Company is challenging this convention by using their proprietary superhydrophobic porous silicon membrane technology as the basis to build the Smart NanoBattery, a reserve battery providing Power On Command™ prior to initial activation.

Super-hydrophobicity initially keeps the liquid electrolyte physically separated from the solid electrodes of the battery, thus preventing the chemical reactions from occurring that cause the battery to provide power. This gives the Smart NanoBattery the benefit of potentially infinite shelf life.

A conventional battery loses some capacity while sitting on the shelf in its package or stored in an electronic or electrical device, even before being used for the first time. On the other hand, the Smart NanoBattery is built so that it is inactive and remains that way indefinitely until it is turned on. No power is lost to self-discharge or leakage current prior to activation. When needed, the Smart NanoBattery can be activated on command via the phenomenon of electrowetting. The surface properties of the porous silicon membrane are selectively controlled to shift instantly from a superhydrophobic to hydrophilic state. In other words, electrowetting acts as the triggering mechanism.

The Company has successfully fabricated and demonstrated its first 3-volt lithium-based Smart NanoBattery, based on a design allowing either manual or remote activation by the user, the feature known as Power on Command™.

By incorporating the phenomenon of electrowetting on nanostructured surfaces into a revolutionary way of storing energy, the Smart NanoBattery provides power to portable electronic and microelectronic devices exactly when and where it is needed. As a reserve battery it is an augmentation to conventional primary batteries. The nanobattery converts stored chemical energy into usable electrical energy, but in a way that is potentially more reliable, more versatile, more environmentally friendly, and less expensive than conventional primary batteries.

Applications

Artificial Intelligence and Machine Learning

The Company has recently acquired technologies focused on artificial intelligence and machine learning. The related proprietary software enable customers to enhance their business capabilities by providing sophisticated digital analysis of large volumes of data to provide sophisticated solutions to complex problems. The current patented software technology can be integrated into a retailer’s existing Wi-Fi infrastructure, giving retailers important customer data and enabling AI-enhanced, targeted promotions to drive store traffic and sales. Additional product offerings include software covering eight categories: inventory, stock management, marketing optimization, sentiment analysis, customer segmentation and behavior, agro-tech image detection, electrocardiogram automation, and a recommendation engine with multiple uses.

Smart Surfaces and NanoBattery

The Company is exploring military and commercial applications of smart surfaces in which the properties can be accurately and precisely controlled down to the nanometer scale. Electrowetting allows the switching from a hydrophobic to hydrophilic state as a result of an electronic stimulus.

The Smart NanoBattery, the Company’s first smart surface product, has a unique architecture that enables a shelf life of decades, remote activation, programmable control, scalable manufacturing, and adaptability to multiple configurations. The value proposition to the end user is to have a source of energy or power that is literally always ready – reliable, convenient, low cost – a battery guaranteed to work at full capacity when and where you need it.

The Smart NanoBattery can conceivably supply power “on command” to a wide variety of portable electronic and microelectronic devices used in military, medical, industrial, and consumer applications.

The Company has demonstrated that the battery works in lab tests as well as in a significant field test conducted for the U.S. Army as part of a guided munitions project. The relationship with the Army also included an $850,000 funded project to develop a battery for a mission critical computer memory backup application. The target was a small footprint, 3-volt lithium battery with a minimum shelf life of 20 years and uninterruptible power output during this time period. To the best of the Company’s knowledge, no other battery technology available today can deliver the long-term performance requirements specified by the U.S. Army for this application.

The Smart NanoBattery can potentially be designed to accommodate a variety of sophisticated portable electronic and microelectronic devices including next-generation cell phones, handheld gaming devices, wireless sensor systems, radio frequency identification tags, high-tech flashlights and beacons, health alert alarms, and non-implantable and implantable medical devices such as pacemakers.

Initial applications will address the need to supply emergency and backup power to a range of products for defense and security, with future applications in the commercial and consumer arenas.

Strategic Alliances

Artificial Intelligence and Machine Learning

The Company has recently entered into separate contracts with multiple customers to provide, including but not limited to, software, training, and support services as required. The contracts provide for initial revenue streams as well as subsequent revenue for training, support, updates and maintenance services as provided.

Smart NanoBattery

The Company continued during 2019, together with Picatinny Arsenal, to jointly seek federal funding under SBIR grants to develop additional new products for military small munitions applications. The Company has a strong historic cooperative relationship for product development and testing with Picatinny Arsenal having entered into 3 CRADA’s (Cooperative Research Agreements) with this small munitions testing facility of the U.S. Army The Company seek opportunities with various potential academic partners to obtain further STTR grants for new product research and development.

In 2007, the Company entered into a Cooperative Research and Development Agreement (“CRADA”) with Picatinny Arsenal to test the single cell version of the Smart NanoBattery suitable for future research and development programs for projectile launched munitions. From 2007 through the first quarter of calendar year 2010, numerous internal laboratory air gun simulation tests were performed, including a live-air gun and live gun fired test at the United States Army’s facility at Aberdeen Proving Grounds, Aberdeen, Maryland. A prototype of the Smart NanoBattery was the subject of a live fire test as part of a projectile fired out of an Abrams Tank. The results of the test indicated that the battery was activated by 10,000 G forces indicating that it could supply energy necessary to operate a guidance system for small munitions. In addition, the Smart NanoBattery demonstrated extreme resiliency to shock and acceleration since, it survived tests that subjected it to high acceleration of over 30,000 G forces.

On February 9, 2011, the Company announced that it had signed a 3-year CRADA with the U.S. Army Armament Research, Development, and Engineering Center (ARDEC) at Picatinny, New Jersey, to continue to cooperatively test and evaluate the mPhase Smart NanoBattery, including new design features functionally appropriate for DoD based systems requiring portable power sources. The army researchers are evaluating the prototypes using the Army’s testing facilities at Picatinny Arsenal in New Jersey to determine applicability of the technology to gun fired munitions and potentially to incorporate the technologies into research and development and other programs sponsored by Picatinny. The Research Agreement is supported by the Fuze & Precision Armaments Technology Directorate. In order for significant further research and development to be performed with respect to the Smart Nano Battery the Company will have to be successful in obtaining additional congressional funding specifically designated for this type of battery. This CRADA was renewed on March 27, 2014 for an additional three-year period by the Army. The Company is currently seeking to enter a new CRADA with the U.S. Army, subject to availability of funding.

Products and Services

Since its inception in 1996, the Company has been focused on the development of intellectual property involving high technology innovative solutions and products with high-growth potential. The Company has previously served as an incubator for exploratory research and initial development for products that are best characterized as having a high risk/high reward profile since they involve exploratory research to achieve significant scientific breakthroughs from existing products that can have a substantial economic impact and benefit upon successful commercialization. Beginning on January 11, 2019, the new management of the Company has shifted the focus to the rapid expansion of profit centers centered around the rapid creation, either by acquisition or fast development of software platforms that will enable the Company to generate revenue from artificial intelligence and machine learning.

Competitive Business Conditions

The industry of artificial intelligence and machine learning software is highly competitive. Well capitalized companies such as Amazon, Google, IBM and Microsoft are devoting significant resources and capital in developing customer products and solutions using this technology. Such companies have far greater resources than the Company. The Company believes, however, that it has assembled a group in India of highly qualified software and technology experts on a very cost-effective basis. The Company is also acquiring entities that have already established customer relationships, revenues and market niches that will enable the Company to leverage off such capabilities, and where appropriate, enhance its existing technology in the area of “Smart Surfaces” described below.

Artificial Intelligence and Machine Learning Segment

Artificial intelligence is the use of machines to do cognitive work such as problem solving, pattern matching and creating new patterns. Machine learning is a subset of artificial intelligence which refers to training a machine as opposed to simply programming it. Artificial intelligence has the potential to revolutionize nearly all aspects of business across sections and functions. Currently only a small percentage of organizations have deployed artificial intelligence but this is changing quickly. There is a high correlation between organizations that are far along in digitizing their information and those that are ready for products and solutions provided by artificial intelligence and machine learning providers. The Company has acquired and is developing significant product capabilities in this area.

Battery Segment

The Company believes that the design and functionality of its lithium Smart NanoBattery make it unique to the portable electronics battery market segment throughout the fiscal year ended June 30, 2019. To the best of our knowledge, there is no existing product that directly competes with the Smart NanoBattery in terms of its combination of small size and reserve design. As a reserve battery, the Smart NanoBattery remains dormant until it is activated on command. It does not self-discharge or die prior to its first activation, thereby offering extremely long shelf life prior to use as either a primary or backup battery in a device. Shelf life is projected to be in excess of twenty years.

There are numerous thin film batteries based on lithium metal, lithium ion and lithium polymer, as well as other chemistries, used in military devices, portable electronics, RFID tags and wireless sensor networks, that are similar in size to the Smart NanoBattery, often referred to as microbatteries. None of these designs is based on reserve battery architectures. Thin film batteries are manufactured by companies including Cymbet Corporation, Front Edge Technology, Infinite Power Solutions, ITN Energy Systems, Johnson Research and Development Company, KSW Microtec, Lithium Technology Corporation, MPower Solutions, Oak Ridge Micro-Energy, Power Paper, Solicore, VoltaFlex Corporation. Large companies such as Energizer, Ultralife, Varta and Proctor & Gamble are also involved with developing thin film batteries. Thin film battery markets are anticipated to grow substantially as the result of a wide expansion of portable devices in that time frame. With 3.5 billion cell phone users and 67 billion RFID tags per year, it is expected that there will be substantial commercial demand for thin film batteries.

Traditional reserve batteries are distinct from the mPhase Smart NanoBattery in terms of size and activation mechanism. The market for reserve batteries has largely been limited to the military for supplying power to munitions and other mission-critical electronic devices. The traditional reserve battery tends to be larger and certain types are built by hand and contain mechanical parts to activate the battery. The Smart NanoBattery relies on the phenomenon of electrowetting to initiate activation or a mechanical barrier that can be broken, in the case of the breakable barrier design. Traditional reserve batteries for military applications have been supplied by companies such as EaglePicher, Yardney and Storage Battery Systems, Inc. The Company believes that it may be able to significantly reduce the cost of its Smart Nanobattery with the recent discovery of the potential of “printing” the battery on a form of graphite rather than traditional silicon surface. The Company, through its working relationship with Stevens Institute, began in fiscal year 2012 to investigate the feasibility of the use of graphite which is much stronger, flexible and inexpensive than traditional silicon.

Outsourcing

Artificial Intelligence and Machine Learning

In certain instances, as determined by the Company, third party vendors are contracted to perform certain development of the Company’s proprietary software rather than performing all of the development functions internally.

Research and Development

The Company practices an outsourcing model whereby it contracts with third party vendors to perform research and development rather than performing the bulk of these functions internally. For current development of its SmartNano battery, the Company has outsourced the majority of the work. From February of 2004 through March of 2007, the Company engaged Lucent/Bell Labs (now Nokia) to develop, using the science of nanotechnology, micro power cell arrays creating a structure for zinc batteries that separated the chemicals or electrolytes prior to initial activation. This was done by suspending on nano grass or small spoke-like pieces of silicon a liquid electrolyte taking advantage of a superhydrophobic effect that occurs as a result of the ability to manipulate materials of a very small size or less than 1/50,000 the size of a human hair. The Company has, as a result of outsourcing, been able to have access to facilities, equipment and research capabilities that the Company would not be able to develop on its own given the financial resources and time that would be required to build or acquire such research capabilities. The Company has also been able to achieve key strategic alliances with the U.S. Army to successfully test, under military combat conditions, its SmartBattery design, leading to further validation of its path to product development under a Cooperative Research and Development Agreement (CRADA). In addition, the Company has formed a relationship with Energy Storage Research Group, a center of excellence at Rutgers University, in New Jersey, that has enabled the Company to expand its battery development from a zinc to a lithium battery capable of delivering significantly more power. During fiscal years 2009 and 2010, the Company outsourced considerable foundry work for final development of the Smart NanoBattery to Silex, a Swedish company.

During the period from March of 2005 to April of 2007, the Company engaged the Bell Labs division of Lucent Technologies, Inc. to develop a magnetometer or electronic sensor also using the science of nanotechnology. Although the Company has, in order to conserve financial resources, currently suspended further development of its magnetometer product line, we believe that the intellectual property developed from the research to date could be resumed to develop viable military and industrial products depending upon future financial resources of the Company and future competitive market conditions.

Commencing in fiscal year ended June 30, 2013, the Company has limited product development of its Smart NanoBattery in order to conserve resources. The Company continues through the fiscal year ended June 30, 2019, to protect its intellectual property with respect to the Smart NanoBattery through active management of its patent portfolio.

Patents and Licenses

The Company has filed and intend to file United States patents and/or copyright applications relating to some of our proposed products and technologies, either with our collaborators, strategic partners or on our own. There can be no assurance however, that any of the patents obtained will be adequate to protect our technologies or that we will have sufficient resources to enforce our patents.

Because we may license our technology and products in foreign markets, we may also seek foreign patent protection for some specific patents. With respect to foreign patents, the patent laws of other countries may differ significantly from those of the United States as to the patentability of our products or technology. In addition, it is possible that competitors in both the United States and foreign countries, many of which have substantially greater resources and have made substantial investments in competing technologies, may have applied for, or may in the future apply for and obtain, patents, which will have an adverse impact on our ability to make and sell our products. There can also be no assurance that competitors will not infringe on our patents or will not claim that we are infringing on their patents. Defense and prosecution of patent suits, even if successful, are both costly and time consuming. An adverse outcome in the defense of a patent suit could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties or require us to cease our operations.

The Company has intellectual property as follows:

Artificial Intelligence and Machine Learning:

The Company is evaluating various aspects of its artificial intelligence and machine learning technologies and will file for protective patents as determined appropriate.

Nano Technology, Micro Electrical Mechanical Systems (MEMS) and Battery Portfolio:

Various aspects of the Company’s technology are protected by patents either owned directly by the Company or with respect to which the Company has sub-licensing rights. The Company’s current battery related patent portfolio consists of ten issued or licensed patents, of which one is jointly owned with Nokia Corporation (formerly Alcatel Lucent Technologies), and five are licensed from Nokia Corporation. These cover such aspects of the technology as the ability to use electrowetting to create a moveable liquid lens, methodology and apparatus for reducing friction between a fluid and a body, methodology for etching planar silicon substrates to develop a reserve battery device, methodology and apparatus for controlling the flow resistance of a fluid on nanostructured or microstructured surfaces, methodology for creating a structured membrane with controllable permeability, methodology for a nanostructured battery with end of life cells, and methodology for making a multi-cell battery system with multiple chemistries in each individual cell of the battery pack. Some of these patents are specific to the development of a battery device while others are more generalized. The Company has four patent applications that are subject to reinstatement, of which three, the Company intends to submit for reinstatement.

Other Patents

In July of 2009, the Company filed for 3 new patents covering the unique design features of its manually-activated lithium reserve battery and emergency flashlight products.

On May 20, 2011, the Company announced that it had been granted a U.S. patent for multi-chemistry battery architecture.

On February 10, 2012 the Company filed a U.S. provisional patent with the USPTO for a Non-Pump Enabled Drug Delivery System.

On February 11, 2013 the provisional patent application was converted to a patent application entitled Drug Delivery System.

We also rely on unpatented proprietary technology, and we can make no assurance that others may not independently develop the same or similar technology or otherwise obtain access to our unpatented technology.

Research and Development

Artificial Intelligence

Through the recent acquisitions of CloseComms and Alpha Predictions, the Company is able to offer a multitude of services through the use of data analysis. The CloseComms patented software technology can be integrated into a retailer’s existing Wi-Fi infrastructure, giving retailers important customer data and enabling AI-enhanced, targeted promotions to drive store traffic and sales. The Alpha Predictions current product offering includes primary and secondary research, business plans, product and application potential, market potential, demand forecasting, segmentation, targeting, positioning, investment, divestment, data analytics and several optimization techniques. Our team uses its corporate and business level consulting expertise to support and enhance the growth of promising enterprises. Our research team uses the holistic approach that encompasses multiple facets of a business. We have developed a unique approach to problem solving that is time tested.

Our team analyzes every problem or situation through various perspectives. Consulting is multidisciplinary, that is why our team is comprised not only of data analysts but also financial analysts and domain experts, which are able to provide a highly sophisticated digital analysis capability to our business clients including Supply Chain Analysis, Pricing Analysis, Market Entry Analysis and Customer Insight. The Company is able to leverage its personnel and their expertise to develop new proprietary software platforms for data analysis derived from its present experience and expertise gained in servicing its present customer base.

Smart Surfaces

Our Smart NanoBattery and power cell technology research and development was performed by the Bell Labs division of Alcatel/Lucent from February of 2004 through March of 2007 at an aggregate cost of $3.8 million. The Company paid Bell Labs $300,000 covering the period from April 27, 2007 through July 30, 2007, at which time it determined that, in order to develop a lithium battery for higher density energy than zinc, it required facilities capable of handling lithium battery research that Bell Labs does not have. The Company engaged a number of small foundries during fiscal year ended June 30, 2008 for commercialization of its Smart NanoBattery at a cost of approximately $150,000. In fiscal year ended June 30, 2009, the Company engaged Eagle Picher at a cost of $75,000 to design and engineer a prototype of its manually-activated lithium reserve battery and Porsche Design studio at a cost of $79,123 for design of its emergency flashlight product. In addition, the Company secured a Co-Branding Agreement with Porsche Design Studio for its emergency flashlight product. In fiscal year ended June 30, 2010, the Company paid $950,018 in connection with producing and bringing this product to market, and in fiscal year ended June 30, 2011, the Company incurred $33,254 of expenses in connection with this product. During the fiscal year ended June 30, 2009, the Company engaged Silex, a silicon foundry in Sweden, at a cost of $21,200 for further development of its Smart NanoBattery; payments to Silex for fiscal year ended June 30, 2010 in connection with the Smart NanoBattery amounted to $396,780, and for fiscal year ended June 30, 2011 they were $40,800.

During fiscal years ended June 30, 2008, June 30, 2009, and June 30, 2010, the Company engaged in joint research with Rutgers University in connection with a $750,000 STTR Grant from the United States Army for purposes of developing an emergency reserve battery to back-up a computer memory application.

Recent Developments

Financings

On July 31, 2020, we issued a convertible note in the principal amount of $68,000, which note accrues interest at a rate of 8% per annum, matures on July 31, 2021 and is convertible into shares of our common stock at a conversion price as defined in the convertible note, subject to adjustment.

On July 24, 2020, we issued a convertible note in the principal amount of $105,000, which note accrues interest at a rate of 8% per annum, matures on July 24, 2021 and is convertible into shares of our common stock at a conversion price as defined in the convertible note, subject to adjustment.

On June 12, 2020, we issued a convertible note in the principal amount of $103,000, which note accrues interest at a rate of 8% per annum, matures on June 12, 2021 and is convertible into shares of our common stock at a conversion price as defined in the convertible note, subject to adjustment.

On June 2, 2020, we issued a convertible note in the principal amount of $78,000, which note accrues interest at a rate of 8% per annum, matures on June 2, 2021 and is convertible into shares of our common stock at a conversion price as defined in the convertible note, subject to adjustment.

Employees

As of August 13, 2020, the Company had 90 full-time employees and 12 part-time consultants.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in matters may arise from time to time that may harm our business. As of August 13, 2020, except as set forth herein, management believes that there are no claims against us, which it believes will result in a material adverse effect on our business or financial condition.

Effective December 10, 2018, the Company entered into a “Judgment Settlement Agreement” to satisfy in full the Forbearance Agreement with Fife that was previously in effect. As a result, under the Judgment Settlement Agreement, no shares of the Company’s common stock are issuable or eligible to be converted into. Under the terms of the Judgment Settlement Agreement, the Company was required to pay $15,000 per month from January 15, 2019 through and including February 15, 2020, with a final payment of $195,000 due and payable in March of 2020. The Company made all required payments with the exception of the final payment of $195,000 which was due and payable in March of 2020. On March 19, 2020, Fife notified the Company of the final payment default with respect to the Forbearance Agreement, as amended. The Company and Fife are negotiating a structure whereby the Company will be able to make the final payment of $195,000, which may include additional consideration depending on the timing of when the final payment is made. The Company expects to repay Fife the agreed upon balance due as quickly as possible based upon its available capital. The ultimate final payment amount is expected to be less than the liability balance of $762,921 at March 31, 2020.

Properties

Our headquarters is located at 9841 Washingtonian Boulevard, Suite 390, Gaithersburg, MD 20878. The lease for this office, since January 11, 2019; which presently is month to month, is charged at a monthly cost of $1,350 ($16,200 annually).

Corporate History

mPhase Technologies, Inc., was incorporated in the state of New Jersey in 1979 under the name Tecma Laboratory, Inc. and has subsequently operated under Tecma Laboratories, Inc., and Lightpaths TP Technologies, Inc., until June 2, 1997 when the Company changed its name to mPhase Technologies, Inc.

On January 11, 2019, the Company underwent a major change in management and control. The new management of the Company is positioning the Company to be a technology leader in artificial intelligence and machine learning while enabling a more rapid commercial development of its patent portfolio and other intellectual property. The Company’s goal is to generate significant revenue from its artificial intelligence and machine learning technologies.

On February 15, 2019, the Company acquired Travel Buddhi, a software platform to enhance travel via ultra-customization tools that tailor a planned trip experience in ways not previously available.

On June 30, 2019, the Company acquired 99% of the outstanding common shares of Alpha Predictions LLP (“Alpha Predictions”). Alpha Predictions is an India-based technology company that has developed a suite of commercial data analysis products for use across multiple industries. The Company expects the acquisition to result in synergies with its other operating divisions, which will drive revenue growth and innovation.

On May 11, 2020, the Company acquired all of the assets owned, used, or held by CloseComms Limited (“CloseComms”), a United Kingdom based company with offices in Wales (U.K.) and California (U.S.). One of the CloseComms acquired assets is a patented software application platform that can be integrated into a retail customer’s existing Wi-Fi infrastructure, giving the retailer important customer data and enabling AI-enhanced, targeted promotions to drive store traffic and sales.

Our address is 9841 Washingtonian Blvd., #390, Gaithersburg, MD 20878, our telephone number is (301) 329-2700 and our website is www.mphasetech.com. The information on our website is not a part of this prospectus.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is currently quoted on the OTCQB tier of the OTC Markets under the symbol “XDSL”. Any over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Stockholders

As of August 13, 2020 we had over 23,000 holders of record of our Common Stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of Common Stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

Dividend Policy

We have not paid any dividends on our Common Stock and do not anticipate paying any such dividends in the near future. Instead, we intend to use any earnings for future acquisitions and expanding our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations in conjunction with financial statements and notes thereto, as well as the “Risk Factors” and “Description of Business” sections included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors”.

Overview

Through fiscal year ended June 30, 2018, the Company solely focused on the management of intellectual property associated with the development of innovative power cells and related products through the science of microfluidics, microelectromechanical systems (MEMS) and nano-technology.

On January 11, 2019, the Company underwent a major change in management and control. The new management of the Company is positioning the Company to be a technology leader in artificial intelligence and machine learning while enabling a more rapid commercial development of its patent portfolio and other intellectual property. The Company’s goal is to generate significant revenue from its artificial intelligence and machine learning technologies.

On February 15, 2019, the Company acquired Travel Buddhi, a software platform to enhance travel via ultra-customization tools that tailor a planned trip experience in ways not previously available.

On June 30, 2019, the Company acquired 99% of the outstanding common shares of Alpha Predictions LLP (“Alpha Predictions”). Alpha Predictions is an India-based technology company that has developed a suite of commercial data analysis products for use across multiple industries. The current product offering includes software covering eight categories: inventory, stock management, marketing optimization, sentiment analysis, customer segmentation and behavior, agro-tech image detection, electrocardiogram automation, and a recommendation engine with multiple uses.

On May 11, 2020, the Company acquired all of the assets owned, used, or held by CloseComms Limited (“CloseComms”), a United Kingdom based company with offices in Wales (U.K.) and California (U.S.). One of the CloseComms acquired assets is a patented software application platform that can be integrated into a retail customer’s existing Wi-Fi infrastructure, giving the retailer important customer data and enabling AI-enhanced, targeted promotions to drive store traffic and sales.

Nine Months Ended March 31, 2020 Compared to the Nine Months Ended March 31, 2019

Critical Accounting Policies and Estimates

The discussion and analysis of the Company’s financial condition and results of operations are based upon its unaudited consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of these unaudited consolidated financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent liabilities. On an on-going basis, management evaluates past judgments and estimates, including those related to bad debts, potential impairment of intangible assets, accrued liabilities and contingencies. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The accounting policies and related risks described in Note 3 of the Company’s Annual Report on Form 10-K as filed with the SEC on October 15, 2019 are those that depend most heavily on these judgments and estimates. As of March 31, 2020, there had been no material changes to any of the critical accounting policies contained therein.

Results of Operations

Continuing Operations

Revenue

Our revenue increased to $22,688,086 for the nine months ended March 31, 2020, compared to $0 for the nine months ended March 31, 2019. The increase is the result of expanding upon a new customer agreement entered into during the fourth quarter of fiscal year 2019. Such new customer agreement accounted for 100% of our total revenue during the nine months ended March 31, 2020, resulting in a significant risk of customer concentration.

Cost of Revenue

Cost of revenue totaled $16,955,320 for the nine months ended March 31, 2020, compared to $0 for the nine months ended March 31, 2019. The increase is the result of generating the increased revenue.

Operating Expenses

Our operating expenses, which include software development costs, salaries and benefits, stock-based compensation, legal and professional fees, and general and administrative expenses increased to $20,685,547 for the nine months ended March 31, 2020, compared to $1,541,960 for the nine months ended March 31, 2019, an increase of $19,143,587. The increase is primarily due to stock-based compensation expense related to the Company’s Chief Executive Officer and Chief Financial Officer, an increase in general and administrative expenses related to salaries of the new Chief Executive Officer and Chief Financial Officer, coupled with increased operating expenses to support the increased operations of the business, partially offset by lower expenses from prior officers for services rendered.

On a comparative, proforma basis, excluding non-cash stock-based compensation expense related to the Company’s Chief Executive Officer and Chief Financial Officer, our operating expenses increased to $4,369,203 for the nine months ended March 31, 2020, compared to $231,511 for the nine months ended March 31, 2019, an increase of $4,137,692. The increase is primarily due to increased operating expenses to support the increased operations of the business, partially offset by lower expenses from prior officers for services rendered.

Other (Expense) Income

Our other income increased by $244,279, or 175%, for the nine months ended March 31, 2020. The increase is primarily the result of a gain on the change in fair value of derivative liability associated with the convertible promissory notes, partially offset by increases in amortization related to the convertible promissory notes and interest expense.

Net Loss from Continuing Operations

We had a net loss from continuing operations of $14,848,135 for the nine months ended March 31, 2020, compared to a net loss of $1,681,593 for the nine months ended March 31, 2019, an increase of $13,166,542. The increase in net loss is primarily driven by the increase in operating expenses and other expense, partially offset by the increase in gross profit, as disclosed above.

On a comparative, proforma basis, excluding non-cash stock-based compensation expense related to the Company’s Chief Executive Officer and Chief Financial Officer, we generated net income from continuing operations of $1,468,209 for the nine months ended March 31, 2020, an increase of $1,839,353. The increase in proforma net income is primarily driven by the increase in gross profit, partially offset by increases in operating expenses and other expense.

Discontinued Operations

For the nine months ended March 31, 2020, there are no revenue, cost of revenue, operating expenses, other income (expense), or net income from continuing operations. For the nine months ended March 31, 2019, loss from discontinued operations was $14,713.

Year Ended June 30, 2019 Compared to the Year Ended June 30, 2018

Continuing Operations

Revenues

Our revenue increased to $2,500,000 for the year ended June 30, 2019, compared to $0 for the year ended June 30, 2018. The increase is the result of a new customer agreement entered into during the fourth quarter of fiscal year 2019.

Operating Expenses

Our operating expenses increased to $4,265,886 for the year ended June 30, 2019, compared to $735,026 for the year ended June 30, 2018, an increase of $3,530,860, or 480%. The increase is primarily due to stock-based compensation expense recognized during 2019 related to the Company’s Chief Executive Officer and Chief Financial Officer, an increase in general and administrative expenses related to salaries of the new Chief Executive Officer and Chief Financial Officer, coupled with increased operating expenses to support the increased operations associated with the mPhase Technologies India subsidiary, partially offset by lower expenses from prior officers for services rendered.

Other Income (Expenses)

Our other expense, net, decreased by $1,047,524, or 95%, for the year ended June 30, 2019. The decrease is primarily the result of decreases in the realized gain on extinguishment of debt and interest expense.

Net Loss from Continuing Operations

We had a net loss of $1,974,101 for the year ended June 30, 2019, compared to net income of $126,734 for the year ended June 30, 2018, a decrease of $2,100,835. The increase in net loss is primarily driven by the increase in operating expenses and other income (expense), partially offset by the increase in gross profit.

Discontinued Operations

Operating Expenses

Our operating expenses, which include salaries and benefits, selling and promotions, legal and professional fees and general and administrative expenses decreased to $0 for the year ended June 30, 2019, compared to $22,009 for the year ended June 30, 2018. The decrease is due to a declines in selling and marketing and general and administrative expenses.

Other Income (Expense)

Our other income, net, decreased by $190,329 for the year ended June 30, 2019. The decrease is primarily the result of decreases in the realized gain on extinguishment of debt and interest expense.

Net Income from Discontinued Operations

We had net income of $18,940 for the year ended June 30, 2019, compared to net income of $187,170 for the year ended June 30, 2018, a decrease of $168,230. The decrease is primarily driven by the decrease in other income (expense), partially offset by the decrease in operating expenses.

Critical Accounting Policies

We have identified the policies below as critical to our understanding of the results of our business operations. We discuss the impact and any associated risks related to these policies on our business operations throughout Management’s Discussion and Analysis of Financial Condition and Results of Operations where such policies affect our reported and expected financial results.

In the ordinary course of business, we have made a number of estimates and assumptions in preparing our financial statements in conformity with GAAP. Actual results could differ significantly from those estimates and assumptions. The following critical accounting policies are those that are most important to the portrayal of our consolidated financial statements. For a summary of our significant accounting policies, including the critical accounting policies discussed below, refer to Note 3 - “Summary of Significant Accounting Policies” included in the notes to consolidated financial statements for the year ended June 30, 2019 included elsewhere in this prospectus.

We consider the following accounting policies to be those most important to the portrayal of our results of operations and financial condition:

Derivative Instruments

The Company enters into financing arrangements that consist of freestanding derivative instruments or are hybrid instruments that contain embedded derivative features. The Company accounts for these arrangements in accordance with ASC topic 815, Accounting for Derivative Instruments and Hedging Activities as well as related interpretations of this standard. In accordance with this standard, derivative instruments are recognized as either assets or liabilities in the balance sheet and are measured at fair values with gains or losses recognized in earnings. Embedded derivatives that are not clearly and closely related to the host contract are bifurcated and are recognized at fair value with changes in fair value recognized as either a gain or loss in earnings. The Company determines the fair value of derivative instruments and hybrid instruments based on available market data using appropriate valuation models, considering all of the rights and obligations of each instrument.

The Company estimates fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered consistent with the objective measuring fair values. In selecting the appropriate technique, the Company considers, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques (such as Black-Scholes model) are highly volatile and sensitive to changes in the trading market price of the Company’s common stock. Since derivative financial instruments are initially and subsequently carried at fair values, our income (expense) going forward will reflect the volatility in these estimates and assumption changes.

Convertible Debt Instruments

The Company records debt net of debt discount for beneficial conversion features and warrants, on a relative fair value basis. Beneficial conversion features are recorded pursuant to the Beneficial Conversion and Debt Topics of the Financial Accounting Standards Board (“FASB”) ASC. The amounts allocated to warrants and beneficial conversion rights are recorded as debt discount and as additional paid-in-capital. Debt discount is amortized to interest expense over the life of the debt.

Liquidity and Capital Resources

At March 31, 2020, we had $8,054 of cash and a working capital surplus of $450,622 as compared to cash of $33,996 and a working capital deficit of $2,440,289 at June 30, 2019.

Net cash used in operating activities of continuing operations was $1,139,499 for the nine months ended March 31, 2020 as compared to $118,315 for the nine months ended March 31, 2019.

Net cash used in investing activities of continuing operations was $553 for the nine months ended March 31, 2020 as compared to no net cash used in or provided by investing activities of continuing operations for the nine months ended March 31, 2019.

We have financed our operations since inception primarily through proceeds from equity and debt financings. During the nine months ended March 31, 2020, net cash provided by financing activities of continuing operations was $988,800, as compared to $174,454 during the nine months ended March 31, 2019. Our continued operations primarily depend upon our ability to raise additional capital from various sources including equity and debt financings, as well as our revenue derived from operations. We can give no assurances that any additional capital that we are able to obtain will be sufficient to meet our needs or will be on favorable terms. Based on our current plans, we believe that our cash provided from the above sources may not be sufficient to enable us to meet our planned operating needs for the next twelve months.

In addition to revenue derived from operations, we believe that private placements of our common stock and convertible debt to be issued from time to time will fund our short-term capital needs. At March 31, 2020, we had 100,000,000 authorized shares of common stock of which 13,486,040 shares were issued, 13,312,314 shares were outstanding, and 173,726 shares were to be issued.

The Company expects to continue generating revenues during the fiscal year beginning July 1, 2019 from its artificial intelligence and machine learning software platforms. The Company does not expect to derive any material revenue from its nanotechnology product development until after a deployment and custom tailoring of its Smart Nanobattery.

We have based our estimate on assumptions that may prove to be wrong. We may need to obtain additional funds sooner or in greater amounts than we currently anticipate. Potential sources of financing include strategic relationships, public or private sales of our securities, debt or other sources. We may seek to access the public or private equity markets when conditions are favorable due to our long-term capital requirements. We do not have any committed sources of financing at this time, and it is uncertain whether additional funding will be available when we need it on terms that will be acceptable to us, or at all. If we raise funds by selling additional shares of common stock or other securities convertible into common stock, the ownership interest of our existing stockholders will be diluted. If we are not able to obtain financing when needed, we may be unable to carry out our business plan. As a result, we may have to significantly limit our operations and our business, financial condition and results of operations would be materially harmed.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the names and ages of the members of our board of directors and our executive officers and the positions held by each as of August 13, 2020.

Name	Age	Position(s)

Anshu Bhatnagar	47	Chief Executive Officer and Chairman

Christopher Cutchens	43	Chief Financial Officer

Biographies for the members of our board of directors and our management team are set forth below.

Anshu Bhatnagar – Chief Executive Officer and Chairman

Anshu Bhatnagar has served as our Chief Executive Officer and Chairman of our board of directors since January 11, 2019. In addition, Mr. Bhatnagar is a food distribution veteran also CEO and Chairman of the Board of Verus International, Inc, another publicly-traded company and previously was the Chief Executive Officer of American Agro Group, an international trading and distribution company that specialized in exporting agricultural commodities and food products from May 2012 to January 2016. Mr. Bhatnagar was also a Managing Member of Blue Capital Group, a real estate oriented multi-family office focused on acquiring, developing, and managing commercial real estate as well as investing in operating businesses from January 2008 to December 2016. He has also owned and operated other successful businesses in technology, construction and waste management. We believe Mr. Bhatnagar is qualified to serve as a member of our board because of his extensive business experience.

Christopher Cutchens – Chief Financial Officer

Christopher Cutches has served as our Chief Financial Officer since June 1, 2019. In addition, Since June 1, 2019, Mr. Cutchens has served as the Chief Financial Officer of Verus International, Inc., and since June 2018 he has served as the Managing Partner of Cutchens Group, LLC, a consulting firm specializing in providing operational and financial services to both public and private companies. From January 2016 until June 2018, Mr. Cutchens served as Executive Vice President, Chief Operating Officer and Financial Officer of MidAmerica Administrative and Retirement Solutions, LLC, a private company that provides employee benefit programs to plan sponsors and employees. From January 2013 to January 2016, Mr. Cutchens served as Executive Vice President and Chief Financial Officer of Aspire Services, LLC (“Aspire”), and from April 2012 to January 2013, he served as Vice President of Accounting and Finance of Aspire. Aspire is a service provider of retirement solutions. In addition, Mr. Cutchens has served in various other capacities including Corporate Controller of Watsco, Inc. (NYSE: WSO); Corporate Controller of Carrier Enterprise, LLC; Director of Corporate Accounting and Financial Reporting and Assistant Corporate Controller of MarineMax, Inc. (NYSE: HZO); and Senior Auditor at KPMG LLP. Mr. Cutchens received a Bachelor of Science degree in accounting and a masters degree in accounting information systems from the University of South Florida. Mr. Cutchens is a CPA licensed in the State of Florida.

Family Relationships

There are no family relationships among our executive officers and directors.

Involvement in Certain Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

Director Independence

Although our Common Stock is not listed on any national securities exchange, for purposes of independence we use the definition of independence applied by The Nasdaq Stock Market. Accordingly, the sole Director of the Company, Anshu Bhatnagar, does not meet the definition of “independent director” under Rule 4200(A)(15) of the NASD Manual.

Corporate Governance

Board Committees

The Company presently does not have an audit committee, compensation committee or nominating and corporate governance committee or committee performing similar functions, as management believes that the Company is in an early stage of development to form such committees. The board of directors acts in place of such committees. The Company currently does not have an audit committee financial expert for the same reason that it does not have board committees.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to our principal executive officer during our fiscal year ended June 30, 2019.

Name and Position	Year	Salary	Bonus	Stock Awards	All Other Compensation		Total ($)
New Management

Anshu Bhatnagar
Chief Executive Officer	2019	$129,861	$-	$1,310,449	$2,492,948	(1)	$3,933,258

Christopher Cutchens Chief Financial Officer	2019	$-	$-	$-	$-		$-

Old Management

Ronald Durando	2019	$-	$-	$-	$-		$-
Chief Executive Officer	2018	$-	$-	$200,000	$25,678	(2)	$225,678

Gustave Dotoli	2019	$-	$-	$-	$-		$-
Chief Operating Officer	2018	$-	$-	$100,000	$8,623	(2)	$108,623

Martin Smiley	2019	$-	$-	$-	$-		$-
CFO and General Counsel	2018	$-	$-	$100,000	$7,973	(2)	$107,973

FOOTNOTES

(1)	Includes $2,492,697 related to stock warrants and $251 of interest on loans to the Company.
(2)	Interest on loans to the Company.

Outstanding Equity Awards at Fiscal Year End

At June 30, 2019, Anshu Bhatnagar, our Chief Executive Officer had earned warrants to acquire 4,985,393 shares of common stock under the provisions of his Warrant Agreement.

Subsequent to June 30, 2019, Mr. Bhatnagar earned the maximum number of warrants available under the provisions of the Warrant Agreement to acquire 37,390,452 shares of the Company’s common stock. Furthermore, on July 15, 2020, the Company entered into an exchange agreement with Mr. Bhatnagar, whereby earned and issued warrants to purchase 37,390,452 shares of the Company’s Common Stock pursuant to the terms of that certain Transition Agreement (the “Transition Agreement”) and Warrant Agreement (the “Warrant Agreement”) each between the Company and Mr. Bhatnagar and dated as of January 11, 2019 were forfeited and exchanged for (i) 37,390,452 shares of the Company’s Common Stock and (ii) the cancellation and termination of the Transition Agreement and Warrant Agreement.

Director Compensation

None.

Employment Agreements

Anshu Bhatnagar Employment Agreement

Mr. Bhatnagar, President and Chief Executive Officer, pursuant to the terms of an Employment Contract, Transition Agreement and a Warrant Agreement, each dated as of January 11, 2019, for a period of 5 years and at a base cash salary of $275,000 per annum. Under the terms of the Employment Contract and Transition Agreement, Mr. Bhatnagar received 2,620,899 Restricted Shares of Common Stock of the Company.

In addition, Mr. Bhatnagar was granted 1,000 shares of a newly-created class of Series A Preferred Stock of the Company that effectively gives him voting control of the Company. As the holder of one thousand (1,000) shares of Series A Preferred Stock, Mr. Bhatnagar shall have the number of votes (identical in every other respect to the voting rights of the holders of Common Stock entitled at any regular or special meeting of shareholders of the Company) equal to such number of shares of Common Stock that is not less than fifty-one (51%) of the vote required to approve any action that New Jersey law provides may or must be approved by vote or consent of the holders of Common Stock or any other securities of the Company entitled to vote. Except as otherwise required by law, the holder of the Series A Preferred Stock shall vote together with the holders of Common Stock on all matters and shall not vote as a separate class. Notwithstanding the foregoing, should the Company enter into a merger agreement with another company and such merger is deemed significant as per SEC Regulation SX Section 3.05 and Section 3.06 Requirements, the Company with seek shareholder approval by a Proxy solicitation in compliance with Federal and State law.

Mr. Bhatnagar has been elected to the Board of Directors of the Company. Under the terms of the Transition Agreement and a cashless Warrant Agreement, Mr. Bhatnagar is able to earn an additional 4% of the outstanding Common Stock of the Company for each $1 million of gross revenues of the Company up to $15 million in such revenues and for a total (including his original grant of the Company’s common stock) not to exceed 80% of the total outstanding common stock of the Company. The purpose of this transaction is to bring in new management to the Company replacing its existing management to continue development of the Company’s patented and patent pending Smart NanoBattery and Drug Delivery Systems. Either directly or through wholly-owned subsidiaries. In addition, Mr. Bhatnagar intends to broaden the Company’s existing lines of business to include diverse lines of business that the Company can manage profitably within reasonable time frames within the Company’s resources.

On June 1, 2019 (the “Effective Date”), the Company entered into an employment agreement (the “Employment Agreement”) with Christopher Cutchens pursuant to which Mr. Cutchens will serve as Chief Financial Officer of the Company. Pursuant to the terms of the Employment Agreement, Mr. Cutchens will receive a base salary of $75,000 per year. Mr. Cutchens’ base salary shall be subject to annual review and increase by the Company beginning on November 1, 2020. Mr. Cutchens shall also be eligible to receive an annual performance-based bonus based upon the attainment of certain goals established by the Company. The bonus shall not exceed 50% of Mr. Cutchens’ then base salary. In addition to the foregoing, Mr. Cutchens received 231,635 shares of the Company’s common stock which shall vest 25% on the six-month, 1 year, 2 year and 3-year anniversaries of the Effective Date. Mr. Cutchens is also entitled to participate in any and all benefit plans in effect for senior executives of the Company, along with vacation, sick and holiday pay in accordance with the Company’s policies established and in effect from time to time.

The Company or Mr. Cutchens may terminate the Employment Agreement at any time and for any reason; provided, however, Mr. Cutchens must provide at least 30 days prior written notice of his termination. In addition, the Company may terminate Mr. Cutchens’ employment with or without Cause (as defined in the Employment Agreement). In the event the Company terminates Mr. Cutchens’ employment without Cause (as defined in the Employment Agreement) and if Mr. Cutchens executes a general release of all claims against the Company and its affiliates, which release is not revoked, then, Mr. Cutchens shall receive the following: (i) if Mr. Cutchens has been employed by the Company between 12 and 23 months, six months of his then base salary; (ii) if Mr. Cutchens has been employed by the Company for at least 24 months, twelve months of his then based salary; and (iii) COBRA benefits. In the event Mr. Cutchens terminates his employment with the Company for any reason, he shall be entitled to receive (i) any portion of his then base salary not paid through the date of termination; (ii) reimbursement of expenses incurred on or prior to the termination date; (iii) any accrued but unused vacation pay; (iii) any pro-rated and unpaid portion of the annual bonus Mr. Cutchens is entitled to as of the termination date; and any amount arising from Mr. Cutchens’ participation in, or benefits under, any benefit plans.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of August 13, 2020, as to each person or group who is known to us to be the beneficial owner of more than 5% of our outstanding voting securities and as to the security and percentage ownership of each of our executive officers and directors and of all of our officers and directors as a group. As of August 13, 2020, we had 73,240,897 shares of Common Stock issued and outstanding and 1,000 shares of Series A Preferred Stock outstanding.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of Common stock Shown as beneficially owned by the stockholder.

Shares of Common Stock that are currently exercisable or convertible within 60 days of August 13, 2020 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage beneficial ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Amount and Nature of Beneficial Ownership
Name and Address (1)	Common Stock Ownership	Percentage of Common Stock Ownership	Series A Preferred Stock Ownership	Percentage of Series A Preferred Stock	Percentage of Total Voting Power(2)
Officers and Directors:
Anshu Bhatnagar	40,011,351	54.6%	1,000	100%	54.6%
Christopher Cutchens (3)	115,818	*	-	0%	*
All Officers and Directors as a Group (2 Persons)	40,127,169	54.8%	1,000	100%	54.8%
5% Stockholders:
None

* Less than one percent.

(1) Unless otherwise indicated, the address of the stockholder is c/o mPhase Technologies, Inc., 9841 Washingtonian Blvd., Suite 390, Gaithersburg, MD 20878.

(2) Holders of our Common Stock are entitled to one vote per share, holders of our Series A Convertible Preferred Stock are entitled to the number of votes (identical in every other respect to the voting rights of the holders of Common Stock entitled at any regular or special meeting of shareholders of the Company) equal to such number of shares of Common Stock that is not less than fifty-one (51%) of the vote required to approve any action that New Jersey law provides may or must be approved by vote or consent of the holders of Common Stock or any other securities of the Company entitled to vote.

(3) Excludes 115,817 shares of common stock which vests in two equal installments on June 1, 2021 and June 1, 2022.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related-Party Transactions

Transactions with Microphase Corporation

At June 30, 2019, the Company owed $32,545 to Microphase for previously leased office space at its Norwalk location and for certain research and development services and shared administrative personnel from time to time, all through December 31, 2015.

Transactions with Former Director

A former outside Director, received 200,000 shares of the Company’s common stock valued at $100,000 pursuant to a resolution of the Company’s Board dated November 28, 2017, whereby such shares would be issued when enough authorized shares became available. The liability for this award was included in accrued expenses at June 30, 2018. The shares of the Company’s common stock were issued during the year ended June 30, 2019.

During the year ended June 30, 2019, a former outside Director’s affiliated firms converted $186,000 of accrued fees into 372,000 shares and $132,234 of a note and accrued interest into 276,205 shares of the Company’s common stock. At June 30, 2019, there was no outstanding balance for accrued fees or for a note with accrued interest.

Effective October 1, 2018, the Company reversed to additional paid in capital $7,500 of accrued finders’ fees waved by Eagle Strategic Advisers and no amount of such fees was accrued to this former outside Director’s affiliated firm at June 30, 2019.

During the fiscal years ended June 30, 2019 and 2018 the Company recorded $1,959 and $7,895 of accrued interest on this loan.

Transactions With Officers

At various points during past fiscal years certain officers of the Company provided bridge loans to the Company evidenced by individual promissory notes and deferred compensation so as to provide working capital to the Company. All of these notes accrue interest at the rate of 6% per annum, and are payable on demand. During the fiscal years ended June 30, 2019 and 2018, the officers advanced $144,557 and $77,326 to provide working capital to the Company and $15,467 and $44,274 has been charged for interest on loans from officers.

At June 30, 2019 and 2018, these outstanding notes including accrued interest totaled $58,165 and $777,712, respectively. At June 30, 2019 and 2018, these promissory notes are convertible into shares of the Company common stock, if available.

During the fiscal year ended June 30, 2019, Messrs. Durando, Dotoli and Smiley received 800,000 shares of common stock, which were valued at $400,000, Mr. Biderman a former outside Director received 200,000 shares of common stock, which were valued at $100,000 and strategic consultants received 150,000 shares of common stock, which were valued at $75,000. In the aggregate, this group received a total of 1,150,000 shares of common stock, which was valued at $575,000 and included in accrued expenses at June 30, 2018.

During the fiscal year ended June 30, 2019, the Company issued 3,898,733 shares of common stock, with 329,553 shares to be issued, to a number of related parties and strategic consultants in connection with prior services provided to the Company. The shares issued were valued at $1,883,445. During the fiscal year ended June 30, 2018, there were no shares of common stock issued to related parties or strategic consultants.

During the fiscal year ended June 30, 2019, the Company incurred $9,000 of expense related to legal and consulting services provided by Mr. Smiley, the Company’s former CFO and legal counsel.

During the fiscal year ended June 30, 2019, the Company issued 2,620,899 (“Signing Shares”) shares of common stock to its President and CEO, Mr. Bhatnagar, in connection with the commencement of his employment with the Company. The grant date fair value of $1,310,449 is based upon the closing price of the Company’s common stock on January 11, 2019, and is included in stock-based compensation expense within the consolidated statement of operations.

On June 1, 2019, the Company granted 231,635 shares of common stock to Mr. Cutchens, the Company’s Chief Financial Officer. The common stock will vest 25% on the six month, 1 year, 2 year, and 3 year anniversaries of the grant date. The Company recorded $16,464 of stock-based compensation expense during the year ended June 30, 2019, related to this common stock grant. During the year ended June 30, 2018, the Company did not issue any common stock to employees or officers.

During the year ended June 30, 2019, the Company charged to expense and included in accrued expenses at June 30, 2019, $129,861 and $6,691 of compensation expense and related fringe costs for amounts due under the employment contract to Mr. Bhatnagar as our President and CEO, as well as $7,621 for facility use and support costs at our Maryland office, to Verus International, Inc. (ticker symbol “VRUS”) a publicly-held company, for which Mr. Bhatnagar is also the President and CEO.

Conversion Feature and Conversions of Debt to Officers’

The Company amortized the remaining $91,177 deferred charge balance to beneficial conversion feature interest expense for the year ended June 30, 2019. At June 30, 2019, there is no deferred charges for beneficial conversion feature interest expense remaining.

LEGAL MATTERS

Unless otherwise indicated, Mailander Law Office, Inc., San Diego, California, has passed upon the validity of the shares of our Common Stock to be sold in this offering.

EXPERTS

The financial statements of mPhase Technologies, Inc. for the year ended June 30, 2019 and June 30, 2018 have been included herein in reliance upon the reports of Assurance Dimensions, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Common Stock being offered by this prospectus. This prospectus does not contain all of the information in the registration statement of which this prospectus is a part and the exhibits to such registration statement. For further information with respect to the Common Stock by this prospectus, we refer you to the registration statement of which this prospectus is a part and the exhibits to such registration statement. Statements contained in this prospectus as to the contents of any contract or any other document are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document incorporated by reference or filed as an exhibit to the registration statement of which this prospectus is a part. Each of these statements is qualified in all respects by this reference.

You may read and copy the registration statement of which this prospectus is a part, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including mPhase Technologies, Inc. The SEC’s Internet site can be found at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at mPhase Technologies, Inc., 9841 Washingtonian Blvd., Suite 390, Gaithersburg, MD 20878 or telephoning us at (301) 329-2700.

We are subject to the information and reporting requirements of the Exchange Act, and, in accordance with this law, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.mphasetech.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

10,406,591 Shares of Common Stock

PROSPECTUS

August 14, 2020

mPHASE TECHNOLOGIES, INC.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

and Stockholders of mPhase Technologies, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of mPhase Technologies, Inc. (the Company) as of June 30, 2019 and 2018, and the related statements of operations, changes in stockholders’ deficit, and cash flows for each of the years in the two-year period ended June 30, 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2019, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a history of net losses, has negative working capital at June 30, 2019, has incurred recurring negative cash flow from operating activities, and has an accumulated deficit which raises substantial doubt to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Assurance Dimensions
Certified Public Accountants

We have served as the Company’s auditor since 2016.
Coconut Creek, Florida

October 15, 2019

F-1

mPHASE TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2019	June 30, 2018
Assets
Current Assets
Cash	$33,996	$261
Accounts receivable, net	2,526,155	-
Prepaid expenses	8,820	-
Total Current Assets	2,568,971	261
Property and equipment, net	11,048	-
Goodwill	6,020	-
Intangible asset - purchased software, net	3,025,801	-
Other assets	3,058	800
Total Assets	$5,614,898	$1,061

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable	$366,274	$421,056
Accrued expenses	3,368,801	1,273,569
Due to related parties	65,459	226,045
Notes payable to officers	25,251	777,912
Convertible notes payable, net of discount	2,351	-
Notes payable to director and investor	-	133,274
Current portion, liabilities in arrears with convertible features	109,000	997,698
Current portion, liabilities in arrears - judgement settlement agreement (Note 9)	855,660	-
Derivative liability	133,669	-
Liabilities of discontinued operations	82,795	163,976
Total Current Liabilities	5,009,260	3,993,530

Commitments and Contingencies (Note 15)

Stockholders’ Equity (Deficit)
Preferred stock, $0.01 par value; 1,000 shares authorized and 1,000 shares and no shares issued and outstanding at June 30, 2019 and June 30, 2018, respectively	10	-
Common stock, $0.01 par value; 25,000,000 shares authorized and 11,689,078 and 3,372,103 shares issued and outstanding at June 30, 2019 and June 30, 2018, respectively	116,890	33,721
Additional paid-in-capital	214,007,203	207,652,502
Common stock to be issued	115,388	-
Accumulated deficit	(213,633,853)	(211,678,692)
Total Stockholders’ Equity (Deficit)	605,638	(3,992,469)
Total Liabilities and Stockholders’ Equity (Deficit)	$5,614,898	$1,061

The accompanying notes are an integral part of these consolidated financial statements.

F-2

mPHASE TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	June 30,
	2019	2018
Revenue	$2,500,000	$-
Cost of revenue	-	-
Gross Profit	2,500,000	-
General and administrative expenses	4,265,886	735,026
Operating loss	(1,765,886)	(735,026)
Other Income (Expense):
Interest expense	(210,594)	(246,162)
Loss on change in fair value of derivative liability	(30,508)	-
Initial derivative expense	(25,161)	-
Amortization of debt discount	(2,260)	-
Amortization of deferred financing costs	(90)	-
Gain on extinguishment of debt	60,398	1,107,922
Total Other Income (Expense)	(208,215)	861,760
(Loss) Income from continuing operations before income taxes	(1,974,101)	126,734
Income taxes	-	-
(Loss) Income from continuing operations	(1,974,101)	126,734
Discontinued operations (Note 16)
Income from discontinued operations	18,940	187,170
Net (loss) income	$(1,955,161)	$313,904

(Loss) Income per common share:
(Loss) Income from continuing operations per common share - basic	$(0.23)	$0.04

(Loss) Income from continuing operations per common share - diluted	$(0.23)	$0.04

Income from discontinued operations per common share - basic	$0.00	$0.06

Income from discontinued operations per common share - diluted	$0.00	$0.05

(Loss) Income per common share - basic	$(0.23)	$0.09

(Loss) Income per common share - diluted	$(0.23)	$0.09

Weighted average shares outstanding – basic	8,505,508	3,336,811

Weighted average shares outstanding – diluted	8,505,508	3,600,000

The accompanying notes are an integral part of these consolidated financial statements.

F-3

mPHASE TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ (DEFICIT) EQUITY

FOR THE YEARS ENDED JUNE 30, 2019 AND 2018

	Preferred Stock		Common Stock		Additional	Common
		$.01 Par		$.01 Par	Paid in	Stock to be	Accumulated	Stockholders’
	Shares	Value	Shares	Value	Capital	Issued	Deficit	Deficit
Balance June 30, 2017	-	$-	3,552,943	$35,529	$207,448,124	$-	$(211,992,596)	$(4,508,943)
Issuance of Common Stock to accredited investors in private placements, net of $9,000 fees			360,000	3,600	77,400			81,000
Beneficial Conversion Feature Interest Expense Charged to Additional Paid in Capital					121,570			121,570
Return to treasury of shares cancelled by significant shareholders			(540,840)	(5,408)	5,408			-
Net Income							313,904	313,904
Balance June 30, 2018	-	$-	3,372,103	$33,721	$207,652,502	$-	$(211,678,692)	$(3,992,469)
Reversal of accrued fees from private placements to accredited investors					7,500			7,500
Issuance of Common Stock to accredited investors in private placements			640,000	6,400	153,600			160,000
Beneficial Conversion Feature Interest Expense Charged to Additional Paid in Capital					91,177			91,177
Issuance of Common Stock for accrued services			1,150,000	11,500	563,500			575,000
Issuance of Common Stock for the conversion of Related Party debts and Strategic Vendor payables			3,898,733	38,987	1,762,070			1,801,057
Issuance of Common Stock in connection with employment contract			2,620,899	26,209	1,284,240			1,310,449
Warrants earned under employment contract					2,492,697			2,492,697
Issuance of Preferred Stock in connection with employment contract	1,000	10			(10)			-
Common stock to be issued for the conversion of Related Party debts and Strategic Vendor payables						115,388		115,388
Issuance of Common Stock in connection with reverse split for fractional shares and adjustments			7,343	73	(73)			-
Net Loss							(1,955,161)	(1,955,161)
Balance June 30, 2019	1,000	$10	11,689,078	$116,890	$214,007,203	$115,388	$(213,633,853)	$605,638

The accompanying notes are an integral part of these consolidated financial statements.

F-4

mPHASE TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	June 30,
	2019	2018
Cash flows from operating activities:
Net (loss) income	$(1,955,161)	$313,904
Adjustments to reconcile net (loss) income to net cash from operating activities:
Depreciation and amortization	-	683
Gain on extinguishment of debt	(60,398)	(1,107,922)
Amortization of deferred financing costs	90	-
Amortization of debt discount	2,260	-
Initial derivative expense	25,161	-
Loss on change in fair value of derivative liability	30,508	-
Amortization of deferred compensation and beneficial conversion interest expense	91,177	121,570
Stock-based compensation	3,819,610	-
Changes in operating assets and liabilities:
Increase in prepaid expenses	(1,332)	-
Increase in other assets	(2,258)	-
Increase in accounts receivable	(2,500,000)	-
Increase in accounts payable and accrued expenses	346,373	755,048
Net cash (used in) provided by operating activities of continuing operations	(203,970)	83,283
Net cash used in operating activities of discontinued operations	-	(256,511)
Net cash used in operating activities	(203,970)	(173,228)

Cash flows from investing activities:
Payments toward Travel Buddhi purchased software intangible	(55,000)	-
Capitalized software development costs	(4,852)	-
Net cash used in investing activities of continuing operations	(59,852)	-

Cash flows from financing activities:
Proceeds from issuance of convertible notes payable, net	53,000	-
Proceeds from notes payable to related parties	144,557	78,404
Proceeds from issuance of common stock, net of finder’s fees	193,000	81,000
Due to related party - Eagle	-	9,000
Proceeds of demand note - Investor	-	2,000
Repayments under settlement agreement	(93,000)	-
Repayments of notes payable to related parties	-	(1,078)
Net cash provided by financing activities of continuing operations	297,557	169,326
Net cash used by financing activities of discontinued operations	-	-
Net cash provided by financing activities	297,557	169,326

Net increase (decrease) in cash	33,735	(3,902)
Cash at beginning of period	261	4,163

Cash at end of period	$33,996	$261

Supplemental disclosure:
Cash paid for interest	$-	$9,684

Supplemental disclosure of non-cash investing and financing activities:

Reversal of accrued fees from private placements to accredited investors	$7,500	$-

Acquisition of Travel Buddhi purchased software intangible under promissory note payable, net of payments	$60,281	$-

Acquisition of Alpha Predictions under promissory note payable	$1,438	$-

Issuance of Common Stock for accrued services
Value	$575,000	$-
Shares	1,150,000	-

Issuance of Common Stock for the conversion of Related Party debts and Strategic Vendor payables
Value	$1,801,057	$-
Shares	3,898,733	-

The accompanying notes are an integral part of these consolidated financial statements.

F-5

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

NOTE 1: ORGANIZATION AND NATURE OF BUSINESS

mPhase Technologies, Inc. (“mPhase” or the “Company”) was initially incorporated in New Jersey in 1979 under the name Tecma Laboratory, Inc. In 1987, the Company changed its name to Tecma Laboratories, Inc. As Tecma Laboratories, Inc., the Company was primarily engaged in the research, development and exploration of products in the skin care field. On February 17, 1997, the Company acquired Lightpaths, Inc., a Delaware corporation, which was engaged in the development of telecommunications products incorporating DSL technology, and the Company changed its name to Lightpaths TP Technologies, Inc.

On May 5, 1997, the Company completed a reverse merger with Lightpaths TP Technologies, Inc. and thereafter changed its name to mPhase Technologies, Inc. on June 2, 1997.

mPhase, a New Jersey corporation is a publicly-held company with 11,689,078 shares of common stock outstanding and 461,553 shares of common stock to be issued at June 30, 2019. The Company’s common stock is traded on the OTC Pink Quotation System under the ticker symbol XDSL.

The Company from inception through June 30, 2010 focused much of its efforts in the commercial deployment of its TV+ products for delivery of broadcast IPTV, and DSL component products which include POTS splitters. Beginning in 2004, the Company added a new line of power cell batteries and electronic sensors (magnetometers) being developed through the use of nano-technology. The Company discontinued its TV+ line of products as of June 30, 2010 as well as its electronic sensor products.

In recent years, the Company has shifted its primary business focus to the development of innovative power cells and related products through the science of microfluidics, microelectromechanical systems (MEMS) and nano-technology. Using these disciplines, it has developed a battery that has a significantly longer shelf life prior to activation than conventional batteries. In addition, such battery product, unlike conventional batteries, is capable of disposal after use without harm to the environment. This technology is a significant technology and business of the Company today. Presently the Company is pursuing strategic alternatives to best monetize its patent portfolio, including partnering to exploit its opportunities for its drug delivery system. The Company is seeking to engage a grant and project proposal consultant to obtain government funding available under the Departments of Defense and Homeland Security including The Department of Defense Ordnance Technology Consortium (“DOTC”), Small Business Innovative Research (“SBIR”), Cooperative Research and Development Agreements (“CRADA”) and similar programs for targeted applications for its smart nano-battery applications.

F-6

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

NOTE 1: ORGANIZATION AND NATURE OF BUSINESS (continued)

On January 11, 2019, the Company underwent a major change in management and control. The new management of the Company is positioning the Company to be a technology leader in artificial intelligence and machine learning while enabling a more rapid commercial development of its patent portfolio and other intellectual property. Artificial Intelligence is just simple math executed on an enormous scale. The more instances and calculations a system can process, the more possible it is for that system to emulate human-like cognitive abilities. With the advent of cloud infrastructure, GPU-accelerated processing and deep learning architectures, it is now commercially viable to perform this math at such speeds and efficiency that Artificial Intelligence (human-like cognitive abilities) can be embedded directly into business operations, platform architectures, business services and customer experiences. The Company’s goal is to generate significant revenue from its artificial intelligence and machine learning technologies.

mPower Technologies, Inc. is a New Jersey corporation and is a wholly-owned consumer products subsidiary of mPhase Technologies, Inc. This subsidiary had its last significant sale of Jump products during the first quarter of fiscal 2017 and this product line is reflected as discontinued operations within these consolidated financial statements. Medds, Inc., is a Wyoming corporation and is a wholly-owned subsidiary of mPhase Technologies, Inc. Medds, Inc., was formed to capitalize on opportunities for the Company’s drug delivery system.

The Company is presently headquartered 9841 Washingtonian Blvd., Suite 390, Gaithersburg, MD 20878.

NOTE 2: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has incurred a net loss of $1,955,161 and has incurred negative cash flows from operations of $203,970 for the year ended June 30, 2019. At June 30, 2019, the Company had a working capital deficit of $2,440,289, and an accumulated deficit of $213,633,853. It is management’s opinion that these facts raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the date of this filing, without additional debt or equity financing. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts nor to the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company was able to enter into convertible debt arrangements and private placements of equity with accredited independent investors to provide liquidity and capital resources during the preceding two fiscal years. In addition, and from time to time during fiscal years 2019 and 2018, the Company raised necessary working capital through bridge loans from officers. During the years ended June 30, 2019 and 2018, the Company received net proceeds from private placements with accredited investors of $193,000 and $81,000, respectively.

F-7

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

NOTE 2: GOING CONCERN (continued)

In order to meet its working capital needs through the next twelve months and to fund the growth of our nanotechnology, artificial intelligence, and machine learning technologies, the Company may consider plans to raise additional funds through the issuance of equity or debt. Although the Company intends to obtain additional financing to meet its cash needs, the Company may be unable to secure any additional financing on terms that are favorable or acceptable to it, if at all.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

The consolidated financial statements for the years ended June 30, 2019 and 2018, include the operations of mPhase and its wholly-owned subsidiaries, mPower Technologies, Inc., Medds, Inc., mPhase Technologies India Private Limited effective March 19, 2019, and Alpha Predictions LLP effective June 30, 2019. All significant intercompany accounts and transactions have been eliminated in the consolidation.

Foreign Currency Translation and Transactions

The functional currency of our operations in India is the Indian Rupee. Foreign currency denominated assets and liabilities are translated into U.S. dollars at the exchange rates in effect at the balance sheet date, and income and expense items are translated at the average exchange rates in effect during the applicable period. The aggregate effect of foreign currency translation is recorded in accumulated other comprehensive income/loss in our consolidated balance sheets. Our net investment in our Indian operations is recorded at the historical rate and the resulting foreign currency translation adjustments are included in accumulated other comprehensive income/loss in our consolidated balance sheets. From the effective date of our India subsidiaries, mPhase Technologies India Private Limited and Alpha Predictions LLP, through June 30, 2019, foreign currency translation gains were not significant and did not have a material impact on the consolidated balance sheets or consolidated statements of operations.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. If actual results significantly differ from the Company’s estimates, the Company’s financial condition and results of operations could be materially impacted. Significant estimates include the collectability of accounts receivable, accrued expenses, valuation of derivative liabilities, stock-based compensation, and the deferred tax asset valuation allowance.

F-8

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations of Credit Risk

Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company maintains cash and cash equivalents with three financial institutions. Deposits held with the financial institutions may exceed the amount of insurance provided by the Federal Deposit Insurance Corporation on such deposits, but may be redeemed upon demand. The Company performs periodic evaluations of the relative credit standing of the financial institutions. With respect to accounts receivable, the Company monitors the credit quality of its customers as well as maintain an allowance for doubtful accounts for estimated losses resulting from the inability of customers to make required payments.

Revenue Risk

Agreements which potentially subject the Company to concentrations of revenue risk consist principally of one customer agreement. For the years ended June 30, 2019 and 2018, this one customer accounted for 100% and 0% of our total revenue, respectively. At June 30, 2019 and 2018, this one customer accounted for 99% and 0% of our total accounts receivable, respectively.

Cash and Cash Equivalents

For purposes of balance sheet presentation and reporting of cash flows, the Company considers all unrestricted demand deposits, money market funds and highly liquid debt instruments with an original maturity of less than 90 days to be cash and cash equivalents. There were no cash equivalents at June 30, 2019 or 2018.

Accounts Receivable

The Company regularly reviews outstanding receivables and provides for estimated losses through an allowance for doubtful accounts. In evaluating the level of established loss reserves, the Company makes judgments regarding its customers’ ability to make required payments, economic events, and other factors. As the financial condition of these parties change, circumstances develop or additional information becomes available, adjustments to the allowance for doubtful accounts may be required. The Company maintains reserves for potential credit losses, and such losses traditionally have been within its expectations. The Company has determined no allowance for doubtful accounts is required at June 30, 2019 or 2018.

F-9

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

All expenditures on the acquisition for property and equipment are recorded at cost and capitalized as incurred, provided the asset benefits the Company for a period of more than one year. Expenditures on routine repairs and maintenance of property and equipment are charged directly to operating expense. The property and equipment is depreciated based upon its estimated useful life after being placed in service, which is 3 to 5 years. When equipment is retired, sold or impaired, the resulting gain or loss is reflected in earnings. The Company incurred depreciation expense of $0 and $683 for the years ended June 30, 2019 and 2018, respectively.

Impairment of Long-Lived Assets

In accordance with Accounting Standards Codification (“ASC”) 360-10, “Property, Plant, and Equipment”, the Company periodically reviews its long- lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. For the years ended June 30, 2019 and 2018, the Company did not impair any long-lived assets.

Goodwill and Intangible Assets

Goodwill is recorded when the purchase price paid for an acquisition exceeds the fair value of the net identified tangible and intangible assets acquired. The Company evaluates goodwill for impairment annually or more frequently when an event occurs or circumstances change that indicate that the carrying value may not be recoverable. The Company tests goodwill for impairment by first comparing the fair value of the reporting unit to its carrying value. If the fair value is determined to be less than the carrying value, a second step is performed to measure the amount of impairment loss. On June 30, 2020, we will perform our annual evaluation of goodwill impairment to determine if the estimated fair value of the reporting unit exceeds its carrying value.

Patents and licenses are capitalized when the Company determines there will be a future benefit derived from such assets and are stated at cost. Amortization is computed using the straight-line method over the estimated useful life of the asset, generally five years. As of June 30, 2019, and 2018, the book value of patents and licenses of $214,383, has been fully amortized and no amortization expense was recorded for the years ended June 30, 2019 and 2018.

Capitalized Software Development Costs

The Company follows the provisions of ASC 350-40, “Internal Use Software.” ASC 350-40 provides guidance for determining whether computer software is internal-use software, and on accounting for the proceeds of computer software originally developed or obtained for internal use and then subsequently sold to the public. It also provides guidance on capitalization of the costs incurred for computer software developed or obtained for internal use. The Company expenses all costs incurred during the preliminary project stage of its development, and capitalizes the costs incurred during the application development stage. Costs incurred relating to upgrades and enhancements to the software are capitalized if it is determined that these upgrades or enhancements add additional functionality to the software. Costs incurred to improve and support products after they become available are charged to expense as incurred.

Capitalized software development costs are amortized on a straight-line basis over the estimated useful lives, currently three years. Management evaluates the useful lives of these assets on an annual basis and tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets.

As of June 30, 2019, the book value of purchased and developed technology of $3,025,801, included two technology platforms, a machine learning platform and an artificial intelligence platform. For the year ended June 30, 2019 and 2018, there was no amortization of either purchased technology platforms.

Fair Value of Financial Instruments

The Company accounts for the fair value of financial instruments in accordance with ASC topic 820, “Fair Value Measurements and Disclosures” (ASC 820), formerly SFAS No. 157 “Fair Value Measurements”. ASC 820 defines “fair value” as the price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

F-10

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

ASC 820 also describes three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities traded in active markets.

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3: Inputs that are generally unobservable. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Financial instruments consist principally of cash, accounts receivable, prepaid expenses, accounts payable, accrued liabilities, due to related parties, and current and long-term debt. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature. The fair value of short and long-term debt is based on current rates at which the Company could borrow funds with similar remaining maturities. The carrying amounts approximate fair value with the exception of the fair value of due to related parties as the fair value cannot be determined due to a lack of similar instruments available to the Company. It is management’s opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

Revenue Recognition

Revenue is derived from the sale of artificial intelligence and machine learning focused technology products. The Company recognizes revenue when performance obligations under the terms of a contract with the customer are satisfied. Product sales occur once control is transferred upon delivery to the customer. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products. The amount of consideration the Company receives and revenue the Company recognizes varies with changes in customer incentives the Company offers to its customers and their customers. In the event any discounts, sales incentives, or similar arrangements are agreed to with a customer, such amounts are estimated at time of sale and deducted from revenue. Sales taxes and other similar taxes are excluded from revenue (see Note 7).

Share-Based Compensation

The Company computes share based payments in accordance with ASC 718-10, Compensation (“ASC 718-10”) and Staff Accounting Bulletin (“SAB”) No. 107, Share-Based Payment No. 107 (“SAB 107”). The Company has applied the provisions of SAB 107 in its adoption of ASC 718-10. The Company accounts for non-employee share-based awards in accordance with ASC Topic 505-50, Equity Based Payments to Non-Employees. The Company estimates the fair value of stock options and warrants by using the Black-Scholes option pricing model.

F-11

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Derivative Instruments

The Company enters into financing arrangements that consist of freestanding derivative instruments or are hybrid instruments that contain embedded derivative features. The Company accounts for these arrangements in accordance with ASC topic 815, Accounting for Derivative Instruments and Hedging Activities as well as related interpretations of this standard. In accordance with this standard, derivative instruments are recognized as either assets or liabilities in the balance sheet and are measured at fair values with gains or losses recognized in earnings. Embedded derivatives that are not clearly and closely related to the host contract are bifurcated and are recognized at fair value with changes in fair value recognized as either a gain or loss in earnings. The Company determines the fair value of derivative instruments and hybrid instruments based on available market data using appropriate valuation models, considering all of the rights and obligations of each instrument.

The Company estimates fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered consistent with the objective measuring fair values. In selecting the appropriate technique, the Company considers, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques (such as Black-Scholes model) are highly volatile and sensitive to changes in the trading market price of the Company’s common stock. Since derivative financial instruments are initially and subsequently carried at fair values, our income (expense) going forward will reflect the volatility in these estimates and assumption changes.

Convertible Debt Instruments

The Company records debt net of debt discount for beneficial conversion features and warrants, on a relative fair value basis. Beneficial conversion features are recorded pursuant to the Beneficial Conversion and Debt Topics of the Financial Accounting Standards Board (“FASB”) ASC. The amounts allocated to warrants and beneficial conversion rights are recorded as debt discount and as additional paid-in-capital. Debt discount is amortized to interest expense over the life of the debt.

F-12

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

Income Taxes

The Company accounts for income taxes in accordance with Accounting for Income Taxes, as clarified by ASC 740-10, Accounting for Uncertainty in Income Taxes (“ASC 740”). Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities and net operating loss and tax credit carryforwards given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which the Company operates, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results or the ability to implement tax planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of ASC 740. At June 30, 2019 and 2018, the Company had a full valuation allowance against its deferred tax assets.

ASC 740 requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the “more-likely-than-not” threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company’s tax returns for its June 30, 2019, 2018, 2017, and 2016 tax years may be selected for examination by the taxing authorities as the statute of limitations remains open.

The Company recognizes expenses for tax penalties and interest assessed by the Internal Revenue Service and other taxing authorities upon receiving valid notice of assessments. The Company has received no such notices for the years ended June 30, 2019 and 2018.

Earnings Per Share

In accordance with the provisions of FASB ASC Topic 260, Earnings per Share, basic earnings per share (“EPS”) is computed by dividing earnings available to common shareholders by the weighted average number of shares of common stock outstanding during the period. Other potentially dilutive common shares, and the related impact to earnings, are considered when calculating EPS on a diluted basis.

F-13

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In computing diluted EPS, only potential common shares that are dilutive, those that reduce EPS or increase loss per share, are included. The effect of contingently issuable shares are not included if the result would be anti-dilutive, such as when a net loss is reported. Therefore, basic and diluted EPS are computed using the same number of weighted average shares for the year ended June 30, 2019, as we incurred a net loss for this period. At June 30, 2019, there were outstanding warrants to purchase up to 4,985,394 shares of the Company’s common stock, and notes payable held by a third party and former officer with convertible features that if converted, would total 232,750 shares of the Company’s common stock, which may dilute future EPS. At June 30, 2018, the Company had notes payable held by third parties and notes, unpaid wages, and fees due to officers and directors, with convertible features that if converted, would total 5,524,765 shares of the Company’s common stock, which may dilute future EPS.

Recently Adopted Accounting Standards

Effective July 1, 2018, the Company adopted Revenue from Contracts with Customers (Topic 606) (“ASC 606”). The new guidance sets forth a new five-step revenue recognition model which replaces the prior revenue recognition guidance in its entirety and is intended to eliminate numerous industry-specific pieces of revenue recognition guidance that have historically existed in US GAAP. The underlying principle of the new standard is that a business or other organization will recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects what it expects to receive in exchange for the goods or services. The standard also requires more detailed disclosures and provides additional guidance for transactions that were not addressed completely in the prior accounting guidance. The Company adopted ASC 606 using the modified retrospective method, which did not have an impact on its consolidated financial statements. The Company expects the impact to net income of the new standard will be immaterial on an ongoing quarterly and annual basis. The comparative information has not been restated and continues to be reported under the accounting standards in effect for those periods. Refer to Note 7 for additional information regarding the Company’s adoption of ASC 606.

Effective July 1, 2018, the Company adopted Accounting Standards Update (“ASU”) 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”), which provides clarification on classifying a variety of activities within the statement of cash flows. The Company determined the adoption of ASU 2016-15 did not have a material impact on its consolidated financial statements.

Effective July 1, 2018, the Company adopted ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (“ASU 2017-01”), which clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of businesses. The Company determined the adoption of ASU 2017-01 did not have a material impact on its consolidated financial statements.

F-14

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Effective July 1, 2018, the Company adopted ASU 2017-09, Compensation – Stock Compensation (Topic 718): Scope of Modification Accounting (“ASU 2017-09”), which clarifies and reduces both (1) diversity in practice and (2) cost and complexity when applying the guidance in Topic 718, Compensation – Stock Compensation, to a change to the terms or conditions of a share-based payment award. The Company determined the adoption of ASU 2017-09 did not have a material impact on its consolidated financial statements.

Recently Issued Accounting Standards Not Yet Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”). The standard amends the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. ASU 2016-02 will be effective beginning in the first quarter of fiscal 2020. Early adoption of ASU 2016-02 is permitted. The new leases standard requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. In September 2017, the FASB issued ASU 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842, which amends certain aspects of the new lease standard. The Company is currently evaluating the impact of adopting ASU 2016-02 and ASU 2017-13 on the Company’s financial position, results of operations or cash flows.

In July 2017, the FASB issued ASU 2017-11, Update to Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. The amendments in Part I of this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted, including adoption in an interim period, however, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. The amendments in Part II of this update do not require any transition guidance because those amendments do not have an accounting effect. The ASU makes limited changes to the guidance on classifying certain financial instruments as either liabilities or equity. The ASU is intended to improve (1) the accounting for instruments with “down-round” provisions and (2) the readability of the guidance in ASC 480 on distinguishing liabilities from equity by replacing the indefinite deferral of certain pending content with scope exceptions. The standard is effective for the Company as of July 1, 2019, with early adoption permitted. The Company does not expect the adoption of this guidance to have a material impact on its consolidated financial statements.

F-15

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement, to modify the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement, based on the concepts in the Concept Statement, including the consideration of costs and benefits. The standard is effective for the Company as of July 1, 2020, with early adoption permitted. The Company does not expect the adoption of this guidance to have a material impact on its consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, to modify the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement, based on the concepts in the Concept Statement, including the consideration of costs and benefits. The standard is effective for the Company as of July 1, 2020, with early adoption permitted. The Company does not expect the adoption of this guidance to have a material impact on its consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material impact on the accompanying consolidated financial statements.

NOTE 4: PROPERTY AND EQUIPMENT

At June 30, 2019 and 2018, the Company’s property and equipment consist of the following:

	June 30,
	2019	2018
Computer equipment	$11,048	$-
Research equipment	48,383	48,383
Office and marketing	151,118	151,118
Property and equipment, at cost	210,549	199,501
Less: accumulated depreciation	(199,501)	(199,501)
Property and equipment, net	$11,048	$-

The Company recorded $0 and $683 of depreciation expense for the years ended June 30, 2019 and 2018, respectively. There was no property and equipment impairments recorded for the years ended June 30, 2019 and 2018.

F-16

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

NOTE 5: BUSINESS ACQUISITION

On June 30, 2019, the Company acquired 99% of the outstanding common shares of Alpha Predictions LLP (“Alpha Predictions”). Alpha Predictions is an India-based technology company that has developed a suite of commercial data analysis products for use across multiple industries. The Company expects the acquisition to result in synergies with its other operating divisions, which will drive revenue growth and innovation.

The goodwill of $6,020 arising from the acquisition consists largely of the synergies expected from combining the operations of the Company and Alpha Predictions.

The following table summarizes the consideration paid for Alpha Predictions and the fair values of the assets acquired and liabilities assumed recognized at the acquisition date.

Consideration
Cash	$1,438
Fair value of total consideration transferred	1,438

Recognized amounts of identifiable assets acquired and liabilities assumed
Cash	3,127
Accounts receivable	26,155
Prepaid expenses	7,488
Property and equipment	11,048
Intangible asset – purchased software	2,905,668
Accounts payable	(26,067)
Accrued expenses and other current liabilities	(2,924,288)
Income tax provision, current	(7,713)
Total identifiable net assets	(4,582)
Goodwill	$6,020

F-17

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

NOTE 5: BUSINESS ACQUISITION (continued)

The Company is currently evaluating the fair values of the assets acquired and liabilities assumed. The preliminary estimates and measurements are, therefore, subject to change during the measurement period. The acquired intangible asset – developed software was recognized at fair value as of the acquisition date. It is provisionally subject to a useful life of 3 years, pending further evaluation of the underlying software.

The fair value of the one-percent noncontrolling interest in Alpha Predictions was determined to be immaterial, based on extrapolation of the price paid by the Company for its controlling interest and consideration of any potential control premiums.

Acquisition-related costs expensed by the Company were immaterial for the fiscal years ended June 30, 2019 and 2018.

The revenue and net loss of the combined entity had the acquisition date been July 1, 2017, are as follows:

	For the Years Ended
	June 30,
	2019	2018
Supplemental pro forma:
Revenue	$4,554,594	$1,245,556
(Loss) Income	$(2,959,165)	$(829,656)

Supplemental pro forma amounts were calculated after applying adjustments to reflect amortization of acquired intangible asset – purchased software that would have been charged had the acquisition date been July 1, 2017.

NOTE 6: INTANGIBLE ASSET – PURCHASED SOFTWARE, NET

Intangible asset – Purchased Software, net, is comprised of the following at:

	June 30,
	2019	2018
Purchased software	$3,025,801	$-
Less: accumulated amortization	-	-
Purchased software, net	$3,025,801	$-

F-18

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

NOTE 6: INTANGIBLE ASSET – PURCHASED SOFTWARE, NET (continued)

Intangible asset – Purchased Software consists of the following two developed software technologies:

Alpha Predictions purchased software	$2,905,668
Travel Buddhi purchased software	120,133
Total purchased software	$3,025,801

The Alpha Predictions developed software was acquired as further described in Note 5. The Travel Buddhi developed software was acquired on February 15, 2019, for $115,281 and included all rights, software, and code of the technology platform. During the fiscal year ended June 30, 2019, $55,000 of the Travel Buddhi purchase price was paid and $60,281 remained outstanding. At June 30, 2019, the Travel Buddhi technology platform has not been placed in service, but is expected to be during fiscal year 2020.

Developed software costs are amortized on a straight-line basis over three years. Amortization of developed software costs is included in depreciation and amortization within the consolidated statements of operations.

There was no amortization expense related to purchased software for the fiscal years ended June 30, 2019 and 2018.

Future amortization expense related to the existing net carrying amount of developed software at June 30, 2019 is expected to be as follows:

Fiscal year 2020	$1,008,600
Fiscal year 2021	1,008,600
Fiscal year 2022	1,008,601
$3,025,801

NOTE 7: REVENUE

The Company recognizes revenue when performance obligations under the terms of a contract with the customer are satisfied. Software and product sales occur once control is transferred upon delivery to the customer. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring software and products. The amount of consideration the Company receives and revenue the Company recognizes varies with changes in customer incentives the Company offers to its customers and their customers. Sales taxes and other similar taxes are excluded from revenue.

The adoption of ASC 606 resulted in no impact to the individual financial statement line items of the Company’s audited consolidated statements of operations during the year ended June 30, 2019.

F-19

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

NOTE 7: REVENUE (continued)

For the year ended June 30, 2019, the Company was subject to revenue and accounts receivable concentration risk as one customer accounted for 100% and 99% of revenue and accounts receivable, respectively. Additionally, for the year ended June 30, 2019, the Company was subject to geography concentration risk as its single revenue generating customer is located in India.

NOTE 8: ACCRUED EXPENSES

Accrued expenses is comprised of the following at:

	June 30,
	2019	2018
Accrued interest	$104,179	$72,638
Accrued wages	208,353	395,582
Other expenses	150,601	88,154
Accrued payment for acquired technology intangible asset	2,905,668	-
Accrued stock bonus	-	575,000
Total accrued expenses, continuing operations	$3,368,801	$1,131,374

Total accrued expenses, discontinued operations	$-	$142,195

NOTE 9: SHORT TERM NOTES PAYABLE

Short term notes payable is comprised of the following:

	June 30,
	2019	2018
Note payable, John Fife (dba St. George Investors)/Judgment Settlement Agreement [1]	$855,660	$885,365
Note payable, former director (Eagle) [2]	-	130,274
Note payable, investor [3]	-	3,000
Note payable, finance company - discontinued liability [4]	-	39,468
Total short-term notes payable	$855,660	$1,058,107

[1] effective December 10, 2018, the Company entered into a “Judgment Settlement Agreement” to satisfy in full the Forbearance Agreement with Fife that was previously in effect. As a result, under the Judgment Settlement Agreement, no shares of the Company’s common stock are issuable or eligible to be converted into. Under the terms of the Judgment Settlement Agreement, the Company is required to pay $15,000 per month from January 15, 2019 through and including February 15, 2020, with a final payment of $195,000 due and payable in March of 2020. The Company has made all payments required as of the date hereof. Failure to make any of the payments, when due, will result in an additional debt obligation, inclusive of principal and interest at the date of default ($570,660 as of June 30, 2019), to be immediately due and payable by the Company.

F-20

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

NOTE 9: SHORT TERM NOTES PAYABLE (continued)

[2] during fiscal year 2019 $132,234 of principal and accrued interest was converted into 276,205 shares of the Company’s common stock

[3] during fiscal year 2019 $3,000 of principal was converted into 12,000 shares of the Company’s common stock

[4] during fiscal year 2019 $25,000 of principal and accrued interest was refinanced by a new convertible note payable dated June 19, 2019 (see Note 10) and the balance of $18,776 was forgiven by the lender and is recognized as income from discontinued operations within the consolidated statements of operations

NOTE 10: Convertible Debt Arrangements

JMJ Financial

During April 2017, the Company received a judgment from the Federal District Court of Northern Illinois Eastern Division in its favor dismissing a claim by River North Equity which negated two notes River North Equity purchased from JMJ Financial. At June 30, 2017, the amount recorded as a current liability for the two notes and accrued interest thereon subject to the River North Equity claim was $1,046,416. Such amount was included in the amount recorded as a current liabilities for all three convertible notes and accrued interest thereon previously issued to JMJ Financial which totaled $1,212,940 on that date. As a result of the proceeding, on July 17, 2017, the Company recorded the cancellation of the two notes assigned to River North from JMJ Financial for a total of $693,060 of principal and $358,534 accrued interest thereon. This resulted in a $1,051,594 gain from the extinguishment of debt during the year ended June 30, 2018. At June 30, 2019, this debt was reclassified to current liabilities as current portion, liabilities in arrears – judgment settlement agreement.

At June 30, 2019 and 2018, the amount recorded in current liabilities for the one convertible note and accrued interest thereon due to JMJ Financial was $193,287 and $178,521, respectively. During the fiscal years ended June 30, 2019 and 2018 the Company recorded $14,766 and $17,175, respectively of interest for the outstanding convertible note.

As of June 30, 2019 and 2018, the aggregate remaining amount of convertible securities held by JMJ could be converted into 9,664 and 8,926 shares, respectively, with a conversion price of $20.

F-21

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

NOTE 10: Convertible Debt Arrangements (continued)

John Fife (dba St. George Investors) / Fife Judgment

Effective December 10, 2018, the Company entered into a “Judgment Settlement Agreement” to satisfy in full the Forbearance Agreement with Fife that was previously in effect. As a result, under the Judgment Settlement Agreement, no shares of the Company’s common stock are issuable or eligible to be converted into. Under the terms of the Judgment Settlement Agreement, the Company is required to pay $15,000 per month from January 15, 2019 through and including February 15, 2020, with a final payment of $195,000 due and payable in March of 2020. The Company has made all payments required as of the date hereof. Failure to make any of the payments, when due, will result in an additional debt obligation, inclusive of principal and interest at the date of default ($570,660 as of June 30, 2019), to be immediately due and payable by the Company.

During the year ended June 30, 2018, the Company did not make any repayments to Fife under the Forbearance obligation, as amended. The value of the forbearance debt obligation on June 30, 2018 was $885,365.

MH Investment Trust II

On April 10, 2019 the Company repaid $3,000 that was accepted as payment, in full, for the convertible promissory note to M.H. Investment Trust II. At the time of the payment, the outstanding principal balance and accrued interest was $3,333 and $3,737, respectively. As a result of the settlement payment, the Company recognized a gain on extinguishment of debt of $4,070.

At June 30, 2018 the note balance was $3,333 and accrued interest was $3,118 accruing at 12% per annum, was due under this convertible promissory note.

Power Up Lending

On June 19, 2019, the Company entered into a Securities Purchase Agreement with Power Up Lending Group (“Lender”) and issued an 8% convertible promissory note in the principal amount of $78,000 to the Lender with a maturity date of June 19, 2020. The Company received proceeds in the amount of $45,800, with $25,000 refinancing a prior convertible promissory note due to the Lender that had been in default, $3,000 being paid to reimburse the Lender for legal and due diligence fees incurred with respect to this Securities Purchase Agreement and Convertible Promissory Note and $4,200 being paid to the Company’s Transfer Agent to satisfy an outstanding balance. This convertible debenture converts at 62% of the lowest trading price during the 20 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $103,161, deferred financing costs of $3,000 and debt discount of $75,000. The deferred financing costs and debt discount are being amortized over the term of the note. The aggregate balance of the convertible promissory note and accrued interest was $78,000 and $188, respectively, at June 30, 2019. The aggregate balance of the convertible promissory note, net of deferred financing costs and debt discount at June 30, 2019 was $2,351.

F-22

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

NOTE 10: Convertible Debt Arrangements (continued)

Notes payable under convertible debt and debenture agreements, net is comprised of the following:

	June 30,
	2019	2018
JMJ Financial	$109,000	$109,000
John Fife (dba St. George Investors) / Fife Judgment	-	885,365
MH Investment Trust II	-	3,000
Power Up Lending	2,351	-
Total convertible debt arrangements, net	$111,351	$997,365

At June 30, 2019 and 2018, accrued interest on these convertible notes of $84,475 and $72,638, respectively, is included within accrued expenses of the consolidated balance sheets.

NOTE 11: DERIVATIVE LIABILITY

The Company evaluates its convertible instruments, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under ASC Topic 815, “Derivatives and Hedging.” The result of this accounting treatment is that the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operation as other income (expense). Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date.

The following table presents a reconciliation of the derivative liability measured at fair value on a recurring basis using significant unobservable inputs (Level 3) from June 30, 2018 to June 30, 2019, as there was no derivative liability at June 30, 2017:

Conversion feature derivative liability
June 30, 2018	$-
Initial fair value of derivative liability recorded as debt discount	75,000
Initial fair value of derivative liability recorded as deferred financing costs	3,000
Initial fair value of derivative liability charged to other expense	25,161
Loss on change in fair value included in earnings	30,508
June 30, 2019	$133,669

F-23

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

NOTE 11: DERIVATIVE LIABILITY (continued)

Total derivative liability at June 30, 2019 and June 30, 2018 amounted to $133,669 and $0, respectively. The change in fair value included in earnings of $30,508 is due in part to the quoted market price of the Company’s common stock decreasing from $1.00 at June 30, 2018 to $0.85 at June 30, 2019, coupled with substantially reduced conversion prices due to the effect of “ratchet” provisions incorporated within the convertible notes payable.

The Company used the following assumptions for determining the fair value of the convertible instruments granted under the binomial pricing model with Binomial simulations at June 30, 2019:

Expected volatility	1,872.2%
Expected term	11.5 months
Risk-free interest rate	1.92%
Stock price	$0.85

NOTE 12: STOCKHOLDERS’ EQUITY (DEFICIT)

The total number of shares of all classes of stock that the Company shall have the authority to issue is 100,001,000 shares consisting of 100,000,000 shares of common stock, $0.01 par value per share, of which 11,689,078 are issued and outstanding and 461,553 are to be issued at June 30, 2019 and 1,000 shares of preferred stock, par value $0.01 per share of which 1,000 shares have been designated as Series A Super Voting Preferred of which 1,000 are issued and outstanding at June 30, 2019.

On January 4, 2019 the State of New Jersey accepted an Amendment to the Company’s Certificate of Incorporation providing for the increase in authorized shares of common stock to 125 billion shares and the change to no par value.

On March 21, 2019, the Company’s Board of Directors approved 1) an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to i) decrease the number of authorized shares of common stock of the Company to 25,000,000 shares from 125,000,000,000 shares and ii) increase the par value to $0.01 per share, and 2) granting discretionary authority to the Company’s Board of Directors to amend the Certificate of Incorporation to effect one or more consolidations of the issued and outstanding shares of common stock of the Company, pursuant to which the shares of common stock would be combined and reclassified into one share of common stock at a ratio of 1-for-5,000 (the “Reverse Stock Split”). On May 17, 2019, the Company filed a Certificate of Amendment to its Certificate of Incorporation to decrease its authorized common stock from 125,000,000,000 shares to 25,000,000 shares. Effective May 22, 2019 the Company completed a 1-for-5,000 reverse split of its common stock.

F-24

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

NOTE 12: STOCKHOLDERS’ EQUITY (DEFICIT) (continued)

On August 27, 2019, the Company’s Board of Directors approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to increase the number of authorized shares of common stock of the Company to 100,000,000 shares from 25,000,000 shares. On September 4, 2019, the Company filed a Certificate of Amendment to its Certificate of Incorporation to increase its authorized common stock from 25,000,000 shares to 100,000,000 shares.

Common Stock

Private Placements

During the year ended June 30, 2019, the Company received $193,000 of net proceeds from the issuance of 640,000 shares of common stock and 132,000 shares of common stock to be issued in private placements with accredited investors, incurring no finder’s fees.

During the year ended June 30, 2018, the Company received $81,000 of net proceeds from the issuance of 360,000 shares of common stock in private placements with accredited investors, incurring finder’s fees of $9,000.

Stock Award Payable

During the year ended June 30, 2019, Messrs. Durando, Dotoli and Smiley received 800,000 shares of common stock, which were valued at $400,000, Mr. Biderman a former outside Director received 200,000 shares of common stock, which were valued at $100,000 and strategic consultants received 150,000 shares of common stock, which were valued at $75,000. In the aggregate, this group received a total of 1,150,000 shares of common stock, which were valued at $0.50 per share or $575,000, based on the closing price of the Company’s common stock on September 24, 2018. At June 30, 2018, the $575,000 was included in accrued expenses.

Stock Based Compensation

During the year ended June 30, 2019, the Company issued 2,620,899 (“Signing Shares”) shares of common stock to its President and CEO, Mr. Bhatnagar, in connection with the commencement of his employment with the Company. The grant date fair value of $1,310,449 is based upon the closing price of the Company’s common stock on January 11, 2019, and is included in stock-based compensation expense within the consolidated statement of operations.

On June 1, 2019, the Company granted 231,635 shares of common stock to Mr. Cutchens, the Company’s Chief Financial Officer. The common stock will vest 25% on the six month, 1 year, 2 year, and 3 year anniversaries of the grant date. The Company recorded $16,464 of stock-based compensation expense during the year ended June 30, 2019, related to this common stock grant.

F-25

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

NOTE 12: STOCKHOLDERS’ EQUITY (DEFICIT) (continued)

During the year ended June 30, 2018, the Company did not issue any common stock to employees or officers.

Conversion of Debt Securities

During the fiscal year ended June 30, 2019, the Company issued 3,898,733 shares of common stock and had 329,553 shares of common stock to be issued to a number of related parties and strategic consultants in connection with prior services provided to the Company. The shares issued were valued at $1,883,445. During the fiscal year ended June 30, 2018, there were no shares of common stock issued to related parties or strategic consultants.

During the fiscal years ended June 30, 2019 and 2018, there were no conversions by JMJ Financial, John Fife (dba St. George Investors) / Fife Judgment, MH Investment Trust II, or Power Up Lending.

Reserved Shares

The convertible promissory note entered into with Power Up Lending by the Company on June 19, 2019, requires the Company to reserve 1,258,064 shares of its Common Stock for potential future conversions under such instruments.

At June 30, 2019, 7,202 shares of the Company’s Common Stock remain subject to be returned to the Company’s treasury for cancellation. Such shares were not sold as part of 8,000 shares of the Company’s Common Stock that was advanced during fiscal year 2014 under an Equity Line of Credit.

Retired Shares

During the year ended June 30, 2019, there were no shares of the Company’s Common Stock returned for retirement or otherwise.

During the year ended June 30, 2018, 540,840 outstanding shares of the Company’s Common Stock were returned to the Company by Mr. Smiley (273,445 shares) and Patricia Dotoli, the spouse of Gus Dotoli (267,395 shares) to provide the Company with sufficient authorized but unissued shares of stock and enable the Company to have additional authorized shares of its Common Stock to complete present private placements to provide operating capital for the Company.

F-26

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

NOTE 12: STOCKHOLDERS’ EQUITY (DEFICIT) (continued)

Common Stock Warrants

Warrant Agreement – Earned Warrants

Mr. Bhatnagar, the Company’s President and CEO, is entitled to receive warrants to acquire 4% of the outstanding fully diluted common stock of the Company (the “Earned Warrants”) each time the Company’s revenue increases by $1,000,000. The exercise price of the Earned Warrants is equal to $0.50 per share and he may not receive shares whereby Signing Shares and Earned Warrants exceed 80% of the fully diluted common stock of the Company (“Warrant Cap”).

Warrant Agreement – Accelerated Warrants

Mr. Bhatnagar, the Company’s President and CEO, shall immediately receive the remaining amount of warrants necessary to acquire up to 80% of the outstanding fully diluted common stock of the Company (“Accelerated Warrants”) when either of the following occur:

a)	the Company completes a stock or asset purchase of Scepter Commodities, LLC; or

b)	the Company completes a stock or asset purchase of any other entity, either of which, in the aggregate, together with prior revenue increases achieved by the Company, results in the consolidated revenues of the Company being not less than $15,000,000; or

c)	the Company grows a similar business organically within mPhase to include contracts generating revenues in excess of $15,000,000; or

d)	the Company meets the listing requirements of either the NYSE or NASDAQ

As of the year ended June 30, 2019, as the Company’s revenue achieved $2,500,000, Mr. Bhatnagar earned warrants to acquire 4,985,394 shares of the Company’s common stock under the provisions of the Warrant Agreement. At June 30, 2019, there remains approximately 32,400,000 shares of the Company’s common stock that Mr. Bhatnagar can earn.

For the year ended June 30, 2019, the Company recognized $2,492,697 of stock-based compensation expense related to the earned warrants. At June 30, 2019, there remains approximately $16,200,000 of stock-based compensation expense that the Company expects to recognize over the next six months.

The Company estimates the fair value of each option award on the date of grant using a black-scholes option valuation model that uses the assumptions noted in the table below. Because black-scholes option valuation models incorporate ranges of assumptions for inputs, those ranges are disclosed. Expected volatilities are based on the historical volatility of the Company’s stock. The Company uses historical data to estimate option exercise and employee termination within the valuation model; separate groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. The expected term of options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding; the range given below results from certain groups of employees exhibiting different behavior. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The following assumptions were utilized during 2019:

Expected volatility	21,779.77%
Weighted-average volatility	21,779.77%
Expected dividends	0%
Expected term (in years)	5.0
Risk-free rate	2.52%

The following table sets forth common stock purchase warrants outstanding at June 30, 2019:

	Warrants	Weighted Average Exercise Price	Intrinsic Value
Outstanding, June 30, 2018	-	$-	$-
Warrants earned	4,985,394	0.50	-
Warrants forfeited	-	-	-
Outstanding, June 30, 2019	4,985,394	$0.50	$-

Common stock issuable upon exercise of warrants	4,985,394	$0.50	$-

	Common Stock Issuable Upon Exercise of Warrants Outstanding			Common Stock Issuable Upon Warrants Exercisable
Range of Exercise Prices	Number Outstanding at June 30, 2019	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable at June 30, 2019	Weighted Average Exercise Price
$0.50	4,985,394	4.75	$0.50	4,985,394	$0.50
	4,985,394	4.75	$0.50	4,985,394	$0.50

Settlement and New Funding Share Reserves

The Company agreed to reserve a total of 3,000,000 shares of its common stock of which 532,040 shares of common stock were reserved for and issued concurrently for the conversion of 75% of outstanding accounts payables to officers’ and a director (discussed below), 1,967,960 shares of common stock were reserved to reduce liabilities outstanding December 31, 2018 (“Settlement Reserve”), and 500,000 shares of common stock were reserved to fund continuing operations (“Funding Reserve”). At June 30, 2019, 1,225,949 shares of common stock remained available from the initial Settlement Reserve to settle prior liabilities and 185,063, shares of common stock remained available from the Funding Reserve to fund continuing operations.

F-27

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

NOTE 12: STOCKHOLDERS’ DEFICIT (Continued)

	Settlement Reserve	Funding Reserve
Initial Shares of Common Stock to Establish Reserve	1,967,960	500,000
Shares issued concurrently to transition agreement for the conversion of 75% strategic vendors, outstanding December 31, 2018	(61,200)	-
Shares available upon execution of the Transition Agreement dated January 11, 2019	1,906,760	500,000
Shares issued subsequent to a “Change in Control” to accredited investors in private placements through June 30, 2019	(680,811)	(314,937)
Shares of Common Stock available at June 30, 2019	1,225,949	185,063

Prior Liabilities – Settlement Reserve

1,967,960 shares of the Company’s common stock have been reserved to settle the debts of the Company that were outstanding at December 31, 2018, in the following priority; the Judgement Settlement Agreement (formerly Fife forbearance Agreement), JMJ Financial, Inc., MH Investment Trust, Power Up Lending Ltd, as well as other liabilities satisfactory to the CEO of the Company and the Company (as per Section 2(a) of the Reserve Agreement concurrent with “Change in Control Agreements”, dated January 11, 2019). At June 30, 2019, 1,225,949 shares of common stock remain available under this reserve category.

Officer’s and Director’s – Conversion Share Reserve

532,040 shares of the Company’s common stock were reserved for the conversion of 75% of payables to officers’ and a director that were outstanding December 31, 2018, (as per Section 2(a) of the Reserve Agreement concurrent with “Change in Control Agreements”, dated January 11, 2019). All these shares were issued effective December 31, 2018 and no shares remain available under this reserve category.

Continuing Operations Share Reserve

500,000 shares of the Company’s common stock were reserved as per Section 2(c) to be sold at a price, not less than $0.25 per share in periodic Private Placements, (as per Section 2(a) of the Reserve Agreement concurrent with “Change in Control Agreements”, dated January 11, 2019). At June 30, 2019, 185,063 shares of common stock remain available under this reserve category.

F-28

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

NOTE 12: STOCKHOLDERS’ DEFICIT (Continued)

Final Adjustment for Liabilities Eliminated by Settlement Reserve

To the extent Company does not eliminate the above-mentioned liabilities by July 11, 2019, or the cost to do so requires more than the funding provided by the Warrant Cap pertaining to Warrants to be issued to Mr. Bhatnagar, the Settlement Reserve shares shall be increased by that number of shares at $0.25, which equals the amount of the remaining liabilities.

Series A Preferred Stock

On January 11, 2019, the Company issued 1,000 shares of Series A Preferred Stock to Mr. Bhatnagar as the Company’s new President and CEO, to effectuate voting control of the Company pursuant to the terms of the Transition Agreement. The Series A Preferred shares were recorded at par value, are not tradeable, and have a nominal liquidation value.

NOTE 13: RELATED PARTY TRANSACTIONS

Microphase Corporation

At June 30, 2019, the Company owed $32,545 to Microphase for previously leased office space at its Norwalk location and for certain research and development services and shared administrative personnel from time to time, all through December 31, 2015.

Former Director

Mr. Biderman, a former outside Director, received 200,000 shares of the Company’s common stock valued at $100,000 pursuant to a resolution of the Company’s Board dated November 28, 2017, whereby such shares would be issued when enough authorized shares became available. The liability for this award was included in accrued expenses at June 30, 2018. The shares of the Company’s common stock were issued during the year ended June 30, 2019.

During the year ended June 30, 2019, Mr. Biderman, a former outside Director’s affiliated firms of Palladium Capital Advisors and Eagle Strategic Advisers converted $186,000 of accrued fees into 372,000 shares and $132,234 of a note and accrued interest into 276,205 shares of the Company’s common stock. At June 30, 2019, there was no outstanding balance for accrued fees or for a note with accrued interest.

F-29

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

NOTE 13: RELATED PARTY TRANSACTIONS (continued)

Effective October 1, 2018, the Company reversed to additional paid in capital $7,500 of accrued finders’ fees waved by Eagle Strategic Advisers and no amount of such fees was accrued to this former outside Director’s affiliated firm at June 30, 2019.

During the fiscal years ended June 30, 2019 and 2018 the Company recorded $1,959 and $7,895 of accrued interest on this loan.

Transactions With Officers

At various points during past fiscal years certain officers of the Company provided bridge loans to the Company evidenced by individual promissory notes and deferred compensation so as to provide working capital to the Company. All of these notes accrue interest at the rate of 6% per annum, and are payable on demand. During the fiscal years ended June 30, 2019 and 2018, the officers advanced $144,507 and $77,326 to provide working capital to the Company and $15,467 and $44,274 has been charged for interest on loans from officers.

At June 30, 2019 and 2018, these outstanding notes including accrued interest totaled $58,165 and $777,712, respectively. At June 30, 2019 and 2018, these promissory notes are convertible into shares of the Company common stock, if available.

During the fiscal year ended June 30, 2019, Messrs. Durando, Dotoli and Smiley received 800,000 shares of common stock, which were valued at $400,000, Mr. Biderman a former outside Director received 200,000 shares of common stock, which were valued at $100,000 and strategic consultants received 150,000 shares of common stock, which were valued at $75,000. In the aggregate, this group received a total of 1,150,000 shares of common stock, which was valued at $575,000 and included in accrued expenses at June 30, 2018.

During the fiscal year ended June 30, 2019, the Company issued 3,898,733 shares of common stock and had 329,553 shares to be issued to a number of related parties and strategic consultants in connection with prior services provided to the Company. The shares issued were valued at $1,883,445. During the fiscal year ended June 30, 2018, there were no shares of common stock issued to related parties or strategic consultants.

During the fiscal year ended June 30, 2019, the Company incurred $9,000 of expense related to legal and consulting services provided by Mr. Smiley, the Company’s former CFO and legal counsel.

F-30

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

NOTE 13: RELATED PARTY TRANSACTIONS (Continued)

During the fiscal year ended June 30, 2019, the Company issued 2,620,899 (“Signing Shares”) shares of common stock to its President and CEO, Mr. Bhatnagar, in connection with the commencement of his employment with the Company. The grant date fair value of $1,310,449 is based upon the closing price of the Company’s common stock on January 11, 2019, and is included in stock-based compensation expense within the consolidated statement of operations.

On June 1, 2019, the Company granted 231,635 shares of common stock to Mr. Cutchens, the Company’s Chief Financial Officer. The common stock will vest 25% on the six month, 1 year, 2 year, and 3 year anniversaries of the grant date. The Company recorded $16,464 of stock-based compensation expense during the year ended June 30, 2019, related to this common stock grant.

During the year ended June 30, 2018, the Company did not issue any common stock to employees or officers.

Conversion Feature and Conversions of Debt to Officers’

The Company amortized the remaining $91,177 deferred charge balance to beneficial conversion feature interest expense for the year ended June 30, 2019. At June 30, 2019, there is no deferred charges for beneficial conversion feature interest expense remaining.

NOTE 14: INCOME TAXES

The Company accounts for income taxes taking into account deferred tax assets and liabilities which represent the future tax consequences of the differences between financial statement carrying amounts of assets and liabilities versus the tax basis of assets and liabilities. Under this method, deferred tax assets are recognized for deductible temporary differences, and operating loss and tax credit carryforwards. Deferred liabilities are recognized for taxable temporary differences. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The impact of tax rate changes on deferred tax assets and liabilities is recognized in the year the change is enacted. Due to recurring losses, the Company’s tax provision for the years ended June 30, 2019 and 2018 was $0.

F-31

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

NOTE 14: INCOME TAXES (continued)

At June 30, 2019 and 2018, the difference between the effective income tax rate and the applicable statutory federal income tax rate is summarized as follows:

	June 30,
	2019	2018
Statutory federal rate	(21.0)%	(21.0)%
State income tax rate, net of federal benefit	(7.2)%	(7.2)%
Permanent differences, including stock based compensation and beneficial conversion interest expense	28.9%	29.0%
Change in valuation allowance	(0.7)%	(0.8)%
Effective tax rate	-%	-%

At June 30, 2019 and 2018, the Company’s deferred tax assets were as follows:

	June 30,
	2019	2018
Deferred tax liability
Property and equipment	$-	$-
Total deferred tax liability	$-	$-

	June 30,
	2019	2018
Deferred tax asset
Federal and state net operating loss carry forward	$26,156,755	$27,672,065
Other temporary differences	-	-
Total deferred tax asset	26,156,755	27,672,065
Net deferred tax asset	26,156,755	27,672,065
Less: valuation allowance	(26,156,755)	(27,672,065)
	$-	$-

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences will become deductible. The Company considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. The Company has recorded a full valuation allowance against its net deferred tax assets because it is not currently able to conclude that it is more likely than not that these assets will be realized. The amount of deferred tax assets considered to be realizable could be increased in the near term if estimates of future taxable income during the carryforward period are increased. The valuation allowance decreased by $1,515,310 and $14,977,935 during the fiscal years ended June 30, 2019 and 2018, respectively, as a result of a reduction in the total NOL carry forwards due to expiring loss years.

F-32

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

NOTE 14: INCOME TAXES (continued)

As of June 30, 2019, the Company has federal net operating loss carryforwards of approximately $105,200,000 and approximately $56,500,000 to offset future federal and state income taxes. Net operating loss carryforwards expire through 2038. Under the Internal Revenue Code Section 382, certain stock transactions which significantly change ownership, including the sale of stock to new investors, the exercise of options to purchase stock, or other transactions between shareholders could limit the amount of net operating loss carryforwards that may be utilized on an annual basis to offset taxable income in future periods.

At June 30, 2019 and 2018, the Company had no material unrecognized tax benefits and no adjustments to liabilities or operations were required. The Company does not expect that its unrecognized tax benefits will materially increase within the next twelve months. The Company did not recognize any interest or penalties related to uncertain tax positions at June 30, 2019 and 2018.

NOTE 15: COMMITMENTS AND CONTINGENCIES

Commitments

Effective May 1, 2019, the Company relocated its corporate office to 9841 Washingtonian Blvd., Suite 390, Gaithersburg, MD 20878, and incurs rent expense of $1,350 per month, which is payable to a related party. The lease term with the related party is a month-to-month arrangement.

F-33

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

NOTE 15: COMMITMENTS AND CONTINGENCIES (continued)

Judgement Settlement Agreement

Effective December 10, 2018, the Company entered into a “Judgment Settlement Agreement” to satisfy in full the Forbearance Agreement with Fife that was previously in effect. As a result, under the Judgment Settlement Agreement, no shares of the Company’s common stock are issuable or eligible to be converted into. Under the terms of the Judgment Settlement Agreement, the Company is required to pay $15,000 per month from January 15, 2019 through and including February 15, 2020, with a final payment of $195,000 due and payable in March of 2020. The Company has made all payments required as of the date hereof. Failure to make any of the payments, when due, will result in an additional debt obligation, inclusive of principal and interest at the date of default ($570,660 as of June 30, 2019), to be immediately due and payable by the Company (see Note 10).

Contracts and Commitments Executed Pursuant to the Transition Agreement

In the transaction whereby, Mr. Bhatnagar acquired control of the Company on January 11, 2019, the Company entered into material commitments including an employment agreement and a warrant agreement (see Note 12).

Contingencies

Judgment Settlement Agreement

Effective December 10, 2018, the Company entered into a “Judgment Settlement Agreement” to satisfy in full the Forbearance Agreement with Fife that was previously in effect. As a result, under the Judgment Settlement Agreement, no shares of the Company’s common stock are issuable or eligible to be converted into. Under the terms of the Judgment Settlement Agreement, the Company is required to pay $15,000 per month from January 15, 2019 through and including February 15, 2020, with a final payment of $195,000 due and payable in March of 2020. The Company has made all payments required as of the date hereof. Failure to make any of the payments, when due, will result in an additional debt obligation, inclusive of principal and interest at the date of default ($570,660 as of June 30, 2019), to be immediately due and payable by the Company (see Note 10).

Should the Company satisfy the liability as described within the Judgement Settlement Agreement above, the Company would realize a gain on such settlement of approximately $580,000.

F-34

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

NOTE 15: COMMITMENTS AND CONTINGENCIES (continued)

Amounts Contingent upon Certain Terms of Change in Control Agreements Effective January 11, 2019

To the extent Company does not eliminate the certain liabilities within six months of the effective date, the Warrant Cap for warrants issued to Mr. Bhatnagar shall increase by such number of shares at a price of $0.25 to equal the amount of the remaining liability.

The Change in Control Agreements, effective January 11, 2019, also have certain provisions that may accelerate the warrant “earn out” formula contained in the Transition Agreement.

NOTE 16: DISCONTINUED OPERATIONS

The Company has classified the operating results and associated assets and liabilities from its Jump line of products, which ceased generating material revenue during the first quarter of fiscal year 2017, as Discontinued Operations in the Consolidated Financial Statements for the Fiscal Years ended June 30, 2019 and 2018.

The assets and liabilities associated with discontinued operations included in our Consolidated Balance Sheets were as follows:

	June 30, 2019			June 30, 2018
	Discontinued	Continuing	Total	Discontinued	Continuing	Total
Assets
Current Assets
Cash	$-	$33,996	$33,996	$-	$261	$261
Accounts receivable, net	-	2,526,155	2,526,155	-	-	-
Prepaid expenses	-	8,820	8,820	-	-	-
Total Current Assets	-	2,568,971	2,568,971	-	261	261
Property and equipment, net	-	11,048	11,048	-	-	-
Goodwill	-	6,020	6,020	-	-	-
Intangible asset - developed software, net	-	3,025,801	3,025,801	-	-	-
Other assets	-	3,058	3,058	-	800	800
Total Assets	$-	$5,614,898	$5,614,898	$-	$1,061	$1,061

Liabilities
Current Liabilities
Accounts payable	$82,795	$366,274	$449,069	$124,508	$421,056	$545,564
Accrued expenses	-	3,368,801	3,368,801	-	1,273,569	1,273,569
Due to related parties	-	65,459	65,459	-	226,045	226,045
Notes payable to officers	-	25,251	25,251	-	777,912	777,912
Convertible notes payable, net	-	2,351	2,351	-	-	-
Notes payable to director and investor	-	-	-	-	133,274	133,274
Note payable to finance company	-	-	-	39,468	-	39,468
Liabilities in arrears with convertible features	-	109,000	109,000	-	997,698	997,698
Liabilities in arrears - judgement settlement agreement (Note 9)	-	855,660	855,660	-	-	-
Derivative liability	-	133,669	133,669	-	-	-
Total Current Liabilities	$82,795	$4,926,465	$5,009,260	$163,976	$3,829,554	$3,993,530

F-35

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

NOTE 16: DISCONTINUED OPERATIONS (Continued)

The revenues and expenses associated with discontinued operations included in our Consolidated Statements of Operations were as follows:

	Year Ended
	June 30,
	2019			2018
	Discontinued	Continuing	Total	Discontinued	Continuing	Total
Revenue	$-	$2,500,000	$2,500,000	$-	$-	$-
Cost of revenue	-	-	-	-	-	-
Gross Profit	-	2,500,000	2,500,000	-	-	-
General and administrative expenses	-	4,265,886	4,265,886	22,009	735,026	757,035
Operating loss	-	(1,765,886)	(1,765,886)	(22,009)	(735,026)	(757,035)
Other Income (Expense):
Interest expense	(11,508)	(210,594)	(222,102)	(41,957)	(246,162)	(288,119)
Loss on change in fair value of derivative liability	-	(30,508)	(30,508)	-	-	-
Initial derivative expense	-	(25,161)	(25,161)	-	-	-
Amortization of debt discount	-	(2,260)	(2,260)	-	-	-
Amortization of deferred financing costs	-	(90)	(90)	-	-	-
Gain on extinguishment of debt	30,448	60,398	90,846	250,570	1,107,922	1,358,492
Other income	-	-	-	566	-	566
Total Other Income (Expense)	18,940	(208,215)	(189,275)	209,179	861,760	1,070,939
Income (Loss) before income taxes	18,940	(1,974,101)	(1,955,161)	187,170	126,734	313,904
Income taxes	-	-	-	-	-	-
Net income (loss)	$18,940	$(1,974,101)	$(1,955,161)	$187,170	$126,734	$313,904

F-36

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

NOTE 17: SUBSEQUENT EVENTS

From July 1, 2019 through September 30, 2019, the Company issued 64,800 shares of its common stock to a number of related parties and strategic consultants in connection with prior services provided to the Company. The shares issued were valued at $16,200.

On July 30, 2019, the Company entered into a Securities Purchase Agreement dated as of July 30, 2019 with Power Up Lending Group (“Lender”), and issued an 8% Convertible Promissory Note in the principal amount of $53,000 to the Lender with a maturity date of July 30, 2020. The Company received net proceeds in the amount of $50,000 as a result of $3,000 being paid to reimburse the Lender for legal and due diligence fees incurred with respect to this Securities Purchase Agreement and Convertible Promissory Note.

On August 27, 2019, the Company’s Board of Directors approved the filing of an amendment (the “Amendment”) to the Company’s Certificate of Incorporation to increase the authorized shares of common stock from 25 million shares to 100 million shares pursuant to Section 14A:7-2(4) of the Business Corporation Law of the State of New Jersey. The Amendment was filed with the State of New Jersey on September 4, 2019.

On September 5, 2019, the Company entered into a Securities Purchase Agreement dated as of September 5, 2019 with Power Up Lending Group (“Lender”), and issued an 8% Convertible Promissory Note in the principal amount of $53,000 to the Lender with a maturity date of September 5, 2020. On September 9, 2019, the Company received net proceeds in the amount of $46,800 as a result of $3,000 being paid to reimburse the Lender for legal and due diligence fees incurred with respect to this Securities Purchase Agreement and Convertible Promissory Note and $3,200 being paid to the Company’s Transfer Agent to satisfy an outstanding balance.

On September 24, 2019, the Company entered into a Securities Purchase Agreement dated as of September 24, 2019 with accredited investors (“Lenders”), and issued 8% Convertible Promissory Notes in the principal amount of $124,200 (including an aggregate of $9,200 in original issue discounts) to the Lenders with maturity dates of September 24, 2020. On September 27, 2019, the Company received net proceeds in the amount of $112,000 as a result of $3,000 being paid to reimburse the Lender for legal and due diligence fees incurred with respect to this Securities Purchase Agreement and Convertible Promissory Notes.

F-37

mPhase Technologies, Inc.

Consolidated Balance Sheets

	March 31, 2020	June 30, 2019
	(Unaudited)
Assets
Current Assets
Cash	$8,054	$33,996
Accounts receivable, net	6,409,386	2,526,155
Prepaid expenses	437	8,820
Other assets	227,486	-
Total Current Assets	6,645,363	2,568,971
Property and equipment, net	10,678	11,048
Goodwill	6,020	6,020
Intangible asset - purchased software, net	2,117,009	3,025,801
Other assets	12,792	3,058
Total Assets	$8,791,862	$5,614,898

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$3,560,910	$366,274
Accrued expenses	796,434	3,368,801
Contract liabilities	170,449	-
Due to related parties	88,907	65,459
Notes payable to officers	26,420	25,251
Convertible notes payable, net	253,712	2,351
Liabilities in arrears with convertible features	109,000	109,000
Liabilities in arrears - judgement settlement agreement (Note 7)	762,921	855,660
Derivative liability	343,193	133,669
Liabilities of discontinued operations	82,795	82,795
Total Current Liabilities	6,194,741	5,009,260

Commitments and Contingencies (Note 12)

Stockholders’ Equity
Preferred stock, $0.01 par value; 1,000 shares authorized, issued and outstanding at March 31, 2020 and June 30, 2019	10	10
Common stock, $0.01 par value; 100,000,000 shares authorized, 13,486,040 shares issued and 13,312,314 shares outstanding at March 31, 2020, and 11,689,078 shares issued and outstanding at June 30, 2019	133,123	116,890
Additional paid-in-capital	230,811,941	214,007,203
Common stock to be issued	8,725	115,388
Accumulated other comprehensive income	125,310	-
Accumulated deficit	(228,481,988)	(213,633,853)
Total Stockholders’ Equity	2,597,121	605,638
Total Liabilities and Stockholders’ Equity	$8,791,862	$5,614,898

The accompanying condensed notes are an integral part of these unaudited consolidated financial statements.

F-38

mPhase Technologies, Inc.

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Revenue	$7,556,507	$-	$22,688,086	$-
Cost of revenue	5,624,876	-	16,955,320	-
Gross Profit	1,931,631	-	5,732,766	-
Operating Expenses:
Software development costs	16,905	-	2,126,942	-
General and administrative expenses	694,554	1,422,737	18,558,605	1,541,960
Total Operating Expenses	711,459	1,422,737	20,685,547	1,541,960
Operating Income (Loss)	1,220,172	(1,422,737)	(14,952,781)	(1,541,960)
Other (Expense) Income:
Interest expense	(76,817)	(14,027)	(172,470)	(147,936)
Gain on change in fair value of derivative liability	505,649	-	976,049	-
Initial derivative income (expense)	12,231	-	(245,572)	-
Amortization of debt discount	(248,685)	(1,843)	(421,590)	(7,976)
Amortization of deferred financing costs	(11,944)	-	(19,473)	-
Amortization of original issue discount	(8,466)	-	(12,298)	-
Gain on debt extinguishments	-	-	-	16,279
Total Other Income (Expense)	171,968	(15,870)	104,646	(139,633)
Income (Loss) from continuing operations before income taxes	1,392,140	(1,438,607)	(14,848,135)	(1,681,593)
Income taxes	-	-	-	-
Income (Loss) from continuing operations	1,392,140	(1,438,607)	(14,848,135)	(1,681,593)
Discontinued operations (Note 13)
Loss from discontinued operations	-	(3,805)	-	(14,713)
Net income (loss)	$1,392,140	$(1,442,412)	$(14,848,135)	$(1,696,306)

Comprehensive income (loss):
Unrealized gain on currency translation adjustment	92,178	-	125,310	-
Comprehensive income (loss)	$1,484,318	$(1,442,412)	$(14,722,825)	$(1,696,306)

Income (Loss) per common share:
Income (loss) from continuing operations per common share – basic	$0.11	$(0.13)	$(1.18)	$(0.22)

Income (loss) from continuing operations per common share – diluted	$0.02	$(0.13)	$(1.18)	$(0.22)

Loss from discontinued operations per common share – basic and diluted	$-	$(0.00)	$-	$(0.01)

Income (loss) per common share – basic	$0.11	$(0.13)	$(1.18)	$(0.23)

Income (loss) per common share – diluted	$0.02	$(0.13)	$(1.18)	$(0.23)

Weighted average shares outstanding – basic	13,107,042	10,943,154	12,562,668	7,496,294

Weighted average shares outstanding – diluted	53,270,177	10,943,154	12,562,668	7,496,294

The accompanying condensed notes are an integral part of these unaudited consolidated financial statements.

F-39

mPhase Technologies, Inc.

Consolidated Statements of Stockholders’ Equity (Deficit)

For the Nine Months Ended March 31, 2020 and 2019

(Unaudited)

	Preferred Stock		Common Stock
	Shares	$0.01 Par Value	Shares	$0.01 Par Value	Additional Paid in Capital	Common Stock to be Issued	Accumulated Comprehensive Income	Accumulated Deficit	Stockholders’ Equity
Balance June 30, 2019	1,000	$10	11,689,078	$116,890	$214,007,203	$115,388	$-	$(213,633,853)	$605,638

Issuance of common stock to accredited investors in private placements			380,000	3,800	91,200	(30,500)			64,500
Issuance of common stock for the conversion of related party debts and strategic vendor payables			294,654	2,947	70,716	(73,663)			-
Warrants earned under employment contract					9,970,787				9,970,787
Other comprehensive income							54,694		54,694
Net loss								(10,305,511)	(10,305,511)
Balance September 30, 2019	1,000	$10	12,363,732	$123,637	$224,139,906	$11,225	$54,694	$(223,939,364)	$390,108

Issuance of common stock to accredited investors in private placements			10,000	100	2,400	130,000			132,500
Issuance of common stock for accrued services			62,000	620	14,880				15,500
Restricted shares issued under employment contract			57,909	579	106,078				106,657
Warrants earned under employment contract					6,231,742				6,231,742
Other comprehensive loss							(21,562)		(21,562)
Net loss								(5,934,764)	(5,934,764)
Balance December 31, 2019	1,000	$10	12,493,641	$124,936	$230,495,006	$141,225	$33,132	$(229,874,128)	$920,181

Issuance of common stock to accredited investors in private placements			739,577	7,396	275,104	(132,500)			150,000
Issuance of common stock for services related to private placements			11,003	110	(110)				-
Issuance of common stock for conversions of convertible promissory notes			68,093	681	18,319				19,000
Stock-based compensation for restricted shares of common stock under employment contract					23,622				23,622
Other comprehensive income							92,178		92,178
Net income								1,392,140	1,392,140
Balance March 31, 2020	1,000	$10	13,312,314	$133,123	$230,811,941	$8,725	$125,310	$(228,481,988)	$2,597,121

	Preferred Stock		Common Stock
	Shares	$0.01 Par Value	Shares	$0.01 Par Value	Additional Paid in Capital	Accumulated Deficit	Stockholders’ Deficit
Balance June 30, 2018	-	$-	3,372,103	$33,721	$207,652,502	$(211,678,692)	$(3,992,469)

Issuance of common stock to accredited investors in private placements			40,000	400	9,600		10,000
Beneficial conversion feature interest expense charged to additional paid in capital					91,177		91,177
Issuance of common stock for accrued services			1,150,000	11,500	563,500		575,000
Issuance of common stock for the conversion of related party debts and strategic vendor payables			3,305,492	33,055	1,619,691		1,652,746
Net loss						(197,645)	(197,645)
Balance September 30, 2018	-	$-	7,867,595	$78,676	$209,936,470	$(211,876,337)	$(1,861,191)

Reversal of accrued fees from private placements to accredited investors					7,500		7,500
Issuance of common stock to accredited investors in private placements			80,000	800	19,200		20,000
Issuance of common stock for the conversion of related party debts and strategic vendor payables			593,240	5,932	142,378		148,310
Net loss						(56,249)	(56,249)
Balance December 31, 2018	-	$-	8,540,835	$85,408	$210,105,548	$(211,932,586)	$(1,741,630)

Issuance of common stock to accredited investors in private placements			320,000	3,200	76,800		80,000
Issuance of common stock in connection with employment contract			2,620,899	26,209	1284,240		1,310,449
Issuance of preferred stock in connection with employment contract	1,000	$1			(1)		-
Net loss						(1,442,412)	(1,442,412)
Balance March 31, 2019	1,000	$1	11,481,734	$114,817	$211,466,587	$(213,374,998)	$(1,793,593)

The accompanying condensed notes are an integral part of these unaudited consolidated financial statements.

F-40

mPhase Technologies, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended
	March 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(14,848,135)	$(1,696,306)
Adjustments to reconcile net loss to net cash from operating activities:
Stock-based compensation	16,316,344	1,310,449
Depreciation and amortization	700,387	-
Amortization of debt discount	421,590	7,976
Initial derivative expense	245,572	-
Amortization of deferred financing costs	19,473	-
Amortization of original issue discount	12,298	-
Gain on change in fair value of derivative liability	(976,049)	-
Gain on debt extinguishments	-	(16,279)
Amortization of deferred compensation and beneficial conversion interest expense	-	91,177
Changes in operating assets and liabilities:
Increase in accounts receivable	(3,883,231)	-
Increase in other assets	(9,734)	-
Decrease (increase) in prepaid expenses	8,383	(3,686)
Increase in contract liabilities	170,449	-
Increase in accounts payable and accrued expenses	683,154	188,354
Net cash used in operating activities of continuing operations	(1,139,499)	(118,315)
Net cash used in operating activities of discontinued operations	-	(31,056)
Net cash used in operating activities	(1,139,499)	(149,371)

Cash flows from investing activities:
Capital expenditures	(553)	-
Net cash used in investing activities of continuing operations	(553)	-
Net cash used in investing activities of discontinued operations	-	-
Net cash used in investing activities	(553)	-

Cash flows from financing activities:
Proceeds from issuance of convertible notes payable, net	940,000	-
Proceeds from sale of common stock, net of finder’s fees	347,000	110,000
Proceeds from notes payable to related parties	37,800	93,046
Repayments of notes payable to related parties	(32,000)	(588)
Repayments under settlement agreement	(120,000)	(28,004)
Repayments of convertible notes payable	(184,000)	-
Net cash provided by financing activities of continuing operations	988,800	174,454
Net cash provided by financing activities of discontinued operations	-	-
Net cash provided by financing activities	988,800	174,454

Effect of foreign exchange rate changes on cash	125,310	-
Net (decrease) increase in cash	(25,942)	25,083
Cash at beginning of period	33,996	261
Cash at end of period	$8,054	$25,344

Supplemental disclosure:
Cash paid for interest	$83,064	$21,393

The accompanying condensed notes are an integral part of these unaudited consolidated financial statements.

F-41

	For the Nine Months Ended
	March 31,
	2020	2019
Supplemental disclosure of non-cash operating activities:

Initial fair value of derivative liability recorded as debt discount	$940,001	$-

Supplemental disclosure of non-cash investing and financing activities:

Issuance of Common Stock for accrued services
Value	$15,500	$575,000
Shares	62,000	1,150,000

Issuance of Common Stock for the conversion of Related Party debts and Strategic Vendor payables
Value	$73,663	$1,801,056
Shares	294,654	3,898,732

Issuance of Common Stock for services related to private placements
Value	$11,250	$-
Shares	11,003	-

Issuance of Common Stock for conversions of convertible promissory notes
Value	$19,000	$-
Shares	68,093	-

The accompanying condensed notes are an integral part of these unaudited consolidated financial statements.

F-42

mPHASE TECHNOLOGIES, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED MARCH 31, 2020 AND 2019

(UNAUDITED)

NOTE 1: NATURE OF BUSINESS AND BASIS OF PRESENTATION

Organization and Nature of Business

mPhase Technologies, Inc., including its wholly-owned subsidiaries, are collectively referred to herein as “mPhase,” “XDSL”, “Company,” “us,” or “we.”

The Company was incorporated in the state of New Jersey in 1979 under the name Tecma Laboratory, Inc. and has subsequently operated under Tecma Laboratories, Inc., and Lightpaths TP Technologies, Inc., until June 2, 1997 when the Company changed its name to mPhase Technologies, Inc.

On January 11, 2019, the Company underwent a major change in management and control. The new management of the Company is positioning the Company to be a technology leader in artificial intelligence and machine learning while enabling a more rapid commercial development of its patent portfolio and other intellectual property. The Company’s goal is to generate significant revenue from its artificial intelligence and machine learning technologies.

On February 15, 2019, the Company acquired Travel Buddhi, a software platform to enhance travel via ultra-customization tools that tailor a planned trip experience in ways not previously available.

On June 30, 2019, the Company acquired 99% of the outstanding common shares of Alpha Predictions LLP (“Alpha Predictions”). Alpha Predictions is an India-based technology company that has developed a suite of commercial data analysis products for use across multiple industries. The Company expects the acquisition to result in synergies with its other operating divisions, which will drive revenue growth and innovation.

Basis of Presentation

The consolidated unaudited financial information furnished herein reflects all adjustments, consisting only of normal recurring items, which in the opinion of management, are necessary to fairly state the Company’s financial position, results of operations and cash flows for the dates and periods presented and to make such information not misleading. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) have been omitted pursuant to rules and regulations of the Securities and Exchange Commission (the “SEC”); nevertheless, management of the Company believes that the disclosures herein are adequate to make the information presented not misleading.

The consolidated unaudited financial statements for the nine months ended March 31, 2020 and 2019 include the operations of mPhase and its wholly-owned subsidiaries, mPower Technologies, Inc., Medds, Inc., mPhase Technologies India Private Limited effective March 19, 2019, and Alpha Predictions LLP effective June 30, 2019. All significant intercompany accounts and transactions have been eliminated in the consolidation.

These consolidated unaudited financial statements should be read in conjunction with the Company’s audited consolidated financial statements for the year ended June 30, 2019, contained in the Company’s Annual Report on Form 10-K filed with the SEC on October 15, 2019. The results of operations for the nine months ended March 31, 2020, are not necessarily indicative of results to be expected for any other interim period or the fiscal year ending June 30, 2020.

Impact of COVID-19 Pandemic

A novel strain of coronavirus, COVID-19, surfaced during December 2019 and has spread around the world, including to the United States. During March 2020, COVID-19 was declared a pandemic by the World Health Organization. The COVID-19 pandemic has resulted in, and is likely to continue to result in, significant economic disruption. Although these disruptions are expected to be temporary, significant uncertainty exists concerning the magnitude of the impact and duration of the COVID-19 pandemic. As the Company cannot predict the scope or duration of the COVID-19 pandemic, any anticipated negative financial impact to its results of operations cannot be reasonably estimated but could ultimately be material and last for an extended period of time.

F-43

mPHASE TECHNOLOGIES, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED MARCH 31, 2020 AND 2019

(UNAUDITED)

NOTE 2: GOING CONCERN

The accompanying unaudited consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has incurred negative cash flows from operations of $1,139,499 for the nine months ended March 31, 2020. At March 31, 2020, the Company had a working capital surplus of $450,622, and an accumulated deficit of $228,481,988. It is management’s opinion that these facts raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the date of this report, without additional debt or equity financing. The unaudited consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts nor to the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

In order to meet its working capital needs through the next twelve months from the date of this report and to fund the growth of the nanotechnology, artificial intelligence, and machine learning technologies, the Company may consider plans to raise additional funds through the issuance of equity or debt. Although the Company intends to obtain additional financing to meet its cash needs, the Company may be unable to secure any additional financing on terms that are favorable or acceptable to it, if at all.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Reclassifications

Certain reclassifications of prior year amounts have been made to enhance comparability with the current year’s consolidated financial statements, including, but not limited to, presentation of certain items within the consolidated statement of cash flows.

Foreign Currency Translation and Transactions

The functional currency of our operations in India is the Indian Rupee. Foreign currency denominated assets and liabilities are translated into U.S. dollars at the exchange rates in effect at the balance sheet date, and income and expense items are translated at the average exchange rates in effect during the applicable period. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders’ equity as “Accumulated other comprehensive income (loss).” Gains and losses resulting from foreign currency transactions are included in the consolidated statements of comprehensive income (loss), as other comprehensive income (loss). There have been no significant fluctuations in the exchange rate for the conversion of Indian Rupee to U.S. dollars after the balance sheet date.

Use of Estimates

The preparation of consolidated unaudited financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited consolidated financial statements and reported amounts of revenues and expenses for the reporting period. Actual results could differ from those estimates. If actual results significantly differ from the Company’s estimates, the Company’s financial condition and results of operations could be materially impacted. Significant estimates include the collectability of accounts receivable, valuation of intangible assets, accrued expenses, valuation of derivative liabilities, stock-based compensation, and the valuation reserve for income taxes.

Concentrations of Credit Risk

Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company maintains cash and cash equivalents with three financial institutions. Deposits held with the financial institutions may exceed the amount of insurance provided by the Federal Deposit Insurance Corporation on such deposits, but may be redeemed upon demand. The Company performs periodic evaluations of the relative credit standing of the financial institutions. With respect to accounts receivable, the Company monitors the credit quality of its customers as well as maintain an allowance for doubtful accounts for estimated losses resulting from the inability of customers to make required payments.

Revenue Risk

Agreements which potentially subject the Company to concentrations of revenue risk consist principally of one customer agreement. For the nine months ended March 31, 2020 and 2019, this one customer accounted for 100% and 0% of our total revenue, respectively. At March 31, 2020 and June 30, 2019, this one customer accounted for 100% and 99% of our total accounts receivable, respectively.

Cash and Cash Equivalents

For purposes of balance sheet presentation and reporting of cash flows, the Company considers all unrestricted demand deposits, money market funds and highly liquid debt instruments with an original maturity of less than 90 days to be cash and cash equivalents. There were no cash equivalents at March 31, 2020 and June 30, 2019.

F-44

mPHASE TECHNOLOGIES, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED MARCH 31, 2020 AND 2019

(UNAUDITED)

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Receivable

The Company regularly reviews outstanding receivables and provides for estimated losses through an allowance for doubtful accounts. In evaluating the level of established loss reserves, the Company makes judgments regarding its customers’ ability to make required payments, economic events and other factors. As the financial condition of these parties change, circumstances develop or additional information becomes available, adjustments to the allowance for doubtful accounts may be required. The Company maintains reserves for potential credit losses and such losses traditionally have been within its expectations. At March 31, 2020 and June 30, 2019, the Company determined there was no requirement for an allowance for doubtful accounts.

Goodwill and Intangible Assets

Goodwill is recorded when the purchase price paid for an acquisition exceeds the fair value of the net identified tangible and intangible assets acquired. The Company evaluates goodwill for impairment annually or more frequently when an event occurs or circumstances change that indicate that the carrying value may not be recoverable. The Company tests goodwill for impairment by first comparing the fair value of the reporting unit to its carrying value. If the fair value is determined to be less than the carrying value, a second step is performed to measure the amount of impairment loss. On June 30, 2020, we will perform our annual evaluation of goodwill impairment to determine if the estimated fair value of the reporting unit exceeds its carrying value.

Patents and licenses are capitalized when the Company determines there will be a future benefit derived from such assets and are stated at cost. Amortization is computed using the straight-line method over the estimated useful life of the asset, generally five years. As of March 31, 2020 and June 30, 2019, the book value of patents and licenses of $214,383, has been fully amortized and no amortization expense was recorded for the nine months ended March 31, 2020 and 2019.

Capitalized Software Development Costs

The Company follows the provisions of ASC 350-40, “Internal Use Software.” ASC 350-40 provides guidance for determining whether computer software is internal-use software, and on accounting for the proceeds of computer software originally developed or obtained for internal use and then subsequently sold to the public. It also provides guidance on capitalization of the costs incurred for computer software developed or obtained for internal use. The Company expenses all costs incurred during the preliminary project stage of its development, and capitalizes the costs incurred during the application development stage. Costs incurred relating to upgrades and enhancements to the software are capitalized if it is determined that these upgrades or enhancements add additional functionality to the software. Costs incurred to improve and support products after they become available are charged to expense as incurred.

Capitalized software development costs are amortized on a straight-line basis over the estimated useful lives, currently three years. Management evaluates the useful lives of these assets on an annual basis and tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets.

At March 31, 2020, the book value of purchased and developed technology of $2,817,396, included two technology platforms, a machine learning platform and an artificial intelligence platform. For the nine months ended March 31, 2020 and 2019, amortization expense which is included in general and administration expenses within the consolidated statements of operations, was $700,387 and $0, respectively.

Fair Value of Financial Instruments

The Company accounts for the fair value of financial instruments in accordance with ASC topic 820, “Fair Value Measurements and Disclosures” (ASC 820), formerly SFAS No. 157 “Fair Value Measurements”. ASC 820 defines “fair value” as the price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

ASC 820 also describes three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities traded in active markets.

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3: Inputs that are generally unobservable. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Financial instruments consist principally of cash, accounts receivable, prepaid expenses, due from affiliates, accounts payable, accrued liabilities, due to related parties, and other current liabilities. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature. The fair value of short and long-term debt is based on current rates at which the Company could borrow funds with similar remaining maturities. The carrying amounts approximate fair value. It is management’s opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

F-45

mPHASE TECHNOLOGIES, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED MARCH 31, 2020 AND 2019

(UNAUDITED)

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

Revenue is derived from the sale of artificial intelligence and machine learning focused technology products. The Company recognizes revenue when obligations under the terms of a contract with the customer are satisfied. Product sales occur once control is transferred upon delivery to the customer. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products. The amount of consideration the Company receives and revenue the Company recognizes varies with changes in customer incentives the Company offers to its customers and their customers. In the event any discounts, sales incentives, or similar arrangements are agreed to with a customer, such amounts are estimated at time of sale and deducted from revenue. Sales taxes and other similar taxes are excluded from revenue (see Note 6).

Share-Based Compensation

The Company computes share based payments in accordance with the provisions of ASC Topic 718, Compensation – Stock Compensation and related interpretations. As such, compensation cost is measured on the date of grant at the fair value of the share-based payments. Such compensation amounts, if any, are amortized over the respective vesting periods of the grants. The Company estimates the fair value of stock options and warrants by using the Black-Scholes option pricing model.

Derivative Instruments

The Company enters into financing arrangements that consist of freestanding derivative instruments or are hybrid instruments that contain embedded derivative features. The Company accounts for these arrangements in accordance with ASC Topic 815, Accounting for Derivative Instruments and Hedging Activities as well as related interpretations of this standard. In accordance with this standard, derivative instruments are recognized as either assets or liabilities in the balance sheet and are measured at fair values with gains or losses recognized in earnings. Embedded derivatives that are not clearly and closely related to the host contract are bifurcated and are recognized at fair value with changes in fair value recognized as either a gain or loss in earnings. The Company determines the fair value of derivative instruments and hybrid instruments based on available market data using appropriate valuation models, considering all of the rights and obligations of each instrument.

The Company estimates fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered consistent with the objective measuring fair values. In selecting the appropriate technique, the Company considers, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques (such as Black-Scholes model) are highly volatile and sensitive to changes in the trading market price of the Company’s common stock. Since derivative financial instruments are initially and subsequently carried at fair values, our income (expense) going forward will reflect the volatility in these estimates and assumption changes.

Convertible Debt Instruments

The Company records debt net of debt discount for beneficial conversion features and warrants, on a relative fair value basis. Beneficial conversion features are recorded pursuant to the Beneficial Conversion and Debt Topics of the Financial Accounting Standards Board (“FASB”) ASC. The amounts allocated to warrants and beneficial conversion rights are recorded as debt discount and as additional paid-in-capital. Debt discount is amortized to interest expense over the life of the debt.

F-46

mPHASE TECHNOLOGIES, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED MARCH 31, 2020 AND 2019

(UNAUDITED)

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company accounts for income taxes in accordance with Accounting for Income Taxes, as clarified by ASC 740-10, Accounting for Uncertainty in Income Taxes (“ASC 740”). Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities and net operating loss and tax credit carryforwards given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year-to-year. In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which the Company operates, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results or the ability to implement tax-planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of ASC 740.

ASC 740 requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the “more-likely-than-not” threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company’s tax returns for its June 30, 2019, 2018, and 2017 tax years may be selected for examination by the taxing authorities as the statute of limitations remains open.

The Company recognizes expenses for tax penalties and interest assessed by the Internal Revenue Service and other taxing authorities upon receiving valid notice of assessments. The Company has received no such notices for the tax years ended June 30, 2019 and 2018.

Earnings Per Share

In accordance with the provisions of FASB ASC Topic 260, Earnings per Share, basic earnings per share (“EPS”) is computed by dividing earnings available to common shareholders by the weighted average number of shares of common stock outstanding during the period. Other potentially dilutive common shares, and the related impact to earnings, are considered when calculating EPS on a diluted basis.

In computing diluted EPS, only potential common shares that are dilutive, those that reduce EPS or increase loss per share, are included. The effect of contingently issuable shares are not included if the result would be anti-dilutive, such as when a net loss is reported. Therefore, basic and diluted EPS are computed using the same number of weighted average shares for the three months ended March 31, 2019 and nine months ended March 31, 2020 and 2019, respectively, as we incurred a net loss for those periods. At March 31, 2020, as we incurred net income for the period, dilutive shares included 37,390,452 shares of the Company’s common stock related to warrants and 2,772,684 shares of the Company’s common stock related to convertible promissory notes, assuming exercise of such warrants and conversion of such convertible promissory notes occurred at January 1, 2020, as the exercise price of the warrants and conversion price of the convertible promissory notes were less than the average market price of the Company’s common stock for the three months ended March 31, 2020. Additionally, for dilutive EPS purposes for the three months ended March 31, 2020, the assumed conversion of such convertible promissory notes at January 1, 2020, reduced the net income amount used in the dilutive EPS computation by $280,822 as a result of the net impact of interest that would not have been incurred during the period as well as original issue discounts, deferred financing costs, debt discounts, and derivative liability balances that would not have been required at March 31, 2020.

F-47

mPHASE TECHNOLOGIES, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED MARCH 31, 2020 AND 2019

(UNAUDITED)

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Adopted Accounting Standards

Effective July 1, 2019, the Company adopted Accounting Standards Update (“ASU”) 2016-02, Leases (“ASU 2016-02”). The standard amends the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. The new leases standard requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. In September 2017, the FASB issued ASU 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842, which amends certain aspects of the new lease standard. The Company determined the adoption of ASU 2016-02 did not have a material impact on its consolidated financial statements.

Effective July 1, 2019, the Company adopted ASU 2017-11, Update to Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. The ASU makes limited changes to the guidance on classifying certain financial instruments as either liabilities or equity. The ASU is intended to improve (1) the accounting for instruments with “down-round” provisions and (2) the readability of the guidance in ASC 480 on distinguishing liabilities from equity by replacing the indefinite deferral of certain pending content with scope exceptions. The Company determined the adoption of ASU 2017-11 did not have a material impact on its consolidated financial statements.

Recently Issued Accounting Standards Not Yet Adopted

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement, to modify the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement, based on the concepts in the Concept Statement, including the consideration of costs and benefits. The standard is effective for the Company as of July 1, 2020, with early adoption permitted. The Company does not expect the adoption of this guidance to have a material impact on its consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, to modify the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement, based on the concepts in the Concept Statement, including the consideration of costs and benefits. The standard is effective for the Company as of July 1, 2020, with early adoption permitted. The Company does not expect the adoption of this guidance to have a material impact on its consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material impact on the accompanying unaudited consolidated financial statements.

F-48

mPHASE TECHNOLOGIES, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED MARCH 31, 2020 AND 2019

(UNAUDITED)

NOTE 4: BUSINESS ACQUISITION

On June 30, 2019, the Company acquired 99% of the outstanding common shares of Alpha Predictions LLP (“Alpha Predictions”). Alpha Predictions is an India-based technology company that has developed a suite of commercial data analysis products for use across multiple industries. The Company expects the acquisition to result in synergies with its other operating divisions, which will drive revenue growth and innovation.

The goodwill of $6,020 arising from the acquisition consists largely of the synergies expected from combining the operations of the Company and Alpha Predictions.

The following table summarizes the consideration paid for Alpha Predictions and the fair values of the assets acquired and liabilities assumed recognized at the acquisition date.

Consideration
Cash	$1,438
Fair value of total consideration transferred	1,438

Recognized amounts of identifiable assets acquired and liabilities assumed
Cash	3,127
Accounts receivable	26,155
Prepaid expenses	7,488
Property and equipment	11,048
Intangible asset – purchased software	2,905,668
Accounts payable	(26,067)
Accrued expenses and other current liabilities	(2,924,288)
Income tax provision, current	(7,713)
Total identifiable net assets	(4,582)
Goodwill	$6,020

The Company is currently evaluating the fair values of the assets acquired and liabilities assumed. The preliminary estimates and measurements are, therefore, subject to change during the measurement period. The acquired intangible asset – purchased software was recognized at fair value as of the acquisition date. It is provisionally subject to a useful life of 3 years, pending further evaluation of the underlying software.

The fair value of the one-percent noncontrolling interest in Alpha Predictions was determined to be immaterial, based on extrapolation of the price paid by the Company for its controlling interest and consideration of any potential control premiums.

F-49

mPHASE TECHNOLOGIES, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED MARCH 31, 2020 AND 2019

(UNAUDITED)

NOTE 5: INTANGIBLE ASSET – PURCHASED SOFTWARE, NET

Intangible asset – Purchased Software, net, is comprised of the following at:

	March 31,	June 30,
	2020	2019
Purchased software	$2,817,396	$3,025,801
Less: accumulated amortization	(700,387)	-
Purchased software, net	$2,117,009	$3,025,801

Intangible asset – Purchased Software consists of the following two software technologies:

Alpha Predictions purchased software	$2,697,668
Travel Buddhi purchased software	119,728
Total purchased software	$2,817,396

The Alpha Predictions purchased software was acquired as further described in Note 4. The Travel Buddhi purchased software was acquired on February 15, 2019, for $115,281 and included all rights, software, and code of the technology platform. During the fiscal year ended June 30, 2019, $55,000 of the Travel Buddhi purchase price was paid and $60,281 remains outstanding. At March 31, 2020, the Travel Buddhi technology platform has not been placed in service, but is expected to be during the first quarter of fiscal year 2021.

Purchased software costs are amortized on a straight-line basis over three years. Amortization of purchased software costs is included in general and administration expenses within the consolidated statements of operations.

For the three and nine months ended March 31, 2020, amortization expense was $216,109 and $700,387, respectively. There was no amortization expense related to purchased software for the three and nine months ended March 31, 2019.

Future amortization expense related to the existing net carrying amount of purchased software at March 31, 2020 is expected to be as follows:

Remainder of fiscal year 2020	$221,920
Fiscal year 2021	927,590
Fiscal year 2022	927,590
Fiscal year 2023	39,909
$2,117,009

F-50

mPHASE TECHNOLOGIES, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED MARCH 31, 2020 AND 2019

(UNAUDITED)

NOTE 6: REVENUE FROM CONTRACTS WITH CUSTOMERS

The following table presents our revenue disaggregated by category within our single reporting segment:

	For the Three Months Ended		For the Nine Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Subscription	$6,180,000	$-	$18,540,000	$-
Service and support	881,606	-	2,626,674	-
Application development and implementation	494,901	-	1,521,412	-
Revenue	$7,556,507	$-	$22,688,086	$-

For the three and nine months ended March 31, 2020, the Company was subject to revenue concentration risk as one customer accounted for 100% of our total revenue for both periods.

Subscription and Application Development and Implementation Revenue

The Company recognizes revenue when, or as, it satisfies a performance obligation to a customer. The Company primarily has one performance obligation, which includes the combined promise to develop, implement, and license customized software. Payment terms for the software include one-time application development and implementation fees, which are generally billed on a time-and-materials basis over the development and implementation period, plus fixed license subscription fees, which may either be billed in full upfront or in monthly installments over the license period, which is generally three years. All of these fees are allocated to the single performance obligation of providing software to the customer.

The performance obligation is fully satisfied at the point in time when the customer has taken control of the completed software, which is when physical possession of the software has transferred to the customer, the customer is able to use and benefit from the software, and the contractual license period has begun. Since the Company has no further obligation to the customer once control of the software has transferred, the Company recognizes revenue in full for all of the development and implementation fees at that point in time. Subscription fees are also recognized when control of the software has transferred to the customer but only to the extent such fees are contractually guaranteed to the Company. Any future monthly subscription fees that the Company would not have a contractually guaranteed right to collect in the event of early termination of the contract are instead recognized as revenue on a straight-line basis over the license period.

Service and Support Revenue

Certain contracts also contain a second performance obligation for service and support. This performance obligation includes the promise to provide future updates, upgrades, and enhancements to the software over the license period, if and when they occur. Service and support fees are fixed as a percentage of total contract value and billed in monthly installments over the license period. The Company recognizes service and support fee revenue over time, on a straight-line basis over the license period, as the customer receives such services on a generally uniform basis throughout the license period.

Allocation of the Transaction Price

Prices allocated to each performance obligation generally correspond with the contractually stated prices, since they equal standalone selling price. In some cases, services may be discounted, which requires the company to allocate the transaction price based on relative standalone selling price. The Company estimates standalone selling price based on comparable industry practices and the costs and margins involved in providing services to its customers.

Contract Liabilities

Contract liabilities include amounts billed to the customer in excess of revenue recognized and are presented as contract liabilities on the consolidated balance sheets. At March 31, 2020 and June 30, 2019 contract liabilities totaled $170,449 and $0, respectively.

Practical Expedient

The Company has elected a practical expedient to omit certain disclosures about the transaction price allocated to remaining performance obligations for contracts with terms of one year or less.

NOTE 7: LIABILITIES IN ARREARS – JUDGEMENT SETTLEMENT AGREEMENT

Liabilities in arrears – judgement settlement agreement is comprised of the following:

	March 31,	June 30,
	2020	2019
Note payable, John Fife (dba St. George Investors) / Fife Forbearance [1]	$762,921	$855,660
Total liabilities in arrears – judgement settlement agreement	$762,921	$855,660

[1] effective December 10, 2018, the Company entered into a “Judgment Settlement Agreement” to satisfy in full the Forbearance Agreement with Fife that was previously in effect. As a result, under the Judgment Settlement Agreement, no shares of the Company’s common stock are issuable or eligible to be converted into. Under the terms of the Judgment Settlement Agreement, the Company was required to pay $15,000 per month from January 15, 2019 through and including February 15, 2020, with a final payment of $195,000 due and payable in March of 2020. The Company made all required payments with the exception of the final payment of $195,000 which was due and payable in March of 2020. The Company and Fife are negotiating a structure whereby the Company will be able to make the final payment of $195,000, which may include additional consideration depending on the timing of when the final payment is made. The Company expects to repay Fife the agreed upon balance due as quickly as possible based upon its available capital. The ultimate final payment amount is expected to be less than the liability balance of $762,921 presented as liabilities in arrears – judgement settlement agreement on the consolidated balance sheets.

F-51

mPHASE TECHNOLOGIES, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED MARCH 31, 2020 AND 2019

(UNAUDITED)

NOTE 8: Convertible Debt Arrangements

JMJ Financial

At March 31, 2020 and June 30, 2019, the amount recorded in current liabilities for this one convertible note and accrued interest thereon due to JMJ Financial was $205,199 and $193,287, respectively. During the nine months ended March 31, 2020 and 2019 the Company recorded $11,911 and $10,952, respectively of interest for the outstanding convertible note.

As of March 31, 2020 and June 30, 2019, the aggregate remaining amount of convertible securities held by JMJ could be converted into 10,260 and 9,664 shares, respectively, with a conversion price of $20.

Accredited Investors

On June 19, 2019, the Company entered into a securities purchase agreement with an accredited investor (“Lender”) and issued an 8% convertible promissory note in the principal amount of $78,000 to the Lender with a maturity date of June 19, 2020. The Company received net proceeds in the amount of $45,800, with $25,000 refinancing a prior convertible promissory note due to the Lender that had been in default, $3,000 being paid to reimburse the Lender for legal and due diligence fees incurred with respect to this securities purchase agreement and convertible promissory note and $4,200 being paid to the Company’s Transfer Agent to satisfy an outstanding balance. This convertible debenture converts at 62% of the lowest trading price during the 20 days prior to conversion. Due to the variable conversion provisions contained in the convertible promissory note, the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $103,161, deferred financing costs of $3,000 and debt discount of $75,000. The deferred financing costs and debt discount are being amortized over the term of the note. During December 2019, the Company paid-off the aggregate balance of the convertible promissory note, including accrued interest and prepayment penalty.

On July 30, 2019, the Company entered into a securities purchase agreement with an accredited investor (“Lender”) and issued an 8% convertible promissory note in the principal amount of $53,000 to the Lender with a maturity date of July 30, 2020. The Company received net proceeds in the amount of $50,000 as a result of $3,000 being paid to reimburse the Lender for legal and due diligence fees incurred with respect to this securities purchase agreement and convertible promissory note. This convertible debenture converts at 62% of the lowest trading price during the 20 days prior to conversion. Due to the variable conversion provisions contained in the convertible promissory note, the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $114,380, deferred financing costs of $3,000 and debt discount of $50,000. The deferred financing costs and debt discount are being amortized over the term of the note. During January 2020, the Company paid-off the aggregate balance of the convertible promissory note, including accrued interest and prepayment penalty.

On September 5, 2019, the Company entered into a securities purchase agreement with an accredited investor (“Lender”) and issued an 8% convertible promissory note in the principal amount of $53,000 to the Lender with a maturity date of September 5, 2020. On September 9, 2019, the Company received net proceeds in the amount of $46,800 as a result of $3,000 being paid to reimburse the Lender for legal and due diligence fees incurred with respect to this securities purchase agreement and convertible promissory note and $3,200 being paid to the Company’s Transfer Agent to satisfy an outstanding balance. This convertible debenture converts at 62% of the lowest trading price during the 20 days prior to conversion. Due to the variable conversion provisions contained in the convertible promissory note, the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $104,860, deferred financing costs of $3,000 and debt discount of $50,000. The deferred financing costs and debt discount are being amortized over the term of the note. During February 2020, the Company paid-off the aggregate balance of the convertible promissory note, including accrued interest and prepayment penalty.

F-52

mPHASE TECHNOLOGIES, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED MARCH 31, 2020 AND 2019

(UNAUDITED)

NOTE 8: Convertible Debt Arrangements (continued)

On September 24, 2019, the Company entered into a securities purchase agreement with accredited investors (“Lenders”) and issued 8% convertible promissory notes in the principal amount of $124,200 (including an aggregate of $9,200 in original issue discounts) to the Lenders with maturity dates of September 24, 2020. On September 27, 2019, the Company received net proceeds in the amount of $112,000 as a result of $3,000 being paid to reimburse the Lender for legal and due diligence fees incurred with respect to this securities purchase agreement and convertible promissory notes. This convertible debenture converts at 62% of the lowest trading price during the 20 days prior to conversion. Due to the variable conversion provisions contained in the convertible promissory note, the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $208,335, original issue discount of $9,200, deferred financing costs of $3,000 and debt discount of $112,000. The original issue discount, deferred financing costs and debt discount are being amortized over the term of the note. The aggregate balance of the convertible promissory note and accrued interest was $106,200 and $5,129, respectively, at March 31, 2020. The aggregate balance of the convertible promissory note, net of original issue discount, deferred financing costs and debt discount at March 31, 2020 was $46,312.

On December 2, 2019, the Company entered into a securities purchase agreement with an accredited investor (“Lender”) and issued an 8% convertible promissory note in the principal amount of $200,000 (including a $7,500 original issue discount) to the Lender with a maturity date of December 2, 2020. On December 2, 2019, the Company received net proceeds in the amount of $182,500 as a result of $10,000 being paid to reimburse the Lender for legal and due diligence fees incurred with respect to this securities purchase agreement and convertible promissory note. This convertible debenture converts at the greater of (i) $0.50 per share or (ii) 60% of the lowest trading price during the 20 days prior to conversion. Due to the variable conversion provisions contained in the convertible promissory note, the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $200,000, original issue discount of $7,500, deferred financing costs of $10,000 and debt discount of $182,500. The original issue discount, deferred financing costs and debt discount are being amortized over the term of the note. The aggregate balance of the convertible promissory note and accrued interest was $200,000 and $5,260, respectively, at March 31, 2020. The aggregate balance of the convertible promissory note, net of original issue discount, deferred financing costs and debt discount at March 31, 2020 was $65,753.

On December 2, 2019, the Company entered into a securities purchase agreement with an accredited investor (“Lender”) and issued an 8% convertible promissory note in the principal amount of $78,000 to the Lender with a maturity date of December 2, 2020. On December 4, 2019, the Company received net proceeds in the amount of $75,000 as a result of $3,000 being paid to reimburse the Lender for legal and due diligence fees incurred with respect to this securities purchase agreement and convertible promissory note. This convertible debenture converts at 62% of the lowest trading price during the 20 days prior to conversion. Due to the variable conversion provisions contained in the convertible promissory note, the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $78,629, deferred financing costs of $3,000 and debt discount of $75,000. The deferred financing costs and debt discount are being amortized over the term of the note. The aggregate balance of the convertible promissory note and accrued interest was $78,000 and $2,052, respectively, at March 31, 2020. The aggregate balance of the convertible promissory note, net of deferred financing costs and debt discount at March 31, 2020 was $25,644.

On December 2, 2019, the Company entered into a securities purchase agreement with an accredited investor (“Lender”) and issued an 8% convertible promissory note in the principal amount of $135,000 (including a $6,750 original issue discount) to the Lender with a maturity date of December 2, 2020. On December 3, 2019, the Company received net proceeds in the amount of $122,000 as a result of $6,250 being paid to reimburse the Lender for legal and due diligence fees incurred with respect to this securities purchase agreement and convertible promissory note. This convertible debenture converts at the greater of (i) $0.50 per share or (ii) 60% of the lowest trading price during the 20 days prior to conversion. Due to the variable conversion provisions contained in the convertible promissory note, the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $135,000, original issue discount of $6,750, deferred financing costs of $6,250 and debt discount of $122,000. The original issue discount, deferred financing costs and debt discount are being amortized over the term of the note. The aggregate balance of the convertible promissory note and accrued interest was $135,000 and $3,551, respectively, at March 31, 2020. The aggregate balance of the convertible promissory note, net of original issue discount, deferred financing costs and debt discount at March 31, 2020 was $44,384.

F-53

mPHASE TECHNOLOGIES, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED MARCH 31, 2020 AND 2019

(UNAUDITED)

NOTE 8: Convertible Debt Arrangements (continued)

On December 17, 2019, the Company entered into a securities purchase agreement with an accredited investor (“Lender”) and issued an 8% convertible promissory note in the principal amount of $81,000 (including a $6,000 original issue discount) to the Lender with a maturity date of December 17, 2020. On December 17, 2019, the Company received net proceeds in the amount of $73,500 as a result of $1,500 being paid to reimburse the Lender for legal and due diligence fees incurred with respect to this securities purchase agreement and convertible promissory note. This convertible debenture converts at 62% of the lowest trading price during the 20 days prior to conversion. Due to the variable conversion provisions contained in the convertible promissory note, the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $81,599, original issue discount of $6,000, deferred financing costs of $1,500 and debt discount of $73,500. The original issue discount, deferred financing costs and debt discount are being amortized over the term of the note. The aggregate balance of the convertible promissory note and accrued interest was $81,000 and $1,864, respectively, at March 31, 2020. The aggregate balance of the convertible promissory note, net of original issue discount, deferred financing costs and debt discount at March 31, 2020 was $23,301.

On January 9, 2020, the Company entered into a securities purchase agreement with an accredited investor (“Lender”) and issued an 8% convertible promissory note in the principal amount of $110,000 (including a $5,000 original issue discount) to the Lender with a maturity date of January 9, 2021. On January 13, 2020, the Company received net proceeds in the amount of $100,000 as a result of $5,000 being paid to reimburse the Lender for legal and due diligence fees incurred with respect to this securities purchase agreement and convertible promissory note. This convertible debenture converts at a price of $0.50 per share, however, in the event the closing bid price of the Company’s common stock is less than $0.70 per share on any day while this convertible promissory note is outstanding, this convertible debenture will convert at 60% of the lowest trading price during the 20 days prior to conversion. Due to the variable conversion provisions contained in the convertible promissory note, the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $107,338, original issue discount of $5,000, deferred financing costs of $5,000 and debt discount of $100,000. The original issue discount, deferred financing costs and debt discount are being amortized over the term of the note. The aggregate balance of the convertible promissory note and accrued interest was $110,000 and $2,194, respectively, at March 31, 2020. The aggregate balance of the convertible promissory note, net of original issue discount, deferred financing costs and debt discount at March 31, 2020 was $24,712.

On January 21, 2020, the Company entered into a securities purchase agreement with an accredited investor (“Lender”) and issued an 8% convertible promissory note in the principal amount of $68,000 to the Lender with a maturity date of January 21, 2021. On January 23, 2020, the Company received net proceeds in the amount of $65,000 as a result of $3,000 being paid to reimburse the Lender for legal and due diligence fees incurred with respect to this securities purchase agreement and convertible promissory note. This convertible debenture converts at 62% of the lowest trading price during the 20 days prior to conversion. Due to the variable conversion provisions contained in the convertible promissory note, the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $60,735, deferred financing costs of $3,000 and debt discount of $65,000. The deferred financing costs and debt discount are being amortized over the term of the note. The aggregate balance of the convertible promissory note and accrued interest was $68,000 and $1,058, respectively, at March 31, 2020. The aggregate balance of the convertible promissory note, net of deferred financing costs and debt discount at March 31, 2020 was $13,227.

F-54

mPHASE TECHNOLOGIES, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED MARCH 31, 2020 AND 2019

(UNAUDITED)

NOTE 8: Convertible Debt Arrangements (continued)

On February 24, 2020, the Company entered into a securities purchase agreement with an accredited investor (“Lender”) and issued an 8% convertible promissory note in the principal amount of $53,000 to the Lender with a maturity date of February 24, 2021. On February 26, 2020, the Company received net proceeds in the amount of $50,000 as a result of $3,000 being paid to reimburse the Lender for legal and due diligence fees incurred with respect to this securities purchase agreement and convertible promissory note. This convertible debenture converts at 62% of the lowest trading price during the 20 days prior to conversion. Due to the variable conversion provisions contained in the convertible promissory note, the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $43,426, deferred financing costs of $3,000 and debt discount of $50,000. The deferred financing costs and debt discount are being amortized over the term of the note. The aggregate balance of the convertible promissory note and accrued interest was $53,000 and $430, respectively, at March 31, 2020. The aggregate balance of the convertible promissory note, net of deferred financing costs and debt discount at March 31, 2020 was $5,373.

On March 3, 2020, the Company entered into a securities purchase agreement with an accredited investor (“Lender”) and issued an 8% convertible promissory note in the principal amount of $63,000 to the Lender with a maturity date of March 3, 2021. On March 5, 2020, the Company received net proceeds in the amount of $60,000 as a result of $3,000 being paid to reimburse the Lender for legal and due diligence fees incurred with respect to this securities purchase agreement and convertible promissory note. This convertible debenture converts at 62% of the lowest trading price during the 20 days prior to conversion. Due to the variable conversion provisions contained in the convertible promissory note, the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $51,269, deferred financing costs of $3,000 and debt discount of $60,000. The deferred financing costs and debt discount are being amortized over the term of the note. The aggregate balance of the convertible promissory note and accrued interest was $63,000 and $400, respectively, at March 31, 2020. The aggregate balance of the convertible promissory note, net of deferred financing costs and debt discount at March 31, 2020 was $5,005.

At March 31, 2020 and June 30, 2019, there was $894,200 and $78,000 of convertible notes payable outstanding, net of discounts of $640,488 and $75,649, respectively.

During the nine months ended March 31, 2020 and 2019, amortization of original issue discount, deferred financing costs, and debt discount amounted to $453,361 and $7,976, respectively.

During the nine months ended March 31, 2020, $19,000 of convertible notes, including fees, were converted into 68,093 shares of the Company’s common stock. During the nine months ended March 31, 2019, there were no conversions of convertible notes into shares of the Company’s common stock.

At March 31, 2020, the Company was in compliance with the terms of the Accredited Investors convertible promissory notes.

NOTE 9: DERIVATIVE LIABILITY

The Company evaluates its convertible instruments, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under ASC Topic 815, Derivatives and Hedging. The result of this accounting treatment is that the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operation as other income (expense). Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date.

The following table presents a reconciliation of the derivative liability measured at fair value on a recurring basis using significant unobservable inputs (Level 3) from June 30, 2018 to March 31, 2020:

Conversion feature derivative liability
June 30, 2018	$-
Initial fair value of derivative liability recorded as debt discount	75,000
Initial fair value of derivative liability recorded as deferred financing costs	3,000
Initial fair value of derivative liability charged to other expense	25,161
Loss on change in fair value included in earnings	30,508
June 30, 2019	$133,669
Initial fair value of derivative liability recorded as debt discount	940,001
Initial fair value of derivative liability charged to other expense	245,572
Gain on change in fair value included in earnings	(976,049)
March 31, 2020	$343,193

F-55

mPHASE TECHNOLOGIES, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED MARCH 31, 2020 AND 2019

(UNAUDITED)

NOTE 9: DERIVATIVE LIABILITY (continued)

Total derivative liability at March 31, 2020 and June 30, 2019 amounted to $343,193 and $133,669, respectively. The change in fair value included in earnings of $976,049 is due in part to the quoted market price of the Company’s common stock decreasing from $0.85 at June 30, 2019 to $0.55 at March 31, 2020, coupled with decreased conversion prices due to the effect of “ratchet” provisions incorporated within the convertible notes payable.

The Company used the following assumptions for determining the fair value of the convertible instruments granted under the binomial pricing model with binomial simulations at March 31, 2020:

Expected volatility	141.9% - 233.2%
Expected term	5.8 months – 11.1 months
Risk-free interest rate	0.15% - 0.17%
Stock price	$0.55

NOTE 10: STOCKHOLDERS’ EQUITY

The total number of shares of all classes of stock that the Company shall have the authority to issue is 100,001,000 shares consisting of 100,000,000 shares of common stock, $0.01 par value per share, of which 13,486,040 are issued, 13,312,314 are outstanding, and 173,726 are to be issued at March 31, 2020, and 1,000 shares of preferred stock, par value $0.01 per share of which 1,000 shares have been designated as Series A Super Voting Preferred of which 1,000 are issued and outstanding at March 31, 2020.

Common Stock

Private Placements

During the nine months ended March 31, 2020, the Company received $347,000 of net proceeds from the sale of 997,577 shares of common stock in private placements with accredited investors, incurring $11,250 in finder’s fees, which were paid by the issuance of 11,003 shares of common stock. During the nine months ended March 31, 2020, the Company issued 132,000 shares of common stock which was sold in private placements with accredited investors and presented as common stock to be issued at June 30, 2019 on the consolidated balance sheets.

During the nine months ended March 31, 2019, the Company received $110,000 of net proceeds from the issuance of 440,000 shares of common stock in private placements with accredited investors, incurring no finder’s fees.

Stock Award Payable

During the nine months ended March 31, 2020, the Company did not issue any shares of common stock to former officers, outside directors, or strategic consultants.

During the nine months ended March 31, 2019, three former officers of the Company, Mr. Biderman as an outside director, and certain strategic consultants, who provided services to the Company, received a total of 1,150,000 shares of common stock, which were valued at $0.50 or $575,000, based on the closing price of the Company’s common stock on September 24, 2018, and was included in accrued expenses at June 30, 2018.

Stock Based Compensation

During the nine months ended March 31, 2020, the Company issued 231,635 restricted shares of its common stock to Mr. Cutchens, the Company’s Chief Financial Officer, which were granted on June 1, 2019 (the “Grant Date”), pursuant to the terms of an employment agreement with the Company. The restricted shares of common stock vest 25% on the six-month, 1 year, 2 year, and 3 year anniversaries of the Grant Date. During the nine months ended March 31, 2020, the Company recorded $113,815 of stock-based compensation expense related to the vested portion of this award.

During the nine months ended March 31, 2019, the Company issued 2,620,899 shares of its common stock to Mr. Bhatnagar, the Company’s President and Chief Executive Officer, which were granted on January 11, 2019 (the “Grant Date”), pursuant to the terms of an employment agreement and related transition agreement with the Company. The shares of common stock were immediately vested and the Company recorded $1,310,449 of stock-based compensation expense during the nine months ended March 31, 2020.

F-56

mPHASE TECHNOLOGIES, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED MARCH 31, 2020 AND 2019

(UNAUDITED)

NOTE 10: STOCKHOLDERS’ EQUITY (continued)

Conversion of Service Fees

During the nine months ended March 31, 2020, the Company issued 62,000 shares of common stock to a former officer who provided services to the Company.

During the nine months ended March 31, 2019, former officers converted $671,787 accrued wages into 1,609,594 shares and $702,105 of notes payable and accrued interest into 1,404,210 shares and a director converted $186,000 of accrued fees into 372,000 shares and $126,364 of a note and accrued interest into 252,728 shares, of the Company’s common stock. Also, accounts payable to strategic vendors totaling $114,800 were converted into 260,200 shares of common stock.

Reserved Shares

At March 31, 2020, the convertible promissory notes entered into with the accredited investors require the Company to reserve 34,209,383 shares of its common stock for potential future conversions under such instruments.

At March 31, 2020, 7,202 shares of the Company’s common stock remain subject to be returned to the Company’s treasury for cancellation. Such shares were not sold as part of 8,000 shares of the Company’s common stock that was advanced during fiscal year 2014 under an Equity Line of Credit.

Common Stock Warrants

Warrant Agreement – Earned Warrants

Mr. Bhatnagar, the Company’s President and Chief Executive Officer, is entitled to receive warrants to acquire 4% of the outstanding fully diluted common stock of the Company (the “Earned Warrants”) each time the Company’s revenue increases by $1,000,000. The exercise price of the Earned Warrants is equal to $0.50 per share, and he may not receive Earned Warrants to the extent that the number of Signing Shares (as defined in the Warrant Agreement) and Earned Warrants exceed 80% of the fully diluted common stock of the Company (“Warrant Cap”).

Warrant Agreement – Accelerated Warrants

Mr. Bhatnagar, the Company’s President and Chief Executive Officer, shall immediately receive the remaining amount of warrants necessary to acquire up to 80% of the outstanding fully diluted common stock of the Company (“Accelerated Warrants”) when either of the following occur:

a)	the Company completes a stock or asset purchase of Scepter Commodities, LLC; or

b)	the Company completes a stock or asset purchase of any other entity, either of which, in the aggregate, together with prior revenue increases achieved by the Company, results in the consolidated revenues of the Company being not less than $15,000,000; or

c)	the Company grows a similar business organically within mPhase to include contracts generating revenues in excess of $15,000,000; or

d)	the Company meets the listing requirements of either the NYSE or NASDAQ

For the nine months ended March 31, 2020, since the Company’s revenue was $22,688,086, Mr. Bhatnagar earned warrants to acquire 32,405,058 shares of the Company’s common stock under the provisions of the Warrant Agreement. At March 31, 2020, as Mr. Bhatnagar has earned the maximum number of warrants available under the provisions of the Warrant Agreement to acquire 37,390,452 shares of the Company’s common stock, there remains no additional shares of the Company’s common stock that Mr. Bhatnagar can earn.

F-57

mPHASE TECHNOLOGIES, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED MARCH 31, 2020 AND 2019

(UNAUDITED)

NOTE 10: STOCKHOLDERS’ EQUITY (continued)

For the nine months ended March 31, 2020, the Company recognized $16,202,529 of stock-based compensation expense related to the earned warrants, based upon a value of $0.50 per warrant. At March 31, 2020, there remains no additional stock-based compensation expense related to the Warrant Agreement that the Company expects to recognize over the next three months.

The Company estimates the fair value of each option award on the date of grant using a black-scholes option valuation model that uses the assumptions noted in the table below. Because black-scholes option valuation models incorporate ranges of assumptions for inputs, those ranges are disclosed. Expected volatilities are based on the historical volatility of the Company’s stock. The Company uses historical data to estimate option exercise and employee termination within the valuation model; separate groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. The expected term of options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding; the range given below results from certain groups of employees exhibiting different behavior. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The following assumptions were utilized during the nine months ended March 31, 2020:

Expected volatility	21,779.77%
Weighted-average volatility	21,779.77%
Expected dividends	0%
Expected term (in years)	5.0
Risk-free rate	2.52%

The following table sets forth common stock purchase warrants outstanding at March 31, 2020:

	Warrants	Weighted Average Exercise Price	Intrinsic Value
Outstanding, June 30, 2019	4,985,394	$0.50	$-
Warrants earned	32,405,058	0.50	-
Warrants forfeited	-	-	-
Outstanding, March 31, 2020	37,390,452	$0.50	$-

Common stock issuable upon exercise of warrants	37,390,452	$0.50	$-

	Common Stock Issuable Upon Exercise of Warrants Outstanding			Common Stock Issuable Upon Warrants Exercisable
Range of Exercise Prices	Number Outstanding at March 31, 2020	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable at March 31, 2020	Weighted Average Exercise Price
$0.50	37,390,452	4.55	$0.50	37,390,452	$0.50
	37,390,452	4.55	$0.50	37,390,452	$0.50

F-58

mPHASE TECHNOLOGIES, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED MARCH 31, 2020 AND 2019

(UNAUDITED)

NOTE 10: STOCKHOLDERS’ EQUITY (continued)

Settlement and New Funding Share Reserves

The Company agreed to reserve a total of 3,000,000 shares of its common stock of which 532,040 shares of common stock were reserved for and issued concurrently for the conversion of 75% of outstanding accounts payables to officers’ and a director (discussed below), 1,967,960 shares of common stock were reserved to reduce liabilities outstanding at December 31, 2018 (“Settlement Reserve”), and 500,000 shares of common stock were reserved to fund continuing operations (“Funding Reserve”). At March 31, 2020, 315,949 shares of common stock remained available from the initial Settlement Reserve to settle prior liabilities and 185,063, shares of common stock remained available from the Funding Reserve to fund continuing operations.

	Settlement Reserve	Funding Reserve
Initial Shares of Common Stock to Establish Reserve	1,967,960	500,000
Shares issued concurrently to transition agreement for the conversion of 75% strategic vendors, outstanding December 31, 2018	(61,200)	-
Shares available upon execution of the Transition Agreement dated January 11, 2019	1,906,760	500,000
Shares issued subsequent to a “Change in Control” to accredited investors in private placements through March 31, 2020	(1,590,811)	(314,937)
Shares of Common Stock available at March 31, 2020	315,949	185,063

Prior Liabilities – Settlement Reserve

1,967,960 shares of the Company’s common stock have been reserved to settle the debts of the Company that were outstanding at December 31, 2018, in the following priority; the Judgement Settlement Agreement (formerly Fife forbearance Agreement), JMJ Financial, Inc., MH Investment Trust, Power Up Lending Ltd, as well as other liabilities satisfactory to the Chief Executive Officer of the Company and the Company (as per Section 2(a) of the Reserve Agreement concurrent with “Change in Control Agreements”, dated January 11, 2019). At March 31, 2020, 315,949 shares of common stock remain available under this reserve category.

Officer’s and Director’s – Conversion Share Reserve

532,040 shares of the Company’s common stock were reserved for the conversion of 75% of payables to officers’ and a director that were outstanding December 31, 2018, (as per Section 2(a) of the Reserve Agreement concurrent with “Change in Control Agreements”, dated January 11, 2019). All these shares were issued effective December 31, 2018 and no shares remain available under this reserve category.

Continuing Operations Share Reserve

500,000 shares of the Company’s common stock were reserved as per Section 2(c) to be sold at a price, not less than $0.25 per share in periodic Private Placements, (as per Section 2(a) of the Reserve Agreement concurrent with “Change in Control Agreements”, dated January 11, 2019). At March 31, 2020, 185,063 shares of common stock remain available under this reserve category.

Final Adjustment for Liabilities Eliminated by Settlement Reserve

On October 9, 2019, the Company and its Chief Executive Officer entered into Amendment No. 1 to the original Reserve Agreement dated January 11, 2019, to extend the date whereby the Company is able to eliminate the above-mentioned liabilities from July 11, 2019 to March 31, 2020. In the event the Company is not able to eliminate the above-mentioned liabilities, or the cost to do so requires more than the funding provided by the Warrant Cap pertaining to Warrants to be issued to Mr. Bhatnagar, the Settlement Reserve shares shall be increased by that number of shares at $0.25, which equals the amount of the remaining liabilities. Amendment No. 1 to the original Reserve Agreement expired with no further amendment.

Series A Preferred Stock

On January 11, 2019, the Company issued 1,000 shares of Series A Preferred Stock to Mr. Bhatnagar as the Company’s new President and Chief Executive Officer, to effectuate voting control of the Company pursuant to the terms of the Transition Agreement. The Series A Preferred shares were recorded at par value, are not tradeable, and have a nominal liquidation value.

F-59

mPHASE TECHNOLOGIES, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED MARCH 31, 2020 AND 2019

(UNAUDITED)

NOTE 11: RELATED PARTY TRANSACTIONS

Microphase Corporation

At March 31, 2020, the Company owed $32,545 to Microphase for previously leased office space at its Norwalk location and for certain research and development services and shared administrative personnel from time to time, all through December 31, 2015.

Former Director

During September 2018, a former outside director converted $130,733 of his note payable and accrued interest and $186,000 of accrued fees into an aggregate of 642,203 shares of common stock.

During the nine months ended March 31, 2020 and 2019, the Company recorded $0 and $1,931 of accrued interest.

Transactions With Officers

At various points during past fiscal years certain officers and former officers of the Company provided bridge loans to the Company evidenced by individual promissory notes and deferred compensation so as to provide working capital to the Company. All of these notes accrue interest at the rate of 6% per annum, and are payable on demand. During the nine months ended March 31, 2020 and 2019, the officers and former officers advanced $48,052 and $53,712 to provide working capital to the Company and $3,625 and $38,545 has been charged for interest on loans from officers and former officers.

At March 31, 2020 and June 30, 2019, these outstanding notes including accrued interest totaled $77,591 and $58,165, respectively. At March 31, 2020, these promissory notes are not convertible into shares of the Company’s common stock.

During the nine months ended March 31, 2019, three former officers of the Company, Mr. Biderman as a former outside director, and certain strategic consultants, who provided services to the Company, received a total of 1,150,000 shares of common stock, which were valued at $0.50 or $575,000, based on the closing price of the Company’s common stock on September 24, 2018, and was included in accrued expenses at June 30, 2018.

During the nine months ended March 31, 2020, the Company incurred $15,500 of expense related to legal and consulting services provided by Mr. Smiley, the Company’s former Chief Financial Officer and legal counsel. During October 2019, the entire balance of $15,500 was converted into 62,000 shares of common stock.

Office Lease

Effective May 1, 2019, the Company relocated its corporate office to 9841 Washingtonian Blvd., Suite 390, Gaithersburg, MD 20878, and incurs rent expense of $1,350 per month, which is payable to a related party. The lease term with the related party is a month-to-month arrangement.

F-60

mPHASE TECHNOLOGIES, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED MARCH 31, 2020 AND 2019

(UNAUDITED)

NOTE 12: COMMITMENTS AND CONTINGENCIES

Commitments

Office Lease

Effective May 1, 2019, the Company relocated its corporate office to 9841 Washingtonian Blvd., Suite 390, Gaithersburg, MD 20878, and incurs rent expense of $1,350 per month, which is payable to a related party. The lease term with the related party is a month-to-month arrangement.

Contracts and Commitments Executed Pursuant to the Transition Agreement

In the transaction whereby, Mr. Bhatnagar acquired control of the Company on January 11, 2019, the Company entered into material commitments including an employment agreement and a warrant agreement (see Note 10).

Contingencies

Judgment Settlement Agreement

Effective December 10, 2018, the Company entered into a “Judgment Settlement Agreement” to satisfy in full the Forbearance Agreement with Fife that was previously in effect. As a result, under the Judgment Settlement Agreement, no shares of the Company’s common stock are issuable or eligible to be converted into. Under the terms of the Judgment Settlement Agreement, the Company is required to pay $15,000 per month from January 15, 2019 through and including February 15, 2020, with a final payment of $195,000 due and payable in March of 2020. The Company made all required payments with the exception of the final payment of $195,000 which was due and payable in March of 2020. The Company and Fife are negotiating a structure whereby the Company will be able to make the final payment of $195,000, which may include additional consideration depending upon the timing of when the final payment is made. The Company expects to repay Fife the agreed upon balance due as quickly as possible based upon its available capital. The ultimate final payment amount is expected to be less than the liability balance of $762,921 presented as liabilities in arrears – judgement settlement agreement on the consolidated balance sheets (see Note 7).

Amounts Contingent upon Certain Terms of Change in Control Agreements Effective January 11, 2019

To the extent Company does not eliminate the certain liabilities by March 31, 2020, the Warrant Cap pertaining to Warrants to be issued to Mr. Bhatnagar, the Settlement Reserve shares shall be increased by that number of shares at $0.25, which equals the amount of the remaining liabilities. Amendment No. 1 to the original Reserve Agreement expired with no further amendment.

The Change in Control Agreements, effective January 11, 2019, also have certain provisions that may accelerate the warrant “earn out” formula contained in the Transition Agreement. As of March 31, 2020, all available warrants to be earned by the Chief Executive Officer have been earned.

F-61

mPHASE TECHNOLOGIES, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED MARCH 31, 2020 AND 2019

(UNAUDITED)

NOTE 13: DISCONTINUED OPERATIONS

The Company has classified the operating results and associated assets and liabilities from its Jump line of products, which ceased generating material revenue during the first quarter of fiscal year 2017, as discontinued operations in the consolidated financial statements for the nine months ended March 31, 2020 and 2019.

The assets and liabilities associated with discontinued operations included in our consolidated balance sheets were as follows:

	March 31, 2020			June 30, 2019
	Discontinued	Continuing	Total	Discontinued	Continuing	Total
Assets
Current Assets
Cash	$-	$8,054	$8,054	$-	$33,996	$33,996
Accounts receivable, net	-	6,409,386	6,409,386	-	2,526,155	2,526,155
Prepaid expenses	-	437	437	-	8,280	8,280
Other assets	-	227,486	227,486	-	-	-
Total Current Assets	-	6,645,363	6,645,363	-	2,568,971	2,568,971
Property and equipment, net	-	10,678	10,678	-	11,048	11,048
Goodwill	-	6,020	6,020	-	6,020	6,020
Intangible asset - purchased software, net	-	2,117,009	2,117,009	-	3,025,801	3,025,801
Other assets	-	12,792	12,792	-	3,058	3,058
Total Assets	$-	$8,791,862	$8,791,862	$-	$5,614,898	$5,614,898

Liabilities
Current Liabilities
Accounts payable	$82,795	$3,560,910	$3,643,705	$82,795	$366,274	$449,069
Accrued expenses	-	796,434	796,434	-	3,368,801	3,368,801
Contract liabilities	-	170,449	170,449	-	-	-
Due to related parties	-	88,907	88,907	-	65,459	65,459
Notes payable to officers	-	26,420	26,420	-	25,251	25,251
Convertible notes payable, net	-	253,712	253,712	-	2,351	2,351
Liabilities in arrears with convertible features	-	109,000	109,000	-	109,000	109,000
Liabilities in arrears - judgement settlement agreement (Note 7)	-	762,921	762,921	-	855,660	855,660
Derivative liability	-	343,193	343,193	-	133,669	133,669
Total Current Liabilities	$82,795	$6,111,946	$6,194,741	$82,795	$4,926,465	$5,009,260

F-62

mPHASE TECHNOLOGIES, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED MARCH 31, 2020 AND 2019

(UNAUDITED)

NOTE 13: DISCONTINUED OPERATIONS (continued)

For the three and nine months ended March 31, 2020, there were no revenue or expenses associated with discontinued operations included in our consolidated statements of operations. For the three and nine months ended March 31, 2019, the revenue and expenses associated with discontinued operations included in our consolidated statements of operations were as follows:

	For The Three Months Ended
	March 31, 2019
	Discontinued	Continuing	Total
Revenue	$-	$-	$-
Cost of revenue	-	-	-
Gross Profit	-	-	-
Operating Expenses:
Software development costs	-	-	-
General and administrative	-	1,422,737	1,442,737
Total Operating Expenses	-	1,422,737	1,442,737
Operating loss	-	(1,422,737)	(1,422,737)
Other Income (Expense):
Interest expense	(3,805)	(14,027)	(17,832)
Amortization of debt discount	-	(1,843)	(1,843)
Total Other Income (Expense)	(3,805)	(15,870)	(19,675)
Income (loss) before income taxes	(3,805)	(1,438,607)	(1,442,412)
Income taxes	-	-	-
Net loss	$(3,805)	$(1,438,607)	$(1,442,412)

	For The Nine Months Ended
	March 31, 2019
	Discontinued	Continuing	Total
Revenue	$-	$-	$-
Cost of revenue	-	-	-
Gross Profit	-	-	-
Operating Expenses:
Software development costs	-	-	-
General and administrative	-	1,541,960	1,541,960
Total Operating Expenses	-	1,541,960	1,541,960
Operating loss	-	(1,541,960)	(1,541,960)
Other Income (Expense):
Interest expense	(27,245)	(147,936)	(175,181)
Amortization of debt discount	-	(7,976)	(7,976)
Gain on extinguishment of debts	12,532	16,279	28,811
Total Other Income (Expense)	(14,713)	(139,633)	(154,346)
Loss before income taxes	(14,713)	(1,681,593)	(1,696,306)
Income taxes	-	-	-
Net loss	$(14,713)	$(1,681,593)	$(1,696,306)

NOTE 14: SUBSEQUENT EVENTS

Subsequent to March 31, 2020, an aggregate of $114,428 of principal, accrued interest, and fees have been converted into 815,500 shares of the Company’s common stock.

Subsequent to March 31, 2020, the Company entered into an Asset Purchase Agreement (“APA”) to acquire CloseComms Limited (“CloseComms”), a United Kingdom based company with offices in Wales (U.K.) and California (U.S.), that has developed a patented, software application platform that can be integrated into a retail customer’s existing Wi-Fi infrastructure, giving the retailer important customer data and enabling AI-enhanced, targeted promotions to drive store traffic and sales. Pursuant to the terms of the APA, the Company acquired all of the assets owned, used, or held by CloseComms in connection with the Business (as defined within the APA), other than Excluded Assets (as defined within the APA), and assuming certain specified liabilities of the Business, in exchange for 2,666,666 restricted shares of the Company’s common stock.

F-63

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by the Company in connection with the issuance and distribution of the securities being registered hereunder. All amounts are estimates except the SEC registration fee.

SEC registration fees	$46
Printing expenses	$5,000
Accounting fees and expenses	$3,000
Legal fees and expenses	$5,000
Blue sky fees	$10,000
Miscellaneous	$954
Total	$24,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our directors and officers are indemnified by our bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been directors or officers of the Company. Our certificate of incorporation provides that none of our directors or officers shall be personally liable for damages for breach of any fiduciary duty as a director or officer involving any act or omission of any such director or officer. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

Unless otherwise indicated, the foregoing securities were offered, sold and issued in reliance on the exemption from registration requirements under the Securities Act afforded by Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder or Section 3(a)(9) of the Securities Act. Purchasers were “accredited investors” and/or “sophisticated investors” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning their respective qualifications as “sophisticated investors” and/or “accredited investors.” The Company provided and made available to purchasers full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Purchasers acquired the restricted common stock for their own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

From July 1, 2017 through June 30, 2018, the Company issued an aggregate of 360,000 shares of the Company’s Common Stock under private placements.

From July 1, 2018 through June 30, 2019, the Company issued an aggregate of 5,688,733 shares of the Company’s Common Stock for the following; 640,000 shares under private placements, 1,150,000 shares for accrued services rendered, and 3,898,733 shares for the conversion of related party debts and strategic vendor payables.

On January 16, 2019, the Company issued its Chief Executive Officer 2,620,899 shares of the Company’s Common Stock pursuant to the terms of his employment agreement.

On June 25, 2019, the Company issued a convertible promissory note in the principal amount of $78,000.

From July 1, 2019 through September 30, 2019, the Company issued an aggregate of 674,654 shares of the Company’s Common Stock for the following; 380,000 shares under private placements and 294,654 shares for the conversion of related party debts and strategic vendor payables.

On July 1, 2019, the Company issued its Chief Executive Officer warrants to purchase up to 4,985,394 shares of the Company’s Common Stock pursuant to the terms of his employment agreement.

On July 30, 2019, the Company issued a convertible promissory note in the principal amount of $53,000.

On September 5, 2019, the Company issued a convertible promissory note in the principal amount of $53,000.

On September 24, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $124,200 (including an aggregate of $9,200 in original issuance discounts).

From October 1, 2019 through December 31, 2019, the Company issued an aggregate of 72,000 shares of the Company’s Common Stock for the following; 10,000 shares under private placements and 62,000 shares for the conversion of related party debts and strategic vendor payables.

On October 1, 2019, the Company issued its Chief Executive Officer warrants to purchase up to 19,941,574 shares of the Company’s Common Stock pursuant to the terms of his employment agreement.

On December 1, 2019, 57,909 shares of Common Stock, vested and were issued to our Chief Financial Officer, which shares were subject to a vesting schedule, for services rendered.

On December 2, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $413,000 (including an aggregate of $14,250 in original issuance discounts).

On December 17, 2019, the Company issued a convertible promissory note in the principal amount of $81,000 (including a $6,000 original issuance discount).

From January 1, 2020 through March 31, 2020, the Company issued an aggregate of 818,673 shares of the Company’s Common Stock for the following; 739,577 shares under private placements, 11,003 shares for services related to private placements, and 68,093 shares for the conversion of outstanding convertible notes.

On January 1, 2020, the Company issued its Chief Executive Officer warrants to purchase up to 12,463,484 shares of the Company’s Common Stock pursuant to the terms of his employment agreement.

On January 9, 2020, the Company issued a convertible promissory note in the principal amount of $110,000 (including a $5,000 original issuance discount).

On January 21, 2020, the Company issued a convertible promissory note in the principal amount of $68,000.

On February 24, 2020, the Company issued a convertible promissory note in the principal amount of $53,000.

On March 3, 2020, the Company issued a convertible promissory note in the principal amount of $63,000.

From April 1, 2020 through June 30, 2020, the Company issued an aggregate of 5,804,269 shares of the Company’s Common Stock for the conversion of outstanding convertible notes.

On May 11, 2020, the Company entered into an Asset Purchase Agreement (“APA”) to acquire CloseComms Limited. Pursuant to the terms of the APA, the purchase price was 2,666,666 restricted shares of the Company’s Common Stock.

On June 1, 2020, 57,909 shares of Common Stock, vested and were issued to our Chief Financial Officer, which shares were subject to a vesting schedule, for services rendered.

On June 2, 2020, the Company issued a convertible promissory note in the principal amount of $78,000.

On June 12, 2020, the Company issued a convertible promissory note in the principal amount of $103,000.

From July 1, 2020 through August 13, 2020, the Company issued an aggregate of 16,531,766 shares of the Company’s Common Stock for the following; 200,000 shares for vendor services, and 16,331,766 shares for the conversion of outstanding convertible notes.

On July 15, 2020, the Company entered into an exchange agreement with its Chief Executive Officer whereby earned and issued warrants to purchase 37,390,452 shares of the Company’s Common Stock were forfeited and exchanged for 37,390,452 shares of the Company’s Common Stock.

On July 24, 2020, the Company issued a convertible promissory note in the principal amount of $105,000 (including a $5,000 original issuance discount).

On July 31, 2020, the Company issued a convertible promissory note in the principal amount of $68,000.

EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES

(a) Exhibits

The exhibit index attached hereto is incorporated herein by reference.

(b) Financial Statement Schedule

All schedules have been omitted because the information required to be set forth in the schedules is either not applicable or is shown in the financial statements or notes thereto.

UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(1)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on August 14, 2020.

mPHASE TECHNOLOGIES, INC.

/s/ Anshu Bhatnagar
Anshu Bhatnagar
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Anshu Bhatnagar	Chief Executive Officer and Chairman of the Board	August 14, 2020
Anshu Bhatnagar	(Principal Executive Officer)

/s/ Christopher Cutchens	Chief Financial Officer	August 14, 2020
Christopher Cutchens	(Principal Financial and Accounting Officer)

Exhibit Number	Description
2.1	Exchange of Stock Agreement and Plan of Reorganization (incorporated by reference to Exhibit 2(a) to our registration statement on Form 10SB-12G filed on October 16, 1998 (Commission File no. 000-24969)).
2.2	Exchange of Stock Agreement and Plan of Reorganization dated June 25, 1998 (incorporated by reference to Exhibit 2(b) to our registration statement on Form 10SB-12G filed on May 6, 1999 (Commission File no. 000-24969)).
3.1	Certificate of Incorporation of the Company. (Exhibit 3.1 to Form S-1 filed July 19, 2019 Registration No. 333-23273).
3.2	Amendment to Certificate of Incorporation of the Company creating a new class of Series A Super voting - Preferred Stock of the Company and increase of authorized shares of common stock to 125 billion shares (Exhibit 10.1 to Form 8-K filed January 4, 2019, (Commission File No. 00024969)).
3.3	By Laws of the Company (Exhibit 3.3 to Form S-1 filed July 19, 2019 Registration No. 333-23273).
3.4	Amendment to Certificate of Incorporation of the Company increasing the authorized shares of common stock to 100 million shares from 25 million shares (Form 8-K filed September 9, 2019, (Commission File No. 00030202)).
3.5	Amendment to Certificate of Incorporation of the Company increasing the authorized shares of common stock to 250 million shares from 100 million shares (Form 8-K filed July 17, 2020, (Commission File No. 00030202)).
3.6	Amendment to Certificate of Incorporation of the Company increasing the authorized shares of common stock to 500 million shares from 250 million shares (Form 8-K filed August 6, 2020, (Commission File No. 00030202)).
4.1	Definitive Schedule 14C Information Statement for a 5000/1 Reverse Split of the Company’s Common stock (filed April 22, 2019).
5.1*	Opinion of Mailander Law Office, Inc., as to the legality of securities being registered
10.1	Development Agreement effective February 3, 2004 between Lucent Technologies, Inc. and mPhase Technologies for development of micro fuel cell Nano Technology (Exhibit 10.18 to Amendment No. 6 to Form 10-K filed August 13, 2010, (Commission File No. 000-30202)).
10.2	Amendment No.2 to Development Agreement executed as of March 9, 2005 amending Development Agreement effective as of February 3, 2004, as amended relating to Micro Power Source Cells between mPhase Technologies, Inc. and Lucent Technologies, Inc. (Exhibit 10.22 to Amendment No. 6 to Form 10-K filed August 13, 2010, (Commission File No. 000-30202)).
10.3	Amendment No. 3 dated May 19, 2006 to Development Agreement between Lucent Technologies, Inc. and mPhase Technologies, Inc. effective February 3, 2004 for development of micro fuel cell nanotechnology (Exhibit 10.33 to Amendment No. 1 to Form 10-K filed August 13, 2010, (Commission File No. 000-30202)).
10.4	Amendment No. 4 dated February 3, 2007 to Development Agreement effective February 3, 2004 for development of Micro Fuel Cell Nanotechnology (Exhibit 10.34 to Amendment No. 6 to Form 10-K filed August 13, 2010, (Commission File No. 000-30202)).
10.5	Phase I U.S. Army Grant dated July 7, 2007 (Exhibit 10.46 to Form 10-K filed October 7, 2009, (Commission File No. 000-24969)).
10.6	Documentation including $350,000 Note and $1,000,000 Secured Note for financing between the Company and JMJ Financial dated March 25, 2008 (Exhibit 10.49 to Form 10-K filed October 7, 2009, (Commission File No. 000-24969)).
10.7	Phase II U.S. Army grant dated August 29, 2008 (Exhibit 10.52 to Form 10-K filed October 6, 2009, (Commission File No. 000-24969)).
10.8	Forbearance Agreement dated as of September 13, 2011 between mPhase Technologies, Inc. and John Fife (Exhibit 99.1 to Form 8-K filed September 16, 2011, Commission file No. 000-24969).
10.9	Securities Purchase Agreement, dated as of September 13, 2011 between mPhase Technologies, Inc and John Fife (Exhibit 99.2 to Form 8-K filed September 16, 2011, (Commission file No. 000-24969)).
10.10	Officer’s Certificate delivered pursuant to Securities Purchase Agreement, dated as of September 13, 2011 between mPhase Technologies, Inc. and John Fife (Exhibit 99.3 to Form 8-K filed September 16, 2011, (Commission file No. 000- 24969)).
10.11	Confession of Judgment 1 delivered pursuant to Securities Purchase Agreement, dated as of September 13, 2011 between mPhase Technologies, Inc. and John Fife (Exhibit 99.4 to Form 8-K filed September 16, 2011, (Commission file No. 000- 24969)).
10.12	Confession of Judgment 2 delivered pursuant to Securities Purchase Agreement, dated as of September 13, 2011 between mPhase Technologies, Inc. and John Fife (Exhibit 99.5 to Form 8-K filed September 16, 2011, (Commission file No. 000- 24969)).
10.13	Registration Rights Agreement dated as of September 13, 2011 between mPhase Technologies, Inc. and John Fife (Exhibit 99.6 to Form 8-K filed September 16, 2011, (Commission file No. 000-24969)).
10.14	Convertible Note dated September 13, 2011issued by mPhase Technologies, Inc. to John Fife (Exhibit 99.7 to Form 8-K filed September 16, 2011, (Commission file No. 000-24969)).
10.15	Stand Still and Restructuring Agreement entered into as of May 31,2012 with John Fife (Exhibit 99.1 to Form 8-K filed June 5, 2012 (Commission file No. 000-24969)).
10.16	Stand Still and Restructuring Agreement entered into as of June 1,2012 with JMJ Financial (Exhibit 99.2 to Form 8-K filed June 5, 2012 (Commission file No. 000-24969)).
10.17	Forbearance Agreement and Amendment thereto dated February 15, 2015 as amended on August 11, 2015 with John Fife (Exhibits 99.1 and 99.2 to form 8-K filed August 12, 2015, (Commission File No. 000-24969)).
10.18	Second Modification to Forbearance Agreement with John Fife (Exhibit 99.1 to Form 8-K filed January 29, 2016, Commission File No. 000-30202)).

10.19	Third Modification to Forbearance Agreement with John Fife (Exhibit 99.1 to Form 8-K filed May 23rd, 2016, (Commission File No. 000-24969)).
10.20	Amendment to Judgment Settlement Agreement with John Fife (Exhibit 10.1 to Form 8-K filed February 23, 2018, (Commission File No. 000-24969)).
10.21	Debt/Equity Conversion Agreements of Related Parties, dated as of January 1, 2018 (Exhibit 10.97 to Form 10-K filed October 15, 2018, (Commission File No. 000-30202)).
10.22	Employment Agreement dated as of January 11, 2019 between Mr. Anshu Bhatnagar and mPhase Technologies, Inc. (Exhibit 10.1 to Form 8-K filed January 14, 2019, (Commission File No. 000-30202)).
10.23	Transition Agreement dated as of January 11, 2019 (Exhibit 10.2 to Form 8-K filed January 14, 2019, (Commission File No. 000-30202)).
10.24	Warrant granted to Mr. Anshu Bhatnagar (Exhibit 10.3 to Form 8-K filed January 14, 2019, (Commission File No. 000-30202)).
10.25	Series A Super Voting Preferred Stock (Exhibit 10.4 to Form 8-K filed January 14, 2019, (Commission File No. 000-30202)).
10.26	Reserve Agreement (Exhibit 10.5 to Form 8-K filed January 14, 2019, (Commission File No. 000-30202)).
10.27	Debt Conversion Agreement (Exhibit 10.6 to Form 8-K filed January 14, 2019, (Commission File No. 000-30202)).
10.28	Officers and Directors Resignation Letters (Exhibit 10.7 to Form 8-K filed January 14, 2019, (Commission File No. 000-30202)).
10.29	Amendment to Judgment Settlement Agreement with John Fife (Exhibit 10.1 to Form 8-K filed February 11, 2019, (Commission File No. 000-24969)).
10.30	Stock Purchase Agreement with AI Robotics (Exhibit 1 to Form 8-K filed April 25, 2019, (Commission File No. 000-30202)).
10.31	Employment Agreement effective June 1, 2019 between Christopher Cutchens and the Company (Exhibit 10.1 to Form 8-K filed June 6, 2019, (Commission File No. 000-30202).
10.32	Securities Purchase Agreement and Convertible Promissory Note each dated as of June 19, 2019 between the Company and Power Up Lending Group LTD (Form 8-K Exhibits 10.1 and 10.2, filed July 1, 2019, (Commission File No. 000-30202)).
10.33	Securities Purchase Agreement and Convertible Promissory Note each dated as of July 30, 2019 between the Company and Power Up Lending Group LTD (Form 8-K Exhibits 10.1 and 10.2, filed August 1, 2019, (Commission File Number 000-30202)).
10.34	Product License and Content Agreement (“Agreement”) between the Company and iLearningEngines, Inc., a Delaware corporation (“ILE”). (Exhibit 1 to Amendment No. 1 to Form 8-K, filed August 12, 2019, (Commission File No. 000-30202)).
10.35	Securities Purchase Agreement and Convertible Promissory Note each dated as of September 5, 2019 between the Company and Power Up Lending Group LTD (Form 8-K Exhibits 10.1 and 10.2, filed September 12, 2019, (Commission file No. 000-30202)).
10.36	Securities Purchase Agreement and Convertible Promissory Notes each dated as of September 24, 2019 between the Company and Accredited Investors (Form 8-K Exhibits 10.1 and 10.2, filed October 3, 2019, (Commission file No. 000-30202)).
10.37	Amendment to Reserve Agreement dated October 9, 2019 (Form 10-K Exhibit 10.37, filed October 15, 2019, (Commission file No. 000-30202)).
10.38	Securities Purchase Agreement and Convertible Promissory Note each dated as of December 2, 2019 between the Company and an Accredited Investor (Form 8-K Exhibits 10.1 and 10.2, filed December 6, 2019, (Commission file No. 000-30202)).
10.39	Securities Purchase Agreements and Convertible Promissory Notes each dated as of December 2, 2019 between the Company and Accredited Investors (Form 8-K Exhibits 10.1, 10.2, 103, and 10.4, filed December 9, 2019, (Commission file No. 000-30202)).
10.40	Securities Purchase Agreement and Convertible Promissory Note each dated as of December 17, 2019 between the Company and an Accredited Investor (Form 8-K Exhibits 10.1 and 10.2, filed December 23, 2019, (Commission file No. 000-30202)).

10.41	Securities Purchase Agreement and Convertible Promissory Note each dated as of January 9, 2020 between the Company and an Accredited Investor (Form 8-K Exhibits 10.1 and 10.2, filed January 17, 2020, (Commission file No. 000-30202)).
10.42	Securities Purchase Agreement and Convertible Promissory Note each dated as of January 21, 2020 between the Company and an Accredited Investor (Form 8-K Exhibits 10.1 and 10.2, filed January 28, 2020, (Commission file No. 000-30202)).
10.43	Securities Purchase Agreement and Convertible Promissory Note each dated as of February 24, 2020 between the Company and an Accredited Investor (Form 8-K Exhibits 10.1 and 10.2, filed February 28, 2020, (Commission file No. 000-30202)).
10.44	Securities Purchase Agreement and Convertible Promissory Note each dated as of March 3, 2020 between the Company and an Accredited Investor (Form 8-K Exhibits 10.1 and 10.2, filed March 9, 2020, (Commission file No. 000-30202)).
10.45	Asset Purchase Agreement dated as of May 11, 2020 between the Company and CloseComms Limited (Form 8-K Exhibit 10.1, filed May 15, 2020, (Commission file No. 000-30202)).
10.46	Securities Purchase Agreement and Convertible Promissory Note each dated as of June 2, 2020 between the Company and an Accredited Investor (Form 8-K Exhibits 10.1 and 10.2, filed June 8, 2020, (Commission file No. 000-30202)).
10.47	Convertible Promissory Note dated as of June 12, 2020 between the Company and an Accredited Investor (Form 8-K Exhibit 10.1, filed June 22, 2020, (Commission file No. 000-30202)).
10.48	Common Stock Purchase Agreement and Registration Rights Agreement, by and among mPhase Technologies, Inc. and White Lion Capital, LLC, dated July 13, 2020 (Form 8-K Exhibits 10.1 and 10.2, filed July 17, 2020, (Commission file No. 000-30202)).
10.49	Exchange Agreement dated as of July 15, 2020 between Mr. Anshu Bhatnagar and mPhase Technologies, Inc. (Form 8-K Exhibit 10.3, filed July 17, 2020, (Commission file No. 000-30202)).
10.50	Securities Purchase Agreement and Convertible Promissory Note each dated as of July 24, 2020 between the Company and an Accredited Investor (Form 8-K Exhibits 10.1 and 10.2, filed July 30, 2020, (Commission file No. 000-30202)).
10.51	Securities Purchase Agreement and Convertible Promissory Note each dated as of July 31, 2020 between the Company and an Accredited Investor (Form 8-K Exhibits 10.1 and 10.2, filed August 6, 2020, (Commission file No. 000-30202)).
20.1	Financial Statements of Alpha Predictions (Exhibits 99.1 and 99.2 to Form 8-K/A Amendment No. 1 filed September 13, 2019, (Commission File No. 000-30202)).
21.1*	List of subsidiaries
23.1*	Consent of Assurance Dimensions
23.2*	Consent of Mailander Law Office, Inc. (included as part of Exhibit 5.1)
99.1	Minutes of Board of Directors meeting electing Anshu Bhatnagar to the Board of Directors of the Company (Exhibit 99,1 to Form S-1 filed July 19, 2019 (Commission Registration No. 333-23273)).
99.2	Announcement of James Largotta declining to serve on Board of Directors of the Company (Form 8-K filed February 19, 2019, (Commission File No. 000-30202)).
99.3	Minutes of Board of Directors Meeting electing Martin Smiley as Interim CFO of the Company (Exhibit 10.1 to Form 8-K filed February 1, 2019, (Commission File No. 000-30202)).
99.4	Resignation of Ronald Durando as a member of the Board of Directors of the Company (Form 8-K filed March 20, 2019, (Commission File No. 000-30202)).
99.5	Resignation Letter of Martin Smiley as Interim CFO of the Company (Exhibit 10.2 to Form 8-K filed June 6, 2019, (Commission File No. 000-30202)).
99.6	Minutes of Board of Directors Meeting electing Christopher Cutchens as Chief Financial Officer of the Company (Exhibit 10.3 to Form 8-K filed June 6, 2019. (Commission File No. 000-30202)).

* Filed herewith.

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